    As filed with the Securities and Exchange Commission on October 15, 1996
                                            Registration Statement No. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Banc One ABS Corporation
                   (Depositor of the Trusts described herein)
       (Exact names of registrants as specified in governing instruments)
                                      Ohio
        (States or other jurisdictions of incorporation or organization)
                                 None Available
                     (I.R.S. Employer Identification Number)
                              100 East Broad Street
                            Columbus, Ohio 43271-0158
                                 (614) 248-5700
                    (Address of principal executive offices)
                            Steven Alan Bennett, Esq.
                              BANC ONE CORPORATION
                              100 East Broad Street
                            Columbus, Ohio 43271-0158
                                 (614) 248-5700
                     (Name and address of agent for service)

                                   Copies to:

Joshua E. Raff, Esq.       Kenneth L. Wagner, Esq.     Robert C. Wipperman, Esq
Orrick, Herrington         BANC ONE CORPORATION        Stroock & Stroock & Lavan
& Sutcliffe LLP            100 East Broad Street       Seven Hanover Square
666 Fifth Avenue           Columbus, Ohio 43271-0158   New York, New York 10004
New York, New York 10103

     Approximate date of commencement of proposed sale to public: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. |X|


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________

     If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                               Proposed maximum
Title to securities being    Amount being   offering per price per        Propose maximum            Amount of
registered                    registered           unit (1)          aggregate offering price    registration fee
-------------------------     ----------           --------          ------------------------    ----------------
Banc One Home Equity Loan
Asset Backed Securities       $1,000,000             100%                   $1,000,000                $303.03

(1) Estimated solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as maybe necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 2(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION DATED OCTOBER 15, 1996

PROSPECTUS SUPPLEMENT                                       VERSION 1 -- INSURED
to Prospectus dated_______________

                                    $________
                      Banc One Home Equity Loan Trust 199__
        Banc One Home Equity Loan Asset Backed Certificates, Series 199__
             $________ Class A Certificates, ____% Pass-Through Rate

                            Banc One ABS Corporation
                                    Depositor
                          Bank One, Indianapolis, N.A.
                                    Servicer

The Banc One Home Equity Loan Asset Backed Certificates, Series 199__ (the "Certificates"), will consist of [two] classes of Certificates designated as the Class A Certificates and Class R Certificates. Only the Class A Certificates (the "Class A Certificates") are offered hereby. The Certificates represent fractional undivided interests in a trust fund to be designated as Banc One Home Equity Loan Trust 199__ (the "Trust" or the "Trust Fund"), consisting primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans (each, a "Mortgage Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second or more junior lien on one- to four-family dwellings (each, a "Mortgaged Property") to be deposited into the Trust Fund by the Depositor and originated by [Originator] (each, an "Originator") for the benefit of the holders of the Certificates (the "Certificateholders"), (ii) all monies received on the Mortgage Loans on and
after the Cut-off Date (as defined                 (continues on following page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should consider, among other things, the information set forth in "Risk Factors" commencing on page S-[ ] herein and commencing on page [ ] in the Prospectus.

     _____________ (the "Underwriters") have agreed to purchase from the Depositors the Class A Certificates at ____% of the principal amount thereof ($________ aggregate proceeds to the Depositors, before deducting expenses payable by the Depositors estimated at $________ ), plus accrued interest in each case from ____________, ____________, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting".

     The Underwriters propose to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at prices to be determined at the time of such sale. For further information with respect to the plan of distribution, and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting".

     The Class A Certificates are offered by the Underwriters, when, as and if issued and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Class A Certificates will be delivered in book-entry form, on or about __________, ________, through the facilities of The Depository Trust Company ("DTC").

[After the initial distribution of the Class A Certificates by the Underwriters, this Prospectus Supplement and the Prospectus may be used by Banc One Capital Corporation in connection with offers and sales relating to market-making transactions in the Class A Certificates. Banc One Capital Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement and Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference" in the Prospectus.]

____________, 199__

(continuation of cover page)

herein) (other than amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), (iii) the Certificate Insurance Policy described herein, and (iv) certain other property. The Mortgage Loans will be serviced by Bank One, Indianapolis, N.A. (in its capacity as servicer, the "Servicer"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Servicer, the Depositor and ___________________, as trustee (the "Trustee"). Distributions on the Certificates will be made, to the extent of funds available therefor, on the ____ day of each month, or, if such day is not a business day, then on the next business day, commencing on _____________, 199 (each, a "Payment Date").

On or before the issuance of the Certificates, the Servicer will obtain from ________ (the "Insurer") a certificate guaranty surety bond in favor of the Trustee relating to the Class A Certificates (the "Certificate Insurance Policy"). The Certificate Insurance Policy will provide for 100% coverage of the Class A Remittance Amount (each as defined herein) due on the Class A Certificates on each Payment Date.

                                [LOGO OF INSURER]

There is currently no secondary market for the Class A Certificates. The

Underwriters intend to make a secondary market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if one does develop, that it will continue. None of the Class A Certificates will be listed on any securities exchange.

It is a condition to the issuance of the Class A Certificates that they be rated ["_____" by Moody's Investors Service, Inc. and "_____" by Standard & Poor's Corporation and Fitch Investors Service, Inc.]

[The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of owners of the Class A Certificates will be represented by book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Class A Certificates" herein.]

As described herein [an election], [two separate elections] will be made to treat the interests in the Trust Fund as "real estate mortgage investment conduit[s]" ([each,] a "REMIC") for federal income tax purposes. The Class A Certificates will constitute "regular interests" in a REMIC. For a description of certain tax consequences of owning the Class A Certificates, including, without limitation, original issue discount, see "Federal Income Tax Consequences" herein.

     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SERVICER, THE DEPOSITOR, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES. NONE OF THE CLASS A CERTIFICATES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SERVICER, THE DEPOSITOR, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES.

     This Prospectus Supplement does not contain complete information about the offering of the Class A Certificates. Additional information is contained in the Prospectus dated ___________, 199__ of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. Purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

     The following Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Prospectus.

Issuer.............................     Banc One Home Equity Loan Trust 199__.

Securities Offered.................     $________ aggregate principal amount of
                                        ____% Banc One Home Equity Loan Asset
                                        Backed Certificates, Series 199__, Class
                                        A (the "Class A Certificates").

Depositor..........................     Banc One ABS Corporation, a corporation
                                        organized under the laws of the State of Ohio, and a subsidiary of BANC ONE
                                        CORPORATION ("BANC ONE").

Originators........................     [Originators] (each an "Originator").
                                        See "The Depositor, the Servicer and the
                                        Originators" in the Prospectus and
                                        "Origination, Foreclosure and
                                        Delinquency Experience" herein.

Servicer...........................     Bank One, Indianapolis, N.A., a national
                                        banking association and an indirect
                                        subsidiary of BANC ONE (the "Servicer").
                                        See "The Depositors, the Servicer and
                                        the Originators" in the Prospectus.

Trustee............................     ______________, a ___________________
                                        organized under the laws of
                                        ______________ and having its principal
                                        place of business in the State of
                                        ____________ (the "Trustee"). See "The
                                        Trustee" herein.

Cut-off Date.......................     ___________, 199__ (the "Cut-off Date").

Closing Date.......................     The date on which the Certificates are
                                        initially issued (the "Closing Date").

Payment Date.......................     The ____ calendar day of each month or,
                                        if such day is not a business day, the
                                        first business day following such _____
                                        calendar day, commencing on ___________,
                                        199__ (each, a "Payment Date").

Determination Date.................     The _____ business day of the month in
                                        which the related Payment Date occurs
                                        (each, a "Determination Date").

Record Date........................     The calendar day immediately preceding
                                        each Payment Date (or, if Definitive
                                        Certificates are issued, the ___
                                        calendar day of the month in which each
                                        such Payment Date occurs) (each, a
                                        "Record Date").

Description of the Certificates;
  The Mortgage Pool................     The Banc One Home Equity Loan Asset
                                        Backed Certificates, Series 199__ (the
                                        "Certificates"), represent interests in
                                        a trust fund to be designated as Banc
                                        One Home Equity Loan Trust 199__ (the
                                        "Trust" or the "Trust Fund"), consisting primarily of (i) a pool (the "Mortgage
                                        Pool") of [fixed-rate] mortgage loans
                                        originated by the Originators and
                                        evidenced by promissory notes or other
                                        evidence of indebtedness (the "Mortgage
                                        Loans") secured by mortgages, deeds of
                                        trust or other instruments (each, a
                                        "Mortgage") creating a first or second
                                        lien on one- to four-family dwellings,
                                        units in condominium developments, units in planned unit developments, units in cooperatives or manufactured housing units (each, a "Mortgaged Property"), with an aggregate principal balance of $________ as of the Cut-off Date, after giving effect to payments received prior to the Cut-off Date (the "Original Pool
                                        Principal Balance"), (ii) all monies
                                        received with respect to the Mortgage
                                        Loans on and after the Cut-off Date
                                        (other than amounts received on and
                                        after the Cut-off Date in respect of
                                        interest accrued on the Mortgage Loans
                                        prior to the Cut-off Date), (iii) an
                                        irrevocable certificate guaranty surety
                                        bond (the "Certificate Insurance
                                        Policy") to be issued on or before the
                                        Closing Date by (the "Insurer") in favor of the Trustee for the benefit of the Class A Certificateholders, (iv) certain rights of the Depositor under the Transfer Agreement and (v) certain other property. The Certificates will be issued pursuant to a Pooling and

                                        Servicing Agreement to be dated as of
                                        the Cut-off Date among the Servicer, the Depositor and the

                                        Trustee (the "Pooling and Servicing
                                        Agreement"). See "Description of the
                                        Certificates -- General" herein.

                                        The Certificates will consist of [two]
                                        classes of Certificates (each, a
                                        "Class"), designated as the Class A
                                        Certificates and the Class R
                                        Certificates (the "Class R
                                        Certificates"). Distributions on the
                                        Class R Certificates will be subordinate to distributions on the Class A Certificates, to the extent described herein. Only the Class A Certificates are offered hereby. See "Description of the Certificates -- General" herein.

                                        Unless otherwise specified herein,
                                        references herein to percentages of
                                        Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date.

                                        As of the Cut-off Date, the Mortgage
                                        Pool will consist of _____ Mortgage
                                        Loans (of which approximately ____% are
                                        secured by first Mortgages and
                                        approximately ____% are secured by
                                        second Mortgages) having an aggregate
                                        outstanding principal balance of
                                        $________, a weighted average Mortgage
                                        Interest Rate (as defined below) of
                                        approximately ____%, minimum and maximum outstanding principal balances of approximately $________ and $________, respectively, minimum and maximum
                                        Mortgage Interest Rates of ____% and
                                        ____%, respectively, a weighted average
                                        original term to maturity of
                                        approximately ___ months, a weighted
                                        average remaining term to maturity of
                                        approximately ___ months, minimum and

                                        maximum remaining terms to maturity of
                                        ___ months and ___ months, respectively, and origination dates between ________ and ________. See "Description of the Mortgage Pool -- General" herein.

The Class A Certificates...........     The Class A Certificates will have an
                                        aggregate principal balance of $________
                                        (the "Original Class

                                        A Principal Balance") as of the date of
                                        issuance, and will accrue interest at
                                        the rate of ____% per annum (the "Class
                                        A Pass-Through Rate"). The Class A
                                        Certificates represent an undivided
                                        ownership interest in the Mortgage Pool
                                        that is senior to the ownership interest represented by the Class R Certificates to the extent described herein.

Denominations......................     The Class A Certificates will be issued
                                        in minimum denominations of $________
                                        and integral multiples thereof
                                        [; provided, however, that one Class A
                                        Certificate is issuable in a
                                        denomination equal to an amount such
                                        that the aggregate denomination of all
                                        Class A Certificates is equal to the
                                        Original Class A Principal Balance].
                                        Each Class A Certificate will represent
                                        a percentage interest (a "Percentage
                                        Interest") in the respective Class
                                        determined by dividing the original
                                        dollar amount represented by such
                                        Certificate by the Original Class A
                                        Principal Balance.

[Registration of the Class A
  Certificates.....................     [The] [Each Class of] Class A
                                        Certificates will initially be
                                        represented by one or more certificates
                                        registered in the name of Cede & Co.
                                        ("Cede"), the nominee of The Depository
                                        Trust Company ("DTC"), and will be
                                        available only in the form of
                                        book-entries on the records of DTC,
                                        participating members thereof
                                        ("Participants") and other entities,
                                        such as banks, brokers, dealers and

                                        trust companies, that clear through or
                                        maintain custodial relationships with a
                                        Participant, either directly or
                                        indirectly ("Indirect Participants").
                                        Certificates representing the Class A
                                        Certificates will be issued in
                                        definitive form only under the limited
                                        circumstances described herein. All
                                        references herein to "holders" or
                                        "Certificateholders" shall reflect the
                                        rights of owners of the Class A
                                        Certificates (the "Certificate Owners")
                                        as they may indirectly exercise such
                                        rights through DTC and Participants,
                                        except as otherwise specified herein.
                                        See "Risk Factors" and "Description of
                                        the Securities -- Registration of the
                                        Book-Entry Securities" in the
                                        Prospectus.]

Distributions on the Class A
  Certificates
     A. General....................     As more fully described herein,
                                        distributions will be made on the Class
                                        A Certificates on each Payment Date to
                                        the extent available, if and to the
                                        extent such Certificates are then
                                        entitled to such distributions, first,
                                        to pay interest on the Class A
                                        Certificates and then to reduce the
                                        principal amount of Class A
                                        Certificates. As described herein, after payment of such amounts to the Class A
                                        Certificateholders, certain amounts may
                                        be distributed on the Class R
                                        Certificates. Any distributions on the
                                        Class A Certificates will be made on
                                        each Payment Date to Certificateholders
                                        of record on the related Record Date in
                                        an amount equal to the product of such
                                        Certificateholder's Percentage Interest
                                        and the amount available for
                                        distribution on such Payment Date to the Certificateholders of the related Class in accordance with the priorities described in "Description of the
                                        Certificates -- Distributions" herein.

                                        On any Payment Date, the amount

                                        available for distribution to
                                        Certificateholders generally will be the excess of (a) the sum of (i) the Available Payment Amount (as defined below) and (ii) any amount (the "Spread Account Draw") deposited in the [Collection] Account from the Spread Account and any Insured Payments (defined below), less (b) the sum of (i) the amount of the monthly premium payable to the Insurer during the related Due Period and (ii) the amount of fees payable to the provider of any Letter of Credit (defined below) during the related Due Period. The term "Available Payment Amount" generally means with respect to any Payment Date, the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due Period, net of the related Servicing Fee (defined below) paid to the Servicer during the related Due Period and reimbursements for accrued unpaid Servicing Fees and certain expenses paid by the Servicer, plus (b) the amount of any Advances made by the Servicer, less (c) the amount of any Excess Spread.

    B. Interest Distributions......     Interest on the Class A Certificates
                                        will accrue from the ____ calendar day
                                        of each month (whether or not such day
                                        is a Business Day) to, but excluding,
                                        the __th calendar day of the next
                                        succeeding month (whether or not such
                                        day is a Business Day) (each, an
                                        "Accrual Period"). Interest shall accrue on each Class A Certificate at the Class
                                        A Pass-Through Rate and shall be
                                        distributed, to the extent available, on each Payment Date. Interest with respect to the Class A Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. With respect to each Payment Date, interest accrued during the related Accrual
                                        Period at the Class A Pass-Through Rate

                                        on the Class A Principal Balance (as
                                        defined below) outstanding on the
                                        immediately preceding Payment Date
                                        (after giving effect to all payments of
                                        principal made on such Payment Date) or, in the case of the initial Accrual Period, ___________, is referred to herein as the "Class A Interest Remittance Amount". See "Description of the Certificates -- Distributions" herein and in the Prospectus.

    C. Principal Distributions.....     Holders of the Class A Certificates will
                                        be entitled to receive on each Payment
                                        Date, to the extent available (but not
                                        more than the Class A Principal Balance
                                        then outstanding), a distribution
                                        allocable to principal which will
                                        generally equal the sum of (a)(i) the
                                        principal portion of all scheduled
                                        payments ("Monthly Payments") received
                                        on the Mortgage Loans during the
                                        calendar month preceding the calendar
                                        month in which such Payment Date occurs
                                        (the "Due Period"), (ii) any principal
                                        prepayments of any such Mortgage Loans
                                        in full ("Principal Prepayments")
                                        received during the related Due Period
                                        and partial prepayments of principal on
                                        any such Mortgage Loan that were
                                        received during the related Due Period
                                        payment that are not Principal
                                        Prepayments (each, a "Curtailment"),
                                        (iii) the principal portion of (A) the
                                        proceeds of any insurance policy
                                        relating to a Mortgage Loan, a Mortgaged
                                        Property (as defined below) or a REO
                                        Property (as defined below), net of
                                        proceeds to be applied to the repair of
                                        the Mortgaged Property or released to
                                        the Mortgagor (as defined herein) and
                                        net of expenses reimbursable therefrom
                                        ("Insurance Proceeds"), (B) proceeds
                                        received in connection with the
                                        liquidation of any defaulted Mortgage
                                        Loans, whether by trustee's sale,
                                        foreclosure sale or otherwise
                                        ("Liquidation Proceeds"), net of fees

                                        and advances reimbursable therefrom
                                        ("Net Liquidation Proceeds") and (C)
                                        proceeds received in connection with a
                                        taking of a related Mortgaged Property
                                        by condemnation or the exercise of
                                        eminent domain or in connection with a
                                        release of part of any such Mortgaged
                                        Property from the related lien
                                        ("Released Mortgaged Property
                                        Proceeds"), (iv) the principal portion
                                        of all amounts paid by the Depositor
                                        (which are limited to amounts paid by an Originator pursuant to the obligation to purchase or substitute Mortgage Loans contained in the Transfer Agreement) in connection with the repurchase of, or the substitution of a substantially similar mortgage loan for, a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Pooling and Servicing Agreement, and
                                        (v) the principal balance of each
                                        defaulted Mortgage Loan or REO Property
                                        (as defined below) as to which the
                                        Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan") to the extent not included in the amounts described in clauses (i) through
                                        (iv) above (the sum of (i), (ii), (iii),
                                        (iv) and (v) above, the "Basic Principal
                                        Amount"), and (b) the sum of (i) the
                                        amount, if any, by which (A) the amount
                                        required to be distributed to Class A
                                        Certificateholders as of the preceding
                                        Payment Date exceeded (B) the amount of
                                        the actual distribution to Class A
                                        Certificateholders on such preceding
                                        Payment Date, exclusive of any portion
                                        of any Insured Payment made to the Class
                                        A Certificateholders and (ii) if any
                                        portion of the
                                        amount in the preceding clause (i)
                                        represents Insured Payments made by the
                                        Insurer, interest on such portion at the Class A Pass-Through Rate from such immediately preceding Payment Date (the

                                        "Class A Carry-Forward Amount" and,
                                        together with the Basic Principal
                                        Amount, the "Class A Principal
                                        Remittance Amount").

                                        On each Payment Date, the lesser of (i)
                                        the Class A Principal Balance then
                                        outstanding and (ii) the Class A
                                        Principal Remittance Amount (which,
                                        together with the Class A Interest
                                        Remittance Amount, constitutes the
                                        "Class A Remittance Amount" for such
                                        Payment Date) is payable to the Class A
                                        Certificateholders.

                                        As of any Payment Date, the "Class A
                                        Principal Balance" will equal the
                                        Original Class A Principal Balance
                                        reduced by the sum of all amounts
                                        previously distributed to Class A
                                        Certificateholders in respect of
                                        principal on all previous Payment Dates.

    D. The Certificate
          Insurance Policy.........     On or before the Closing Date, the
                                        [Servicer] will obtain the Certificate
                                        Insurance Policy, which is
                                        noncancelable, in favor of the Trustee
                                        on behalf of the Class A
                                        Certificateholders. The Certificate
                                        Insurance Policy will provide for 100%
                                        coverage of the Class A Remittance
                                        Amounts due on the Class A Certificates
                                        on each Payment Date. On each Payment
                                        Date, the Insurer will make available to the Trustee the amount of any insufficiency in the amount available as of such Payment Date which is necessary to distribute to the Class A
                                        Certificateholders the Class A
                                        Remittance Amounts on such Payment Date
                                        (each, an "Insured Payment"). The
                                        Certificate Insurance Policy does not
                                        guarantee to the Class A
                                        Certificateholders any specified rate of prepayments. See "Description of the
                                        Certificates -- The Certificate
                                        Insurance Policy" herein.

Spread Account and

  Subordinated Amount..............     The Trustee will establish a separate
                                        trust account (the "Spread Account")
                                        into which it will deposit upon receipt
                                        from the Servicer on each Payment Date,
                                        prior to making any distributions to
                                        Certificateholders, the excess, if any,
                                        of the aggregate interest accrued during the related Due Period on all of the Mortgage Notes at their respective annual rates of interest (each such annual rate of interest hereinafter referred to as the "Mortgage Interest
                                        Rate" for the applicable Mortgage Note)
                                        over the sum of the Class A Interest
                                        Remittance Amount, the Monthly Premium
                                        (as defined below) due to the Insurer,
                                        the Letter of Credit Fee Amount (as
                                        defined below) due to the issuers of any Letters of Credit (as defined below) and the Servicing Fee (such excess, the "Excess Spread"). Unless otherwise specified by the Insurer, the Trustee is required to retain [100]% of the Excess
                                        Spread (the "Monthly Excess Spread
                                        Amount") in the Spread Account until the amount on deposit therein is equal to an amount specified by the Insurer in the Pooling and Servicing Agreement (the
                                        "Base Spread Account Requirement")[;
                                        provided, that for the initial period
                                        set forth in the Pooling and Servicing
                                        Agreement, the Periodic Excess Spread
                                        Amount will be zero]. After the amount
                                        on deposit in the Spread Account is
                                        equal to the Base Spread Account
                                        Requirement, the amount required to be
                                        on deposit in the Spread Account at any
                                        time (the "Specified Spread Account
                                        Requirement") may be reduced over time
                                        as specified by the Insurer. The
                                        percentage used in determining the
                                        Monthly Excess Spread Amount may be
                                        reduced at the sole discretion of the
                                        Insurer with the consent of each person
                                        obligated to reimburse issuers of any
                                        Letters of Credit (as defined below) on
                                        deposit in the Spread Account for
                                        outstanding drawings thereunder (each
                                        such person, an "Account Party"), and
                                        the Base Spread Account Requirement may
                                        be reduced at the sole discretion of the Insurer.


                                        The Pooling and Servicing Agreement
                                        permits the Spread Account to be funded
                                        in part by one or
                                        more letters of credit (each, a "Letter
                                        of Credit") issued by banks or trust
                                        companies having on the date of delivery of such Letter of Credit long term debt ratings of at least by Moody's Investors Service, Inc. ("Moody's") and "_____" by Standard & Poor's Corporation ("S&P"), or short term debt ratings of ___ by Moody's and "_____" by S&P, and having certain other qualifications set forth in the Pooling and Servicing Agreement. Amounts available to be drawn under any Letter of Credit will be deemed to be on deposit in the Spread Account.

                                        On each Payment Date amounts, if any, on deposit in the Spread Account will be available to fund any shortfall between the available funds for distributions to Certificateholders and the Class A Remittance Amount provided that, on and after the date (the "Cross-Over Date") on which the aggregate withdrawals from the Spread Account to cover shortfalls in amounts distributable on the Class A Certificates attributable to Mortgage Loan Losses ("Cumulative Spread Account Receipts") equal an amount specified in the Pooling and Servicing Agreement (the "Subordinated Amount"), no further withdrawals with respect to shortfalls in the amounts required to be distributed on the Class A Certificates, may be made from the Spread Account, and the Specified Spread Account Requirement will thereafter be zero. In addition, the Pooling and Servicing Agreement provides that the Specified Spread Account Requirement for any date shall in no event be greater than the Subordinated Amount as of such date.

                                        On each Payment Date, any amounts
                                        constituting (i) Excess Spread in excess

                                        of the Monthly Excess Spread Amount (the
                                        "Remainder Excess Spread Amount"), (ii)
                                        amounts in the Spread Account in excess
                                        of the Specified Spread Account
                                        Requirement as of such Payment Date (any such amount, a "Spread Account Excess") and (iii) after the Cross-Over Date, the entire Excess Spread, will be distributed to the holders of the Class R

                                        Certificates after repayment of
                                        outstanding draws under any Letters of
                                        Credit and of unreimbursed Servicing
                                        Advances to the Servicer.

                                        Neither the Class R Certificateholders
                                        nor the Servicer will be required to
                                        refund any amounts properly distributed
                                        to them, regardless of whether there are sufficient funds on a subsequent Payment Date to make a full distribution to Class A Certificateholders of the amount required to be distributed to such Certificateholders.

                                        The funding and maintenance of the
                                        Spread Account is intended to enhance
                                        the likelihood of timely payment to
                                        Class A Certificateholders of the Class
                                        A Remittance Amount; however, in certain circumstances, the Spread Account could be depleted and shortfalls could result. The Spread Account will be funded with Excess Spread from all Mortgage Loans and will be available to the Class A Certificates.

                                        Notwithstanding the depletion or
                                        reduction of the Spread Account, the
                                        Insurer will be obligated to make
                                        Insured Payments on each Payment Date to fund the full amount of the Class A Remittance Amounts on any Payment Date.

Payment of Certain Expenses........     In order to provide for the payment of
                                        the fees of the Insurer, the Trustee is
                                        required to establish and maintain one
                                        or more trust accounts (the "Insurance

                                        Account") into which the Trustee is
                                        required to deposit on each Payment
                                        Date, from amounts on deposit in the
                                        Collection Account and before making any required deposits into the Spread Account and any required distributions to the Class A Certificateholders, an amount that is sufficient to pay the monthly fee of the Insurer (the "Monthly Premium"). In addition, in order to provide for the payment of the fees of the issuers of any Letters of Credit on deposit in the Spread Account, the Trustee is required to establish and maintain a trust account (the "Letter of Credit Fee Account") into which the Trustee is required to deposit on each

                                        Payment Date, from amounts on deposit in the Collection Account and after making any required deposits into the Insurance Account and the Spread Account, an amount that is sufficient to pay any monthly fees due the issuers of such Letters of Credit (the "Letter of Credit Fee Amount"). [The Servicer is required to pay to the Trustee from time to time the fees of the Trustee and the reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Pooling and Servicing Agreement.] The Trustee is permitted on each Payment Date to pay to itself, from amounts on deposit in the Collection Account and after making any required deposits into the Spread Account, any required distributions to Class A Certificateholders and any required deposits into the Insurance Account and Letter of Credit Fee Account, any amounts then due and owing representing fees of the Trustee that have not been paid by the Servicer after written demand therefor.

Advances from the Principal and
  Interest Account.................     The Servicer is required to withdraw
                                        from the Principal and Interest Account
                                        amounts on deposit therein and held for

                                        future distribution to make advances
                                        (each, an "Advance") on each Payment
                                        Date in respect of interest on the
                                        Mortgage Loans accrued but uncollected
                                        as of the end of the related Due Period
                                        (net of the Servicing Fee). The Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise. See "Description of the Certificates -- Advances from the Principal and Interest Account" herein and "Description of the Offered Certificates; Servicing Advances" in the Prospectus.

Servicing Fee......................     The Servicer will be entitled to a fee
                                        of ____% per annum of the outstanding
                                        principal balance of each Mortgage Loan
                                        (the "Servicing Fee"), calculated and
                                        payable monthly from the interest
                                        portion of monthly payments on such
                                        Mortgage Loan, Liquidation Proceeds,
                                        Released Mortgaged

                                        Property Proceeds and certain other
                                        sources as provided in the Pooling and
                                        Servicing Agreement.

Ratings............................     It is a condition to the issuance of the
                                        Class A Certificates that the Class A
                                        Certificates each be rated [___ by
                                        Moody's and "___" by S&P and Fitch
                                        Investors Service, Inc. ("Fitch" and
                                        each of Fitch, Moody's and S&P, a
                                        "Rating Agency")]. A security rating is
                                        not a recommendation to buy, sell or
                                        hold securities and may be subject to
                                        revision or withdrawal at any time. No
                                        person is obligated to maintain any
                                        rating on any Class A Certificate, and,
                                        accordingly, there can be no assurance
                                        that the ratings assigned to the Class A
                                        Certificates upon initial issuance
                                        thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the Class A Certificates may be
                                        adversely affected. In general, the
                                        ratings address credit risk and do not
                                        represent any assessment of the
                                        likelihood or rate of principal
                                        prepayments. See "Risk Factors --
                                        Liquidity" and "Ratings" herein.

Optional Termination ..............     The [Servicer] may, at its option,
                                        terminate the Pooling and Servicing
                                        Agreement on any date on which the Pool
                                        Principal Balance is less than [5]% of
                                        the Original Pool Principal Balance by
                                        purchasing from the Trust, on the next
                                        succeeding Payment Date [(but in no
                                        event earlier than the Payment Date
                                        occurring in ____)] all of the Mortgage
                                        Loans and all Mortgaged Properties
                                        acquired by foreclosure or deed in lieu
                                        of foreclosure ("REO Properties") then
                                        remaining in the Trust at a price (the
                                        "Termination Price") equal to (i) the
                                        sum of (x) 100% of the aggregate
                                        outstanding principal balances of the
                                        Mortgage Loans and REO Properties, (y)
                                        interest on such amount computed at a
                                        rate equal to the weighted average
                                        Mortgage Interest Rate and (z) the
                                        aggregate amount of any outstanding
                                        draws under the Letters of Credit, if
                                        any, minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto. In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee and the Insurer.
                                        See "Description of the Certificates --
                                        Termination; Purchase of Mortgage Loans" herein and in the Prospectus.

[Certain Legal Aspects
  of the Mortgage Loans............     Approximately ____% of the Mortgage
                                        Loans are secured by second or more
                                        junior Mortgages which are subordinate
                                        to a mortgage lien on the related
                                        Mortgaged Property prior to the lien of

                                        such Mortgage Loan (such senior lien, if any, a "First Lien"). A primary risk with respect to second Mortgages is that foreclosure funds received in connection therewith will not be sufficient to satisfy fully both the First Lien and the second Mortgage. See "Risk Factors" and "Certain Legal Aspects of the Mortgage Loans" herein.]

REMIC Election and Tax Status .....     An election will be made to treat the
                                        assets of the Trust as a "real estate
                                        mortgage investment conduit" (a "REMIC") for federal income tax purposes (the
                                        "[Subsidiary] REMIC")[, and a separate
                                        election will be made to treat the pool
                                        of assets represented by the regular
                                        interests in the Subsidiary REMIC as a
                                        REMIC (the "Master REMIC").]

                                        The Class A Certificates will be regular interests in the [Master] REMIC. As regular interests in a REMIC, the Class A Certificates generally will be treated as debt instruments issued by the REMIC. The Class A Certificates may be treated as having been issued with original issue discount. As a result, holders of the Class A Certificates may be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used in computing the amount of original issue discount includible periodically will be ____% [CPR], as described herein. See "Certain Yield and Prepayment

                                        Considerations" herein and in the
                                        Prospectus. No representation is made
                                        that either prepayments on the Mortgage
                                        Loans or payments on the Class A
                                        Certificates will occur at that rate or
                                        any other rate. Based on final
                                        regulations relating to the treatment of original issue discount, the Internal Revenue Service could assert that all of the interest payments on the Class A

                                        Certificates should be treated as
                                        original issue discount regardless of
                                        their issue price. If such an assertion
                                        were successful, any otherwise de
                                        minimis discount would be treated as
                                        original issue discount. See "Certain
                                        Federal Income Tax Consequences for
                                        REMIC Certificates -- Original Issue
                                        Discount" in the Prospectus.

                                        The Class A Certificates will be treated as (i) qualifying real property loans within the meaning of Section 593(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) assets described in Section 7701(a)(19)(C) of the Code and (iii) "real estate assets" within the meaning of Section
                                        856(c)(5)(A) of the Code, in each case
                                        to the extent describe herein. See
                                        "Certain Federal Income Tax
                                        Consequences" [herein and] in the
                                        Prospectus.

ERISA Considerations...............     A fiduciary or other person
                                        contemplating purchasing the Class A
                                        Certificates on behalf of or with "plan
                                        assets" of any employee benefit plan or
                                        other retirement arrangement subject to
                                        the Employee Retirement Income Security
                                        Act of 1974, as amended ("ERISA"), or
                                        Section 4975 of the Code should
                                        carefully review with its legal advisors whether the purchase or holding of Class
                                        A Certificates could give rise to a
                                        transaction prohibited or not otherwise
                                        permissible under ERISA or Section 4975
                                        of the Code and the application of the
                                        fiduciary responsibility provisions of
                                        ERISA. The U.S. Department of Labor has
                                        issued an individual exemption,
                                        Prohibited Transaction Exemption ___ to
                                        ___ (the "Exemption"). The Exemption
                                        generally exempts from the application
                                        of certain of the prohibited transaction provisions of ERISA and the excise taxes and penalties imposed on such prohibited transactions by Section

                                        4975(a) and (b) of the Code transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" [herein and] in the Prospectus.

Legal Investment...................     Although upon their initial issuance the
                                        Class A Certificates will be rated [___
                                        by Moody's and "___" by S&P and Fitch],
                                        the Class A Certificates will not
                                        constitute "mortgage related securities" under the Secondary Mortgage Market
                                        Enhancement Act of 1984 because the
                                        Mortgage Pool includes Mortgage Loans
                                        that are secured by second Mortgages.
                                        Investors should consult their own legal advisers in determining whether and to what extent the Class A Certificates constitute legal investments for such investors. See "Legal Investment" herein.

Use of Proceeds....................     Substantially all of the net proceeds to
                                        be received from the sale of the Class A
                                        Certificates will be received by the
                                        Depositor. [The Originators have, in the aggregate, transferred the Mortgage
                                        Loans to the Depositor in return for
                                        such proceeds.]

                                  RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Class A Certificates:

Risks of the Mortgage Loans [insert any appropriate considerations with respect to Mortgage Loans.]

     Geographic Concentration. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In particular, approximately ____%, ____%, ____% and ____% of the Mortgage Loans in the Mortgage Pool are secured by Mortgaged Properties located in ___________, ___________, __________ and ___________, respectively. There has been a contraction of economic activity and a deterioration of the real estate market in many states and uncertainty exists with respect to the economy and the real estate market in _______________, __________ and other regions of the United States. See "Description of the Mortgage Pool" herein for further information regarding the geographic concentration of the Mortgage Loans in the Mortgage Pool.

     Nature of Security. Approximately ____% of the Mortgage Loans in the Mortgage Pool, by aggregate principal balance as of the Cut-off Date, are secured by second or more junior Mortgages, and the related First Liens are not included in the Mortgage Pool. Although little data is available, the rate of default of junior mortgage loans may be greater than that of mortgage loans secured by First Liens on comparable properties. See "Risk Factors -- Risks of the Mortgage Loans -- Nature of Security" in the Prospectus.

     Risk of Early Defaults. Approximately ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date were originated within ___ months prior to the Cutoff Date. The weighted average remaining term to maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date is approximately ___ months. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

     Balloon Mortgage Loans. Approximately ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at the maturity of the Mortgage Loan that is greater than the preceding monthly payment ("Balloon Loans"). See "Description of the Mortgage Pool" and "Risk Factors -- Risks of the Mortgage Loans -- Balloon Loans" in the Prospectus.

Yield and Prepayment Considerations

     The yield to maturity of the Class A Certificates will depend on the rate and timing of payment of principal on the Mortgage Loans in the Mortgage Pool including prepayments, liquidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the Mortgage Loans may also be influenced by programs offered by the Originators to encourage refinancing through the Originators to those customers who are targeted for such solicitations. See "Certain Yield and Prepayment Considerations" herein and in the Prospectus.


                        DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool consists of ___ Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after giving effect to payments received prior to such date, of $________ (the "Original Pool Principal Balance"). This subsection describes generally certain characteristics of the Mortgage Loans in the Mortgage Pool. Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date. The Mortgage Pool consists of [fixed-rate] Mortgage Loans with remaining terms to maturity of not more than months (including both fully amortizing Mortgage Loans and Balloon Loans). All of the Mortgage Loans were originated by the Originators. The Mortgage Loans have the characteristics set forth below as of the Cut-off Date. Percentages expressed herein based on principal balances and number of Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

     All of the Mortgage Loans were originated prior to ________, 199__ and have a scheduled maturity date no later than ________. No Mortgage Loan has a remaining term to maturity as of the Cut-off Date of less than ____ months. The weighted average original term to maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date is approximately ____ months. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date is approximately ____ months.

     The weighted average Mortgage Interest Rate of the Mortgage Loans as of the Cut-off Date is approximately ____% per annum. All of the Mortgage Loans have Mortgage Interest Rates as of the Cut-off Date of at least ____% per annum but not more than ____% per annum. The average principal balance outstanding of the Mortgage Loans as of the Cut-off Date was $________ and the principal balances of the Mortgage Loans as of the Cut-off Date ranged from $________ to $________. The original principal balances of the Mortgage Loans ranged from $________ to $________.

     Approximately ____% of the Mortgage Loans are secured by a second or more junior Mortgage on the related Mortgaged Property that is junior to a First Lien and approximately ____% are secured by a first Mortgage on the related Mortgage Property. The First Liens related to the Mortgage Loans secured by second Mortgages are not included in the Mortgage Pool.

     Approximately ____% Mortgage Loan had a Combined Loan-to-Value Ratio (defined below) in excess of ____%. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date is approximately ____%. No Mortgage Loan had a Home Equity Loan Ratio (defined below) in excess of ____%. The weighted average Home Equity Loan Ratio of the Mortgage Loans as of the Cut-off Date is approximately ____%.

     At least ____% of the Mortgage Loans are secured by fee simple interests in detached single-family dwelling units, including units in de minimis planned unit developments, with the remaining Mortgage Loans secured by fee simple interests in attached or detached two- to four-family dwelling units, units in planned unit developments and condominiums on more than one parcel of real property; provided, however, that approximately ____% of the Mortgage Loans are secured by a leasehold interest in a one- to four-family residential dwelling situated on property located in the State of Maryland; and further provided that approximately ____% of the Mortgage Loans are secured by real property improved with a single-family residence constituting a permanently affixed manufactured housing unit. With respect to at least ____% of the Mortgage Loans, the Mortgagor represented at the time of the origination of the Mortgage Loan that the related Mortgaged Property would be occupied by the Mortgagor as a primary or secondary residence (an "Owner Occupied Mortgaged Property").

     No more than approximately ____% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area in the State of __________, and no more than approximately ____% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area outside the State of __________. Approximately ____%, ____%, ____% and ____% of the Mortgage Loans are secured by Mortgaged Properties located in __________, __________, __________and __________, respectively. Except as indicated in the preceding sentence, no more than ____% of the Mortgage Loans are secured by Mortgaged Properties located in any one state.

     Approximately ____% of the Mortgage Loans are Balloon Loans. Approximately ____%, ____% and ____% of the Mortgage Loans are Balloon Loans based on a year amortization schedule and a single payment of the remaining loan balance approximately _________, and ____ years after origination, respectively.

     Approximately ____% of the Mortgage Loans are Bankruptcy Mortgage Loans. Of the Mortgage Loans, ____% in principal amount are Bankruptcy Mortgage Loans which are days or more contractually delinquent. Of the Mortgage Loans other than Bankruptcy Mortgage Loans, representing ____% in aggregate principal amount of all Mortgage Loans, ____% in principal amount are contractually delinquent 30-59 days and ____% in principal amount are contractually delinquent 60-89 days.

     The following table sets forth the number and outstanding principal balance as of the Cutoff Date of ____________, and the percentage of the Mortgage Pool represented by Mortgage Loans in the Mortgage Pool having outstanding principal balances as of the Cut-off Date in the ranges described therein:


   Range of Cut-off                                   Percent of Mortgage                                Percent of Mortgage
    Date Principal             Cut-Off Date          Pool by Cut-off Date       Number of Mortgage        Pool by Number of
        Balance              Principal Balance         Principal Balance               Loans                Mortgage Loans
        -------              -----------------         -----------------               -----                --------------
$                         $                                            %                                              %







  Total:


     The following table sets forth the geographic distribution of the Mortgaged Properties in the Mortgage Pool by state or territory as of the Cut-off Date:



                                                      Percent of Mortgage                                Percent of Mortgage
                               Cut-off Date          Pool by Cut-off Date       Number of Mortgage        Pool by Number of
  State or Territory         Principal Balance         Principal Balance               Loans                Mortgage Loans
  ------------------         -----------------         -----------------               -----                --------------
                          $                                            %                                              %

     Total:

     The following table sets forth the Combined Loan-to-Value Ratios of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:


                                                               Percent of                                 Percent of
                                                            Mortgage Pool by          Number of          Mortgage Pool
   Range of Combined Loan-to-          Cut-off Date           Cut-off Date            Mortgage           by Number of
          Value Ratios               Principal Balance      Principal Balance           Loans           Mortgage Loans
          ------------               -----------------      -----------------           -----           --------------
     _______% to ________%              $                                %                                        %









     The following table sets forth the Home Equity Ratios of Mortgage Loans in the Mortgage Pool:


                                                               Percent of                                 Percent of
                                                            Mortgage Pool by          Number of          Mortgage Pool
   Range of Home Equity Loan           Cut-off Date           Cut-off Date            Mortgage           by Number of
             Ratios                  Principal Balance      Principal Balance           Loans           Mortgage Loans
             ------                  -----------------      -----------------           -----           --------------
     _______% to ________%              $                                %                                      %






     The following table sets forth the Mortgage Interest Rates borne by the

Mortgage Notes relating to the Mortgage Loans as of the Cut-off Date:

                                                              Percent of                                Percent of
                                                             Mortgage Pool         Number of         Mortgage Pool by
   Range of Mortgage Interest          Cut-off Date         by Cut-off Date        Mortgage             Number of
              Rate                  Principal Balances     Principal Balance         Loans            Mortgage Loans
              ----                  ------------------     -----------------         -----            --------------
     _______% to ______%             $                                   %                                        %







  Total:

     The following table sets forth the number of remaining months to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:


                                                              Percent of                                Percent of
                                                             Mortgage Pool         Number of         Mortgage Pool by
  Range of Remaining Months to         Cut-off Date         by Cut-off Date        Mortgage             Number of
        Stated Maturity             Principal Balances     Principal Balance         Loans            Mortgage Loans
        ---------------             ------------------     -----------------         -----            --------------
     ________ to _________              $                                  %                                       %







  Total:

     The following table sets forth the number of months since origination of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                              Percent of                                Percent of
                                                             Mortgage Pool         Number of         Mortgage Pool by
     Range of Months Since             Cut-off Date         by Cut-off Date        Mortgage             Number of
          Origination               Principal Balances     Principal Balance         Loans            Mortgage Loans
          -----------               ------------------     -----------------         -----            --------------
     ________ to _________              $                                  %                                    %








                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on the Class A Certificates and the yield to maturity of such Certificates are related to the rate and timing of payments of principal on the Mortgage Loans, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second or more junior mortgage loans. The rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the related Class A Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans in the Mortgage Pool.

     In addition, the [Servicer] may, at its option, purchase from the Trust all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the Class A Certificates, on any Payment Date [(but in no event earlier than the Payment Date occurring in _____)] following the first date on which the Pool Principal Balance (as defined herein) is less than [5]% of the Original Pool Principal Balance. See "Description of the Certificates -- Termination; Purchase of Mortgage Loans" herein.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Mortgage Loans. The rate of prepayment of the Mortgage Loans may also be influenced by programs offered by the Originators to encourage refinancing through the Originators to those customers who are targeted for such solicitations.

     The scheduled maturity date of the latest maturing Mortgage Loan in the Mortgage Pool is in ________________. Accordingly, the final payment on any Class A Certificate would be made no later than ___________, assuming that no prepayments are received on the Mortgage Loans in the Mortgage Pool, all payments of principal of and interest on each of the Mortgage Loans in the Mortgage Pool are timely received and none of the Mortgage Loans in the Mortgage Pool is repurchased from the Trust. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions and the date on which the final payment on any Class A Certificate could occur is significantly earlier than _________, because, among other things, (i) prepayments are likely to occur, (ii) defective Mortgage Loans may be purchased from the Trust under certain circumstances described herein, (iii) the Servicer may purchase all of the Mortgage Loans when the aggregate outstanding principal amount of the Mortgage Loans is less than ____% of the Original Pool Principal Balance and (iv) shortfalls in principal due to losses on the Mortgage Loans could result in withdrawals from the Spread Account or in Insured Payments to make payments in respect of principal on the Class A Certificates.

     Greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans in the Mortgage Pool and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in the Mortgage Pool.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans in the Mortgage Pool, including final payments made upon the maturity of Balloon Loans.

                  ORIGINATION, FORECLOSURE AND LOSS EXPERIENCE

General

     For a general discussion of the Depositor, the Servicer and the Originators, see "The Depositors, the Servicer and the Originators" in the Prospectus.

     As of ________, 199__, BOFS had a total of ____ employees; ____ employees at its Indianapolis, Indiana headquarters and an additional ____ employees in branch offices located in ____ states nationwide. As of December 31, 199__, the total stockholders' equity of BOFS was $________.

Loan Origination History

     At December __, 199__, BOFS conducted loan origination and/or wholesale operations in a number of states, including Arizona, California, Connecticut, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nevada, New York, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, Washington and Wisconsin.

     The dollar amounts of first, second and more junior lien mortgage loans originated and purchased by BOFS during the years ended December 31, 199__, 199 and 199 were $________, $________ and $________, respectively. BOFS originated and purchased mortgage loans totalling $________ during the months ended ________, 199__.

     BOFS originates and purchases mortgage loans under a number of underwriting programs. See the "Depositors, the Servicer and the Originators -- Specific Underwriting Criteria; Underwriting Programs" in the Prospectus for a discussion of each of the underwriting programs.

Servicing Portfolio

     At ________ and December 31, 199__, BOFS serviced a total portfolio of ________ and ________ mortgage loans, respectively, having aggregate unpaid principal balances of $________ and $________, respectively, for itself, VNFSC and Bank One, Utah, N.A. The foregoing figures include loans that were originated or acquired and re-underwritten by BOFS.

Delinquency and Loss Experience

     The following table sets forth BOFS's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings.

                                                                      At or
                                                                     For the

                                                                                                      Months
                                                                                                    Ended ___,
                                          At or For the Year Ended December 31,                       199__
                                          -------------------------------------                       -----



                                                                      (Dollars in Thousands)
Portfolio Unpaid
  Principal Balance(1).     $              $              $               $              $
Average Portfolio
  Unpaid Principal
     Balance(1)........     $              $              $               $              $
Period of Delinquency(2):
  30-59 Days...........                 %
  60-89 Days...........                 %              %              %               %              %                %
  90 Days or More......                 %              %              %               %              %                %
Total Delinquencies....                 %              %              %               %              %                %
Total Credit Losses(3).     $              $              $               $              $              $
Total Credit Losses as a
  Percent of Average
  Unpaid Principal
  Balance..............                 %              %              %               %              %                %

----------
[(1) Portfolio Unpaid Principal Balance is the net amount of principal to be paid on each mortgage loan, excluding unearned finance charges and other charges, and excludes the principal balance of each mortgage loan as to which the related mortgaged property has been previously acquired through foreclosure.

(2) Delinquency percentages are calculated as the dollar amount of mortgage loan principal delinquent as a percent of the Portfolio Unpaid Principal Balance. Delinquency percentages include the principal balance of all mortgage loans in foreclosure proceedings. Generally, all Mortgage Loans in foreclosure proceedings are 90 days or more delinquent. Delinquency percentages do not include the principal balance of mortgage loans which are real estate owned.

(3) Total Credit Losses includes (a) charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible or charge-offs relating to properties securing any mortgage loans which have been foreclosed upon and for which, in the opinion of management, liquidation proceeds would not exceed estimated expenses of liquidation plus the unpaid principal balance, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned, and (c) losses (gains) on the disposition of foreclosed properties and real estate owned.]


(4) Annualized.

     The delinquency percentages set forth in the preceding table are calculated on the basis of the unpaid principal balances of mortgage loans included in BOFS's servicing portfolio as of the end of the periods indicated. The charge-off experience percentages set forth above are calculated on the basis of the average outstanding unpaid principal balance of mortgage loans included in the servicing portfolio during the periods indicated. [However, because the amount of loans included in the servicing portfolio has increased rapidly over these periods as a result of new originations, the servicing portfolio as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in losses. In the absence of such substantial and continual additions of newly originated loans to the servicing portfolio, the delinquency and charge-offs percentages indicated above would be higher and could be substantially higher.] The actual delinquency percentages and loss experience with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Pool will not change.

     In addition, over the last several years, there has been a general deterioration of the real estate market and weakening of the economy in all regions of the country. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, BOFS may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Outstanding Real Estate Owned

     At ________, 199__ and December __, 199__, approximately and properties, respectively, acquired through foreclosure were owned by BOFS for its own account or on behalf of owners of other mortgage loans included in its servicing portfolio. Such properties, at ________, 199__ and December 31, 199__, were valued at $________ and $________, respectively.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Banc One Home Equity Loan Asset Backed Certificates, Series 199__, will consist of [two] classes of Certificates, designated as the Class A Certificates and the Class R Certificates. Only the Class A Certificates (the "Class A Certificates") are offered hereby.


     The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Class A Certificates and the underlying documents. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Certificates represent interests in the Trust created and held pursuant to the Pooling and Servicing Agreement. The Trust Fund consists primarily of (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property, (iii) amounts on deposit in the Collection Account (as defined herein), Principal and Interest Account (as defined herein), Insurance Account,

Spread Account (including all earnings thereon and proceeds thereof) or Letter of Credit Fee Account, including all investments of amounts on therein, (iv) certain rights of the Depositor under the Transfer Agreement, (v) the Certificate Insurance Policy, and (vi) certain other property; provided, however, that the Trust Fund does not include amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cutoff Date.

     [Each Class A Certificate will be issued in minimum denominations of $________ and integral multiples thereof. Each Class A Certificate will represent a percentage interest (a "Percentage Interest") in the Class A Certificates of the applicable Class determined by dividing the original dollar amount represented by such Class A Certificate by the original aggregate principal amount of all Class A Certificates of such Class.]

     The Servicer expects to service the Mortgage Loans through BOFS, as subservicer, in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Offered Certificates--Servicing Standards" and "--Use of Subservicers" in the Prospectus for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

Representations and Warranties of the Depositor and the Originators

     Each Originator will make the representations, among others, as to each Mortgage Loan conveyed by any Originator to the Depositor as of the Closing Date described under "Description of the Offered Certificates -- Representations and Warranties of the Originators and the Depositor" in the Prospectus and will also represent that:


          1. No more than ____% of the Mortgage Loans are secured by Mortgaged Properties improved by permanently affixed manufactured housing units.

          2. Approximately ____% of the Mortgage Loans are Balloon Loans. All of the Balloon Loans provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than ____ months following the date of origination and no later than at the end of the ____ year following the date of originator;

          3. As of the Cut-off Date, no more than ____% of the Mortgage Loans in the Mortgage Pool were 30 or more days contractually delinquent. No more than ____% of the Mortgage Loans in the Mortgage Pool were 60 or more days contractually delinquent;

          4. No more than ____% of the Mortgage Loans in the Mortgage Pool are secured by Mortgaged Properties located within any single zip code area; and

          5. Mortgage Loans representing at least ____% of the Mortgage Loan Principal Balance are secured by an Owner Occupied Mortgaged Property.

Distributions

     The Trustee is required to establish a trust account (the "Collection Account") for the remittance of payments on the Mortgage Loans to the Certificateholders. The Collection Account is required to be maintained as an Eligible Account.

     On each Payment Date, commencing on ________, 199__, the Trustee will distribute to each person in whose name a Certificate is registered [(which, as to the Class A Certificates, initially will be only Cede, the nominee of DTC)] on the related Record Date, the portion of the aggregate distribution to be made to Class A Certificateholders to which such holder is entitled, if any, based on the Percentage Interest of the Class A Certificates, as the case may be, held by such holder. Distributions will be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder owns of record Class A Certificates aggregating in excess of $________, and shall have provided complete wiring instructions to the Trustee at least five business days prior to the Record Date, and otherwise by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. See "Registration of the Offered Certificates -- Registration and Transfer of the Offered Certificates" in the Prospectus.

     On each Payment Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided in the most recent Trustee's Remittance Report, the following amounts to the extent available, in the priority indicated:

          (i) first, for deposit into the Insurance Account for the benefit of the Insurer, the Monthly Premium payable to the Insurer;

          (ii) second, for deposit into the Spread Account, the Excess Spread;

          (iii) third, for deposit into the Letter of Credit Fee Account, the Letter of Credit Fee Amount, representing the fees due to the issuers of any Letters of Credit;

          (iv) fourth, to the Class A Certificateholders, the Class A Interest Remittance Amount;

          (v) fifth, to the Class A Certificateholders, to be applied to reduce the Class A Principal Balance to zero, the Class A Principal Remittance Amount;

          (vi) sixth, to the Trustee, any amounts then due and owing representing fees of the Trustee, provided that the Trustee certifies in writing that such amount is due and owing and has not been paid by the Servicer within 30 days after written demand therefor;

          (vii) seventh, to the Servicer, an amount equal to the amounts expended by the Servicer or the Representative and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

          (viii) eighth, to the Servicer an amount equal to Nonrecoverable Advances previously made by the Servicer and not previously reimbursed; and

          (ix) ninth, to the Class R Certificateholders, the balance, if any.

     The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Due Period and (ii) the Spread Account Draw deposited into the Collection Account from the Spread Account and any Insured Payments deposited into the Collection Account, less (b) the sum of (i) the amount of the premium payable to the Insurer during the related Due Period and (ii) the amount of the fees payable to the provider of any Letter of Credit during the related Due Period.

     The Pooling and Servicing Agreement provides that to the extent the Insurer makes Insured Payments, the Insurer will be subrogated to the rights of the Class A Certificateholders with respect to such Insured Payments and shall be deemed, to the extent of the payments so made, to be a registered holder of Class A Certificates, and shall be entitled to reimbursement for such Insured Payments, with interest thereon at the Class A Pass-Through Rate on each Payment Date following the making of an Insured Payment, only after the Class A Certificateholders have received the Class A Remittance Amount for such Payment Date.

     For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Payment Date.


     "Available Payment Amount" generally means with respect to any Payment Date the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due Period, net of the Servicing Fee paid to the Servicer during the related Due Period and reimbursements for accrued unpaid Servicing Fees and certain expenses paid by the Servicer, plus (b) the amount of any Advances made by the Servicer less (c) the Excess Spread.

     "Basic Principal Amount" means the sum of (i) the principal portion of each Monthly Payment during the related Due Period, (ii) all Curtailments and all Principal Prepayments received during such related Due Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period,
(iv)(a) that portion of the purchase price of any repurchased Mortgage Loans which represents principal and (b) any Substitution Adjustments deposited into the Collection Account as of the related Determination Date and (v) the Principal Balance of each Mortgage Loan as of the beginning of the related Due Period which became a

Liquidated Mortgage Loan during the related Due Period (exclusive of any principal payments in respect thereof described in the preceding clauses (i) through (iv)).

     "Class A Carry-Forward Amount" means the sum of (i) the amount, if any, by which (x) the Class A Remittance Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution to the Class A Certificateholders, exclusive of any portion of such amount attributable to any Insured Payment, on such preceding Payment Date, and (ii) if any portion of the amount in the preceding clause (i) represents Insured Payments made by the Insurer, interest on such portion at the Class A Pass-Through Rate.

     "Class A Interest Remittance Amount" means interest accruing during the related Accrual Period at the Class A Pass-Through Rate on the Class A Principal Balance outstanding on the immediately preceding Payment Date (after giving effect to distributions of principal made on such Payment Date) or, in the case of the initial Accrual Period, __________, 199__.

     "Class A Principal Balance" means as of any Payment Date the Original Class A Principal Balance reduced by the sum of all amounts previously distributed to Class A Certificateholders in respect of principal on all previous Payment Dates.

     "Class A Principal Remittance Amount" means the lesser of (A) the Class A Principal Balance as of such Payment Date and (B) the sum of (i) the Basic Principal Amount for such Payment Date and (ii) the Class A Carry-Forward Amount.

     "Class A Remittance Amount" means the sum of the Class A Principal Remittance Amount and the Class A Interest Remittance Amount.


     "Insured Payment" means, the amount, if any, by which (A) the sum of the Class A Remittance Amounts exceeds (B) the sum of (i) the Available Payment Amount plus any amounts transferred from the Spread Account to the Collection Account and (ii) the aggregate amount of any previous Insured Payments for which the Insurer has not been reimbursed.

     "Mortgage Loan Losses" means, with respect to the Mortgage Loans in the Mortgage Pool, the aggregate sum of the amount, if any, by which the sum of (i) the outstanding principal balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period (such principal balance determined immediately before such Mortgage Loan became a Liquidated Mortgage Loan) and accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Mortgage Loan became a Liquidated Mortgage Loan exceeds (ii) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Mortgage Loan which have not theretofore been used to reduce the Principal Balance of such Mortgage Loan.

     "Spread Account Draw" means an amount deposited into the Collection Account from the Spread Account equal to the excess of (i) the sum of (A) the Class A Remittance Amount, over (ii) the Available Payment Amount less the monthly fee of the Insurer and any provider of a Letter of Credit (as reduced by any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code).

Example of Distributions

     The following chart sets forth an example of distributions on the Class A Certificates based upon the assumption that the Certificates will be issued in ________, 199__.

                                   Cut-off Date. The Original Pool Principal
                                   Balance will be the aggregate principal
                                   balances of the Mortgage Loans on the Cutoff
                                   Date after application of all payments
                                   received prior to the Cut-off Date.

                                   Due Period. The Servicer and any subservicers remit for deposit into the Principal and Interest Account all amounts received on account of the Mortgage Loans (other than interest accrued prior to the Cut-off Date).

                                   Determination Date. The Trustee determines, based on information provided by the Servicer, the amount of principal and interest that will be distributed to

                                   Certificateholders on ________, 199__.

                                   The Servicer transfers funds in the Principal and Interest Account to the Collection Account including any Advances.

    Not later than 10:00 a.m. on   The Trustee will notify the Servicer, the
                                   Insurer and each Account Party (as defined herein) of the amount of the Insured
                                   Payment, if any, required to be distributed to the Class A Certificateholders on ________, 199__.

                                   First Record Date. Distributions on ________, 199__ will be made to Certificateholders of record at the close of business on ________, 199__.

                                   Payment Date. The Trustee or its designee will distribute to Certificateholders the amounts required to be distributed pursuant to the Pooling and Servicing Agreement.

Spread Account

     The Trustee will establish a trust account (the "Spread Account") into which it will deposit upon receipt from the Servicer on each Payment Date the excess, if any, of the interest accrued for the related Due Period on each Mortgage Note at the Mortgage Interest Rate over the sum of the Class A Interest Remittance Amount, the Monthly Premium due to the Insurer, the Letter of Credit Fee Amount due to the issuer of any Letter of Credit and the Servicing Fee for such Mortgage Loans (such aggregate amount, the "Excess Spread"). The Trustee is required to retain [100]% of the Excess Spread (the "Monthly Excess Spread Amount") in the Spread Account until the amount on deposit therein is equal to an amount specified by the Insurer (the "Base Spread Account Requirement") [; provided that for the initial period set forth in the Pooling and Servicing Agreement, the Period in Excess Spread Amount will be zero]. After the amount on deposit in the Spread Account is equal to the Base Spread Account Requirement, the amount required to be on deposit in the Spread Account at any time (the "Specified Spread Account Requirement") may be reduced over time as specified by the Insurer, provided that such reduction shall not result in the reduction of the rating of the Class A Certificates. The percentage used in determining the Monthly Excess Spread Amount may be reduced at the sole discretion of the Insurer with the consent of each Account Party and the Base Spread Account Requirement may be reduced at the sole discretion of the Insurer. The Pooling and Servicing Agreement permits the Spread Account to be funded in part by one or more Letters of Credit issued by banks or trust companies having unsecured and uncollateralized debt obligations that are rated ___ or better by Moody's and "____" or better by S&P on the date of delivery of such Letter of Credit, or having short-term obligations that are rated __ or better by Moody's and "____"

or better by S&P on the date of delivery of such Letter of Credit, and having certain other qualifications set forth in the Pooling and Servicing Agreement. Amounts available for drawing under any Letter of Credit will be deemed to be on deposit in the Spread Account.

     On each Payment Date amounts, if any, on deposit in the Spread Account will be available to fund any shortfall between the available funds for distributions to Class A Certificateholders and the sum of the Class A Remittance Amount; provided, however, that, on and after such date (the "Cross-Over Date") on which the aggregate withdrawals from the Spread Account to cover shortfalls in amounts distributable on the Class A Certificates to Mortgage Loan Losses ("Cumulative Spread Account Receipts") equal an amount specified by the Insurer (the "Subordinated Amount") in the Pooling and Servicing Agreement, no further withdrawals with respect to shortfalls in the amounts required to be distributed on the Class A Certificates may be made from the Spread Account, and the Specified Spread Account Requirement will thereafter be zero. The Pooling and Servicing Agreement provides that the Specified Spread Account Requirement for any date shall in no event be greater than the Subordinated Amount as of such date.

     If the Trustee determines prior to any Payment Date that the amount available in cash and from the liquidation of Permitted Instruments in which all or a portion of the Spread Account has been invested is insufficient to fund any withdrawals required to be made from the Spread Account on such Payment Date, the Trustee is required to cause to be presented to the issuers of any Letters of Credit on deposit in the Spread Account one or more drawing certificates in proper form for the payment under such Letters of Credit of the amount of such insufficiency. The proceeds of any such drawings are required to be deposited into the Spread Account for withdrawal on such Payment Date.

     On each Payment Date any amounts constituting (i) Excess Spread in excess of the Monthly Excess Spread Amount (the "Remainder Excess Spread Amount"), (ii) amounts in the Spread Account in excess of the Specified Spread Account Requirement (any such amount, a "Spread Account Excess") and (iii) after the Cross-Over Date, the entire Excess Spread will be distributed to the Holders of the Class R Certificates, after payment of outstanding LC Obligations to Account Parties and of unreimbursed Servicing Advances to the Servicer.

     Neither the holders of the Class R Certificates nor the Servicer will be required to refund any amounts previously distributed to them properly, regardless of whether there are sufficient funds on a subsequent Payment Date to make full distributions to Class A Certificateholders of the amounts required to be distributed to Class A Certificateholders.

     The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment to the Class A Certificateholders of the Class A Remittance Amount, and to afford limited protection against losses in respect of the Mortgage Loans; however, in certain circumstances, the Spread Account could be depleted and shortfalls could result.


     Notwithstanding the depletion of the Spread Account, the Insurer will be obligated to make Insured Payments on each Payment Date to fund the full amount of the Class A Remittance Amount on any Payment Date.

Certificate Insurance Policy

     The Servicer will obtain the Certificate Insurance Policy in favor of the Trustee for the benefit of the Class A Certificateholders. In the event that, on any Payment Date, the amount available for distribution (net of any Insured Payments) is less than the Class A Remittance Amount, the Trustee will make a draw on the Certificate Insurance Policy for an Insured Payment, in an amount equal any such deficiency. The Certificate Insurance Policy provides for 100% coverage of the Class A Remittance Amounts due on the Class A Certificates on each Payment Date. The Certificate Insurance Policy provides protection for credit risk and does not guarantee to the Class A Certificateholders any specified rate of principal payments or prepayments.

Advances [from the Principal and Interest Account]

     Not later than the close of business on the third business day prior to each Payment Date, the Servicer shall [withdraw from amounts on deposit in the Principal and Interest Account and held for future distribution and] remit to the Trustee for deposit in the Collection Account an amount (the "Advance"), to be distributed on the related Payment Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments (net of the

Servicing Fee and, after the later to occur of (x) the Cross-Over Date, and (y) the date on which there are no outstanding LC Obligations, the Excess Spread) accrued during the related Due Period, but uncollected as of the close of business on the last day of the related Due Period. [The Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise.]

Servicing Compensation

     As compensation for servicing and administering the Mortgage Loans, the Servicer is entitled to a fee of ____% per annum of the principal balance of each Mortgage Loan (the "Servicing Fee") calculated and payable monthly from the interest portion of monthly payments on the Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the Mortgage Loans. In addition to the Servicing Fee, the Servicer is entitled under the Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Mortgage Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account, and interest paid on funds on deposit in the Principal and Interest Account, earnings paid on Permitted

Instruments (other than earnings on amounts invested from the Spread Account), certain amounts representing excess funds released from the Insurance Account and the Letter of Credit Fee Account and similar items.

Termination; Purchase of Mortgage Loans

     The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Advances of such payment or collection by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Insurer and the Trustee or (b) mutual consent of the Servicer, the Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement, alive as of the date of the Pooling and Servicing Agreement.

     Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the [Servicer] may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Pool Principal Balance is less than [5]% of the Original Pool Principal Balance by purchasing, on the next succeeding Payment Date [(but in no event before the Payment Date occurring in ___)], all of the outstanding Mortgage Loans and REO Properties then remaining in the Trust at a price equal to (i) the sum of (x) 100%
of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties, (y) 30 days' accrued interest thereon at a rate equal to the weighted average Mortgage Interest Rate and (z) the aggregate amount of any outstanding LC Obligations, minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto (the "Termination Price"). In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee and the Insurer.

     [Following a final determination by the Internal Revenue Service from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, or by a court of competent jurisdiction, to the effect that the Trust Fund does not and will no longer qualify as a REMIC pursuant to
Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the holders of Class A Certificates representing a majority in Percentage Interest thereof (the "Majority in Voting Interest") may direct the Trustee on behalf of the Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) and (ii) the Insurer may notify the Trustee of the Insurer's determination to purchase from the Trust all Mortgage Loans and all REO Properties then remaining in the Trust at a price equal to the

Termination Price. Upon receipt of notice from the Insurer, the Trustee shall notify the Class R Certificateholders of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all Mortgage Loans and all REO Properties then remaining in the [Trust Fund] at a purchase price equal to the Termination Price.]

     [If, during the Purchase Option Period, the Class R Certificateholders have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority in Voting Interest have given the Trustee the direction described in clause (i) of the immediately preceding paragraphs, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust, the distribution of the proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 60th day, or such later day as the Majority in Voting Interest shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Insurer has given the Trustee notice of the Insurer's determination to purchase the [Trust Fund] described in clause (ii) of the immediately preceding paragraphs, the Insurer shall so purchase the [Trust Fund] within 60 days after the expiration of the Purchase Option Period.]

     [Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Class A Certificateholders and the Insurer of an opinion of nationally recognized tax counsel selected by the Holders of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority in Voting Interest and the Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all Mortgage Loans and all REO Properties then remaining in the Trust at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority in Voting Interest give the Holders of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.]

     In connection with a purchase by the Servicer, the Insurer or the Class R Certificateholders as described above, the Servicer is required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account that would have constituted part of the Available Payment Amount for subsequent Payment Dates absent such purchase. Any such purchase is required to be accomplished by deposit of the Termination Price into the Collection Account.

Amendment


     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee by written agreement, with the consent of the Insurer, and, to the extent such amendment adversely affects the interests of any Account Party, each such Account Party, without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, or any Custodial Agreement, provided that such action does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

     The Pooling and Servicing Agreement also may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Insurer, and, to the extent such amendment adversely affects the interests of any Account Party, each such Account Party, the Majority in Aggregate Voting Interest and the holders of the majority of the Percentage Interest in the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment is permitted unless the Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the [Trust Fund] as a REMIC or cause any tax to be imposed on the REMIC, and provided further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of each such Certificate or reduce the percentage for each Class the holders of which are required to consent to any such amendment without the consent of the holders of 100% of each Class of Certificates affected thereby.

     Notwithstanding any contrary provision of the Pooling and Servicing Agreement, the Trustee is not permitted to consent to any amendment to the Pooling and Servicing Agreement unless it has first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor, any issuer of a Letter of Credit, the Insurer or the Trustee in accordance with such amendment will not result in the imposition of a tax on the Trust or cause the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                                   THE TRUSTEE


     ______________________, a ___________________ organized under the laws of with its principal place of business in the State of ______________ will be named Trustee pursuant to the Pooling and Servicing Agreement.
__________________ will serve initially as the Custodian of the Trustee's Mortgage Files.

     Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "___" by S&P and by ____ Moody's, or such lower rating as may be approved in writing by the Insurer and S&P, subject to supervision or examination by federal or state authority and reasonably acceptable to the Insurer. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Insurer and any Account Party and shall resign, upon the request of the Insurer or the Majority in Aggregate Voting Interest, in the manner and with the effect specified in the Pooling and Servicing Agreement.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

     The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Servicer, the Insurer, each Account Party and to all Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Servicer, with the consent of the Insurer, is required to promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     The Majority in Aggregate Voting Interest or, if the Trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement, the Insurer, may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                        THE CERTIFICATE INSURANCE POLICY
                                 AND THE INSURER

     The information set forth in this section and in the financial statements of the Insurer set forth in Appendix A hereto have been provided by _____________. No representation is made by the Depositor, any Originator or any of their affiliates as to the accuracy or completeness of any such information.

     _____________________ (the "Insurer") will issue its Certificate Guaranty Surety Bond for the Class A Certificates (the "Certificate Insurance Policy"). The Certificate Insurance Policy unconditionally guarantees the payment of principal and scheduled interest on the Class A Certificates. The Insurer will make each required Insured Payment to the Trustee on the later of (i) the Payment Date on which such Insured Payment is distributable to the Class A Certificateholders pursuant to the Pooling and Servicing Agreement and (ii) the business day next following the day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Payment is due in accordance with the terms of the Certificate Insurance Policy.

     The Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee.

     For purposes of the Certificate Insurance Policy, "Class A
Certificateholder" as to a particular Certificate, does not and may not include the Trust, the Servicer, any Subservicer, the Depositor or any Originator.

     The Certificate Insurance Policy does not guarantee to the Class A Certificateholders any specified rate of prepayments of principal of the Mortgage Loans or any specified return.

     [The Insurer has the right to terminate the Trust if the Internal Revenue Service or a court of competent jurisdiction has rendered a final determination that the Trust Fund will no longer qualify as a REMIC pursuant to 860D of the Code. See "Description of the Certificates -- Termination; Purchase of Mortgage Loans".]

     The Certificate Insurance Policy is non-cancelable.


     The Insurer, a ____ stock insurance company, is a monoline financial guaranty insurance company. The Insurer is authorized to write insurance in states and and is subject to regulation by the State of _______________.

                   [INSERT APPROPRIATE DESCRIPTION OF INSURER]

     As of ________, 199__ and December 31, 199__, the Insurer had written directly or assumed through reinsurance guarantees of approximately $________ billion and $________ billion par value of securities, respectively, for which it had collected gross premiums of approximately $________ and $________ billion, respectively. As of ________, 199__, the Insurer had reinsured approximately ____% of the risks it has written, primarily through quota share reinsurance treaties, but also through facultative arrangements.

     [The Insurer is subject to regulation by each state in which the Insurer is licensed to write insurance. These regulations vary from state to state, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their states of domicile, of changes in control, of certain dividends and other intercorporate transfer of assets and of transactions between insurance companies, their parents and other affiliates. The Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Insurer is subject to _____ audits by the State of _______________.]


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Insurer as of December 31, 199__, December 31, 199__ and ________, 199__, respectively, on the basis of generally accepted accounting principles. No material change in the capitalization of the Insurer has occurred since ________, 199__.


                                          December 31,     December 31,     ___________,
                                             199__            199__             199__
                                             -----            -----             -----
                                                       (in millions)
Unearned Premiums...................         $                $               $
Other Liabilities*..................
Stockholder's Equity Common Stock...

  Additional Paid-in Capital
  Unrealized gains on trading securities...
  Foreign currency translation adjustment
  Retained Earnings........................
Total Stockholder's Equity.................
Total Liabilities plus Stockholder's Equity               $               $
                                                          =               =

----------
* Including any short-term liabilities

     For further financial information concerning the Insurer, see the audited financial statements of the Insurer included as Appendix A of this Prospectus Supplement.

     Copies of the Insurer's quarterly and annual statutory statements filed by the Insurer with the are available upon request to _________________, ____________, ____________, ______________, Attention:___________. The telephone number is (___)__________.

     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Insurer and the Certificate Insurance Policy set forth under the heading "The Certificate Insurance Policy and the Insurer" and in Appendix A of this Prospectus Supplement.


                         FEDERAL INCOME TAX CONSEQUENCES
                   [INSERT APPROPRIATE TAX DISCUSSION, IF ANY]

                         CERTAIN STATE TAX CONSEQUENCES
                   [INSERT APPROPRIATE TAX DISCUSSION, IF ANY]

                              ERISA CONSIDERATIONS
                             [INSERT IF APPROPRIATE]

                                LEGAL INVESTMENT

     [Although] upon their initial issuance the Class A Certificates will be rated [____ by Moody's and "____" by S&P and Fitch], the Class A Certificates [will not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of

1984 ("SMMEA") [because the Mortgage Pool includes Mortgage Loans that are secured by second or more junior Mortgages]. Investors should consult their own legal advisers in determining whether and to what extent the Class A Certificates constitute legal investments for such investors.



                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be received, directly or indirectly, by the Depositor. [In the aggregate, the Originators have transferred the Mortgage Loans to the Depositor in return for such proceeds.]


                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters named below, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositor, the respective principal amounts of the Class A Certificates set forth opposite their names below.

                                                               Class A
                              Underwriters                  Certificates
                              ------------                  ------------
                                                            $
          Totals..........................................  $

     Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased.

     The Underwriters have advised the Depositor that they propose to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Class A Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A Certificates for whom they act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     [In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Depositor and the Originators and their affiliates. Banc One Capital Corporation is an affiliate of the Depositor and the Originators.]

     [After the initial distribution of the Class A Certificates by the Underwriters, this Prospectus Supplement and the Prospectus may be used by Banc One Capital Corporation in connection with offers and sales relating to market-making transactions in the Class A Certificates. Banc One Capital Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.]

                                     EXPERTS

     The financial statements of _____ at December 31, 199__ and 199__ and for each of the three years in the period ended December 31, 199__, attached hereto as Appendix A, have been audited by _____________, independent auditors, as set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     RATINGS

     The Class A Certificates will be rated at their initial issuance [     by
Moody's and "     " by S&P and Fitch].

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more or the ratings assigned to the Class A Certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Class A Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Class A Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter.

                                  LEGAL MATTERS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Class A Certificates will be passed upon for the Depositor by _____ and for the Underwriters by ________________. Certain federal income tax matters will be passed upon for the Depositor by _________________.

--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor, any Originator or the Underwriters. This Prospectus Supplement and the Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus, nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this Prospectus Supplement and the Prospectus.

                                 ---------------
                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT
                                                                            Page
Summary of Terms.............................................................S-
Risk Factors.................................................................S-
Description of The Mortgage Pool.............................................S-
Certain Yield and Prepayment Considerations..................................S-
Foreclosure and Loss Experience..............................................S-
Description of the Certificates..............................................S-
The Trustee..................................................................S-
The Certificate Insurance Policy and the Insurer.............................S-
[Federal Income Tax Consequences]............................................S-
[Certain State Tax Consequences].............................................S-
[ERISA Considerations].......................................................S-
Legal Investment.............................................................S-
Use of Proceeds..............................................................S-
Underwriting.................................................................S-
Experts......................................................................S-
Ratings......................................................................S-
Legal Matters................................................................S-
Appendix A.....................................................................
[Appendix B]...................................................................

                                   PROSPECTUS
Available Information..........................................................
Reports to Holder..............................................................
Summary of Prospectus..........................................................
Risk Factors...................................................................
Description of the Mortgage Pools..............................................
Certain Yield and Prepayment Considerations....................................
The Trusts.....................................................................
The Depositor and the Originators..............................................
Description of the Offered Certificates........................................
Certain Legal Aspects of the Mortgage Loans....................................
Certain Federal Income Tax Consequences........................................

Certain State Tax Consequences.................................................
ERISA Considerations...........................................................
Legal Investment...............................................................
Use of Proceeds................................................................
Plan of Distribution...........................................................
Ratings........................................................................
Legal Matters..................................................................

                                 ---------------

     Until _________, 199__ (90 days after the date of this Prospectus), all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                            Banc One Home Equity Loan
                                   Trust 199__


                         Banc One Home Equity Loan Asset
                              Backed Certificates,
                                  Series 199__

                                    $________
                              Class A Certificates,
                             ____% Pass-Through Rate



                                  Banc One ABS
                                   Corporation
                                    Depositor


                             Bank One, Indianapolis,
                                      N.A.
                                    Servicer


                              PROSPECTUS SUPPLEMENT

--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION DATED OCTOBER 15, 1996

PROSPECTUS SUPPLEMENT                  VERSION 2-MULTI-CLASS SENIOR/SUBORDINATED
to Prospectus dated

                                  $____________
                      Banc One Home Equity Loan Trust 199_
         Banc One Home Equity Loan Asset Backed Certificates, Series 199

            $      Class A-1 Certificates,   % Pass-Through Rate
            $      Class A-2 Certificates,   % Pass-Through Rate
            $      Class A-3 Certificates,   % Pass-Through Rate
            $      Class B-1 Certificates,   % Pass-Through Rate

                            Banc One ABS Corporation
                                    Depositor

                          Bank One, Indianapolis, N.A.
                                    Servicer

The Banc One Home Equity Loan Asset Backed Certificates, Series 199_ - (the "Certificates"), will consist of the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates") and the Class B-1 and Class B-2 Certificates (collectively, the "Class B Certificates" and, with the Class A Certificates, the "Certificates"). Only the Class A Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby. The Certificates represent fractional undivided interests in a trust fund to be designated as Banc One Home Equity Loan Trust 199_ - (the "Trust" or the "Trust Fund"), consisting primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans (each, a "Mortgage Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first,
second or more junior lien on                      (continues on following page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should consider, among other things, the information set forth in "Risk Factors" commencing on page S[ ] herein and commencing on page [ ] in the Prospectus.


__________(the "Underwriters") have agreed to purchase from the Depositor the Class A Certificates at ____% of the principal amount thereof and the Class B-1 Certificates at ____% of the principal amount thereof ($________ aggregate proceeds to the Depositor, before deducting expenses payable by the Depositor estimated at $________), plus accrued interest in each case from _______, _______, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting".

The Underwriters propose to offer the Class A and Class B-1 Certificates from time to time for sale in negotiated transactions or otherwise, at prices to be determined at the time of such sale. For further information with respect to the plan of distribution, and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting".

The Class A and Class B-1 Certificates are offered by the Underwriters, when, as and if issued and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Class A and Class B-1 Certificates will be delivered in [book-entry form, on or about _______, _______, through the facilities of The Depository Trust Company ("DTC")].

[After the initial distribution of the Class A Certificates by the Underwriters, this Prospectus Supplement and the Prospectus may be used by Banc One Capital Corporation in connection with offers and sales relating to market-making transactions in the Class A Certificates. Banc One Capital Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement and Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference" in the Prospectus.]
[____________], 199_

(continuation of cover page)

one- to four-family dwellings (each, a "Mortgaged Property") to be deposited into the Trust by the Depositor and originated by [Originators] (each, an "Originator") for the benefit of the holders of the Certificates (the "Certificateholders"), (ii) all monies received on the Mortgage Loans on and after the Cut-off Date (as defined herein) (other than amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), and (ii) certain other property. The Mortgage Loans will be serviced by Banc One Indianapolis, N.A. (in its capacity as servicer, the "Servicer"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Servicer, the Depositor and __________________, as trustee (the "Trustee").

In the aggregate, the Class A Certificates evidence an approximately % undivided interest in the Trust Fund. In the aggregate, the Class B Certificates evidence an approximately % undivided interest in the Trust Fund. The rights of holders of the Class B Certificates to receive distributions with respect to the

Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates to the extent described herein. See "Description of the Certificates -- Distributions" herein and "Description of the Certificates -- Description of Credit Enhancement -- Subordination" in the Prospectus. Distributions on the Certificates will be made, to the extent funds are available therefor, on the day of each month, or, if such day is not a business day, then on the next business day, commencing on , 199 (each, a "Payment Date").

There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will continue. None of the Offered Certificates will be listed on any securities exchange.

It is a condition to the issuance of the Certificates that the Class A Certificates be rated ["_________" by Moody's Investors Service, Inc. ("Moody's") and "_________" by Standard & Poor's Corporation ("S&P") and Fitch Investors Service, Inc. ("Fitch"), and that the Class B-1 Certificates be rated "_________" by Moody's and "_________" by S&P and Fitch].

[The Class A and Class B-1 Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of owners of the Class A and Class B-1 Certificates will be represented by book-entries on the records of DTC and participating members thereof. See "Description of the Certificates -- Registration of the Offered Certificates" herein.]

As described herein, [an election] [two separate elections] will be made to treat the interests in the Trust Fund as [a] "real estate mortgage investment conduit[s]" ([each], a "REMIC") for federal income tax purposes. The Class A and Class B-1 Certificates will constitute "regular interests" in a REMIC. For a description of certain tax consequences of owning the Class A and Class B-1 Certificates, including, without limitation, original issue discount, see "Federal Income Tax Consequences" herein.

     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES. NEITHER THE CLASS A CERTIFICATES NOR THE CLASS B-1 CERTIFICATES REPRESENT AN INTEREST IN OR OBLIGATION OF THE SERVICER, THE DEPOSITOR, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES. NONE OF THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SERVICER, THE DEPOSITOR, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated _________, 199 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. Purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

     The following Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Prospectus.

Issuer...............................  Banc One Home Equity Loan Trust 199 .

Securities Offered...................  $________ aggregate principal amount of
                                       ___% Banc One Home Equity Loan Asset
                                       Backed Certificates, Series 199 - , Class
                                       A-1 (the "Class A-1 Certificates"). The
                                       Final Scheduled Payment Date of the Class
                                       A-1 Certificates is .

                                       $_______ aggregate principal amount of
                                       ____% Banc One Home Equity Loan Asset
                                       Backed Certificates, Series 199 - , Class
                                       A-2 (the "Class A-2 Certificates"). The
                                       Final Scheduled Payment Date of the Class
                                       A-2 Certificates is ________.

                                       $_________ aggregate principal amount of
                                       ____% Banc One Home Equity Loan Asset
                                       Backed Certificates, Series 199 - , Class
                                       A-3 (the "Class A-3 Certificates" and,
                                       with the Class A-1 and Class A-2
                                       Certificates, the "Class A
                                       Certificates"). The Final Scheduled
                                       Payment Date of the Class A-3
                                       Certificates is ______.

                                       $________ aggregate principal amount of
                                       ____% Banc One Home Equity Loan Asset
                                       Backed Certificates, Series 199 - , Class
                                       B-1 (the "Class B-1 Certificates" and,
                                       with the Class A Certificates, the
                                       "Offered Certificates"). The Final
                                       Scheduled Payment Date of the Class B-1
                                       Certificates is . The Class B-1
                                       Certificates are subordinated in right of payment to the Class A Certificates to the extent described herein. See "Description of the Certificates -- Distributions" and "-- Subordinated Certificates and Shifting Interests" herein.

Depositor............................. Banc One ABS Corporation, a corporation organized under the laws of the State of Ohio (the

                                        "Depositor") and a wholly-owned
                                        subsidiary of BANC ONE CORPORATION
                                        ("BANC ONE").

Originator............................  [Originators] (each, an "Originator").
                                        See "The Depositor, the Servicer and the
                                        Originator" in the Prospectus and
                                        "Foreclosure and Loss Experience"
                                        herein.

Servicer..............................  Bank One, Indianapolis, N.A., a national banking association and an indirect
                                        subsidiary of BANC ONE (the "Servicer").
                                        See "The Depositor, the Servicer and the
                                        Originator" in the Prospectus.

Trustee...............................  ___________, a organized __________
                                        under the laws of and having its
                                        principal place of business in the State of _________ (the "Trustee"). See "The Trustee" herein.

Cut-off Date..........................  ____________, 199 (the "Cut-off Date").

Closing Date..........................  The date on which the Certificates are initially issued (the "Closing Date").

Payment Date..........................  The     calendar day of each month or,
                                        if such day is not a business day, the
                                        first business day following such _____
                                        calendar day, commencing on _______, 199
                                        (each, a "Payment Date").

Determination Date....................  The     business day of the month in
                                        which the related Payment Date occurs
                                        (each, a "Determination Date").

Record Date...........................  The calendar day immediately preceding each Payment Date (or, if Definitive
                                        Certificates are issued, the ______
                                        calendar day of the month in which each
                                        such Payment Date occurs) (each, a
                                        "Record Date").

Description of the Certificates;
  The Mortgage Pool...................  The Class A Certificates, the Class B-1
                                        Certificates and the Banc One Home
                                        Equity Loan Asset Backed Certificates,

                                        Series 199 - , Class B-2 (with the Class
                                        B-1 Certificates, the "Class B
                                        Certificates"; the Class A Certificates
                                        and the

                                        Class B Certificates, collectively, the
                                        "Certificates"), represent interests in
                                        a trust fund to be designated as Banc
                                        One Home Equity Loan Trust 199 - (the
                                        "Trust" or the "Trust Fund"), consisting primarily of (i) a pool (the "Mortgage Pool") of [fixed-rate] mortgage loans originated by the Originators and evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or second lien on one- to four-family dwellings, units in condominium developments, units in planned unit developments, units in cooperatives or manufactured housing units (each, a "Mortgaged Property"), with an aggregate principal balance of $__________ as of the Cut-off Date, after giving effect to payments received prior to the Cut-off Date (the "Original Pool Principal Balance"), (ii) all monies received with respect to the Mortgage Loans on and after the Cut-off Date (other than amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cutoff Date), (iii) certain rights of the Depositor under the Transfer Agreement and (iv) certain other property. The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date among the Servicer, the Depositor and the Trustee (the "Pooling and Servicing Agreement"). See "Description of the Certificates -- General" herein.

                                        The Class A Certificates will
                                        [initially] represent in the aggregate
                                        an approximately ____% undivided
                                        interest (the "Class A Percentage") in

                                        the Trust. The Class B Certificates will
                                        [initially] represent in the aggregate
                                        an approximately ____% undivided
                                        interest (the "Class B Percentage") in
                                        the Trust. The Class B Certificates will be subordinate to the Class A
                                        Certificates, to the extent described
                                        herein. [The Class A Percentage and the
                                        Class B Percentage will vary from time
                                        to time, as described herein, to the
                                        extent that the

                                        Class A Certificateholders do not
                                        receive amounts due to them on any
                                        Payment Date, losses are realized on the Mortgage Loans or there are principal payments of or certain other unscheduled amounts of principal received with respect to the Mortgage Loans.] Only the Class A and Class B-1 Certificates are offered hereby. See "Description of the Certificates -- General" "--
                                        Distributions" and "-- Subordinated
                                        Certificates and Shifting Interests"
                                        herein.

                                        Unless otherwise specified herein,
                                        references herein to percentages of
                                        Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date.

                                        As of the Cut-off Date, the Mortgage
                                        Pool will consist of ________ Mortgage
                                        Loans (of which approximately ____% are
                                        secured by first Mortgages and
                                        approximately ____% are secured by
                                        [second] Mortgages) having an aggregate
                                        outstanding principal balance of
                                        $_______, a weighted average Mortgage
                                        Interest Rate (as defined below) of
                                        approximately ____%, minimum and maximum outstanding principal balances of approximately $_______ and $_______, respectively, minimum and maximum
                                        Mortgage Interest Rates of ____% and

                                        ____%, respectively, a weighted average
                                        original term to maturity of
                                        approximately ___ months, a weighted
                                        average remaining term to maturity of
                                        approximately months, minimum and
                                        maximum remaining terms to maturity of
                                        ___ months and ___ months, respectively, and origination dates between _____ and _______. See "Description of the Mortgage Pool -- General" herein.

Denominations.........................  The Offered Certificates of each Class will be issued in minimum denominations
                                        of $_______ and integral multiples
                                        thereof [; provided, however, that one
                                        Offered Security of each Class is
                                        issuable
                                        in a denomination equal to an amount
                                        such that the aggregate denomination of
                                        all Certificates of such Class is equal
                                        to the original principal balance of all Certificates of such Class]. Each Class A and Class B-1 Certificate will represent a percentage interest (a "Percentage Interest") in the respective Class determined by dividing the original dollar amount represented by such Certificate by the original aggregate principal balance of all Certificates of such Class.

[Registration of the Offered
  Certificates........................  [The] [Each Class of] Class A and Class
                                        B-1 Certificates will initially be
                                        represented by one or more certificates
                                        registered in the name of Cede & Co.
                                        ("Cede"), the nominee of The Depository
                                        Trust Company ("DTC"), and will be
                                        available only in the form of
                                        book-entries on the records of DTC,
                                        participating members thereof
                                        ("Participants") and other entities,
                                        such as banks, brokers, dealers and
                                        trust companies, that clear through or
                                        maintain custodial relationships with a
                                        Participant, either directly or
                                        indirectly ("Indirect Participants").
                                        Certificates representing the Class A

                                        and Class B-1 Certificates will be
                                        issued in definitive form only under the limited circumstances described herein and in the Prospectus. All references herein to "holders" or
                                        "Certificateholders" shall reflect the
                                        rights of owners of the Class A and
                                        Class B-1 Certificates (the "Certificate
                                        Owners") as they may indirectly exercise such rights through DTC and
                                        Participants, except as otherwise
                                        specified herein. See "Description of
                                        the Certificates -- Registration of the
                                        Offered Certificates" herein, "Risk
                                        Factors" and "Description of the Offered
                                        Certificates -- Registration and
                                        Transfer of the Book-Entry Securities"
                                        in the Prospectus.]

Distributions
A. General............................  As more fully described herein, distributions will be made on the
                                        Certificates on each Payment Date to the extent monies are available therefor, if and to the extent such Certificates are then entitled to such distributions, as described herein. Any distributions on the Class A and Class B-1 Certificates will be made on each Payment Date to Certificateholders of record on the related Record Date in an amount equal to the product of such Certificateholder's Percentage Interest and the amount available for distribution on such Payment Date to the Certificateholders of the related Class in accordance with the priorities described in "Description of the Certificates -- Distributions" herein.

                                        On any Payment Date, the amount
                                        available for distribution to
                                        Certificateholders generally will be the
                                        Available Payment Amount. The term
                                        "Available Payment Amount" generally
                                        means with respect to any Payment Date,
                                        the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due
                                        Period, net of the related Servicing Fee
                                        (defined below) paid to the Servicer
                                        during the related Due Period and
                                        reimbursements for accrued unpaid
                                        Servicing Fees and certain expenses paid by the Servicer, plus (b) the amount of any Advances made by the Servicer less
                                        (c) the amount of any Excess Spread.

B. Interest Distributions ............  Interest on the Class A and Class B-1
                                        Certificates will accrue from the
                                        _____th calendar day of each month
                                        (whether or not a Business Day) to, but
                                        excluding, the _____th calendar day of
                                        the next succeeding month (whether or
                                        not a Business Day) (each, an "Accrual
                                        Period"). Interest shall accrue on each
                                        Class A and Class B-1 Certificate at the respective Pass-Through Rate specified on the cover page hereof and shall be distributed, to the extent monies are available therefor, on each Payment Date. Interest with respect to the Class A and Class B-1 Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. With respect to each Class of Class A Certificates and each Payment Date, interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Class A

                                        Principal Balance (as defined below)
                                        outstanding on the immediately preceding
                                        Payment Date (after giving effect to all payments of principal made on such Payment Date) or, in the case of the initial Accrual Period, _______, is referred to herein as the "Interest Remittance Amount" for such Class and, in the aggregate for all Class A Certificates, the "Class A Interest Remittance Amount". Interest accrued during each Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Principal Balance (as defined below) outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such
                                        Payment Date) or, in the case of the
                                        initial Accrual Period, _______, is
                                        referred to herein as the "Class B-1
                                        Interest Remittance Amount" for the
                                        related Payment Date. See "Description
                                        of the Certificates -- Distributions"
                                        herein and "Description of the
                                        Certificates -- Distributions" in the
                                        Prospectus.

C. Principal Distributions............  Holders of the Class A and Class B-1
                                        Certificates will be entitled to receive on each Payment Date, to the extent available (but not more than the Class A Principal Balance or Class B-1 Principal Balance, then outstanding), a distribution allocable to principal which will generally equal the sum of
                                        (a)(i) the Class A Percentage or Class
                                        B-1 Percentage, respectively, of the
                                        principal portion of all scheduled
                                        payments ("Monthly Payments") received
                                        on the Mortgage Loans during the
                                        calendar month preceding the calendar
                                        month in which such Payment Date occurs
                                        (the "Due Period"), (ii) [the Class A
                                        [Prepayment] Percentage or Class B-1
                                        Percentage, respectively, of] any
                                        principal prepayments of any such
                                        Mortgage Loans in full ("Principal
                                        Prepayments") received during the
                                        related Due Period and partial
                                        prepayments of principal on any such
                                        Mortgage Loan that were received during
                                        the related Due Period payment that are
                                        not Principal Prepayments (each, a
                                        "Curtailment"), (iii) [the Class A
                                        [Prepayment] Percentage or Class B-1
                                        Percentage, respectively, of] the
                                        principal portion
                                        of (A) the proceeds of any insurance
                                        policy relating to a Mortgage Loan, a
                                        Mortgaged Property (as defined below) or a REO Property (as defined below), net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor (as defined herein) and net of expenses reimbursable therefrom
                                        ("Insurance Proceeds"), (B) proceeds
                                        received in connection with the
                                        liquidation of any defaulted Mortgage
                                        Loans, whether by trustee's sale,
                                        foreclosure sale or otherwise
                                        ("Liquidation Proceeds"), net of fees
                                        and advances reimbursable therefrom
                                        ("Net Liquidation Proceeds") and (C)
                                        proceeds received in connection with a
                                        taking of a related Mortgaged Property
                                        by condemnation or the exercise of
                                        eminent domain or in connection with a
                                        release of part of any such Mortgaged
                                        Property from the related lien
                                        ("Released Mortgaged Property
                                        Proceeds"), (iv) [the Class A
                                        [Prepayment] Percentage or Class B-1
                                        Percentage, respectively, of] the
                                        principal portion of all amounts paid by the Depositor (which are limited to amounts paid by the Originator pursuant to the obligation to purchase or substitute Mortgage Loans contained in the Transfer Agreement) in connection with the repurchase of, or the substitution of a substantially similar mortgage loan for, a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Pooling and Servicing Agreement, and (v) [the Class A [Prepayment] Percentage or Class B-1 Percentage, respectively, of] the principal balance of each defaulted Mortgage Loan or REO Property (as defined below) as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan") to the extent not included in the amounts described in clauses (i) through (iv) above (the sum of 100% of (i), (ii), (iii), (iv) and (v) above, the "Basic Principal Amount"), and (b) the sum of
                                        (i) the amount, if any, by which (A) the amount required to be distributed to Class A Certificateholders or Class

                                        B-1 Certificateholders as of the
                                        preceding Payment Date exceeded (B) the
                                        amount of the actual distribution to
                                        Class A Certificateholders, or Class B-1
                                        Certificateholders, respectively on such preceding Payment Date, (the "Class A Carry-Forward Amount" and, together with the applicable percentage of the Basic Principal Amount, the "Class A Principal Remittance Amount" or the "Class B-1 Carry-Forward Amount" and, with the Class B-1 Percentage of the Basic Principal Amount, the "Class B-1 Principal Remittance Amount", as the case may be). Principal will be distributed to the Class A Certificates [in order of their Final Scheduled Payment Dates and pro rata among the Class A Certificates of each Class]. The Final Scheduled Payment Date of each Class of Class A Certificates and of the Class B-1 Certificates has been calculated as described herein. The actual final payment to each Class is likely to occur prior to its Final Scheduled Payment Date although, in the event of defaults in payment of the Mortgage Loans, it could occur later or earlier. See "Description of the Certificates" herein.

                                        On each Payment Date, the lesser of (i)
                                        the Class A Principal Balance then
                                        outstanding and (ii) the Class A
                                        Principal Remittance Amount (which,
                                        together with the Class A Interest
                                        Remittance Amount, constitutes the
                                        "Class A Remittance Amount" for such
                                        Payment Date) is payable to the Class A
                                        Certificateholders. [As of any Payment
                                        Date, the "Class A Principal Balance"
                                        will equal the Original Class A
                                        Principal Balance reduced by the sum of
                                        all amounts previously distributed to
                                        Class A Certificateholders in respect of principal on all prior Payment Dates. Subject to the subordination and shifting interest provisions described herein, on each Payment Date, the lesser of (i) the Class B-1 Principal Balance then outstanding and (ii) the Class B-1 Principal Remittance Amount (which, together with the Class B-1 Interest Remittance Amount, constitutes the "Class B-1 Remittance Amount" for such Payment Date) is payable to the Class B- 1
                                        Certificateholders as of any Payment
                                        Date, the "Class B-1 Principal Balance"
                                        will equal the Original Class B-1
                                        Principal Balance, reduced by the sum of all amounts previously distributed to Certificateholders in respect of principal on all prior Payment Dates.

Subordinated Certificates.............  The right of the Class B
                                        Certificateholders to receive
                                        distributions with respect to the
                                        Mortgage Loans will be subordinated to
                                        the right of the Class A
                                        Certificateholders, to the extent
                                        described below. This subordination is
                                        intended to enhance the likelihood of
                                        regular receipt by the Class A
                                        Certificateholders of the Class A
                                        Remittance Amounts and to protect the
                                        Class A Certificateholders against
                                        losses.

                                        On each Payment Date, payments to the
                                        Class A Certificateholders will be made
                                        prior to payments to the Class B
                                        Certificateholders. On any Payment Date
                                        on which the Class A Percentage is less
                                        than 100%, if the Class A
                                        Certificateholders receive less than the amount due to them on such date, the interest of the Class A
                                        Certificateholders in the Trust Fund
                                        will vary so as to preserve the
                                        entitlement of the Class A
                                        Certificateholders to unpaid principal
                                        of the Mortgage Loans and interest
                                        thereon. [If a Principal Prepayment,
                                        Curtailment or certain other unscheduled amounts of principal are received on a Mortgage Loan, the Class A
                                        Certificateholders will be paid an
                                        amount equal to the Class A Prepayment
                                        Percentage (defined herein) of the
                                        amount received. This will have the
                                        effect of accelerating receipt of

                                        principal by the Class A
                                        Certificateholders, thus reducing their
                                        proportionate interest in the Trust Fund and increasing the relative interest in the Trust Fund evidenced by the Class B Certificates. Increasing the interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class B Certificates.] [Summarize applicable limits on subordination.]

                                        The Class B Certificateholders will not
                                        be required to refund any amounts
                                        properly distributed to them, regardless of whether there are sufficient funds on a subsequent Payment Date to make a full distribution to Class A
                                        Certificateholders of the amount
                                        required to be distributed to such
                                        Certificateholders.

                                        The subordination of the Class B
                                        Certificates is intended to enhance the
                                        likelihood of timely payment to Class A
                                        Certificateholders of the Class A
                                        Remittance Amount; however, if the Class
                                        A Percentage increases to 100%, all
                                        future losses or delinquencies will be
                                        borne by the Class A Certificates and
                                        shortfalls could result.

Advances [from the Principal and
  Interest Account]...................  The Servicer is required to [withdraw from the Principal and Interest Account
                                        amounts on deposit therein and held for
                                        future distribution to] make advances
                                        (each, an "Advance") on each Payment
                                        Date in respect of interest on the
                                        Mortgage Loans accrued but uncollected
                                        as of the end of the related Due Period
                                        (net of the Servicing Fee). [The
                                        Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage

                                        Loans or otherwise.] See "Description of the Certificates -- Advances [from the Principal and Interest Account]" herein and "Description of the Offered Certificates -- Advances [from the Principal and Interest Account]; Servicing Advances" in the Prospectus.

Servicing Fee.........................  The Servicer will be entitled to a fee of ___% per annum of the outstanding
                                        principal balance of each Mortgage Loan
                                        (the "Servicing Fee"), calculated and
                                        payable monthly from the interest
                                        portion of monthly payments on such
                                        Mortgage Loan, Liquidation Proceeds,
                                        Released Mortgaged

                                        Property Proceeds and certain other
                                        sources as provided in the Pooling and
                                        Servicing Agreement.

Ratings...............................  It is a condition to the issuance of the
                                        Certificates that the Class A
                                        Certificates be rated ["________" by
                                        Moody's and "________" by S&P and Fitch
                                        Investors Service, Inc. ("Fitch" and
                                        each of Fitch, Moody's and S&P, a
                                        "Rating Agency") and that the Class B-1
                                        Certificates be rated "________" by S&P
                                        and Fitch.] A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities and may be subject to
                                        revision or withdrawal at any time. No
                                        person is obligated to maintain any
                                        rating on any Class A Certificate, and,
                                        accordingly, there can be no assurance
                                        that the ratings assigned to the Class A or Class B-1 Certificates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the Class A or Class B-1 Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk Factors -- Liquidity" and "Ratings" herein.


Optional Termination .................  The [Servicer] may, at its option, terminate the Pooling and Servicing
                                        Agreement on any date on which the Pool
                                        Principal Balance is less than [5]% of
                                        the Original Pool Principal Balance by
                                        purchasing from the Trust, on the next
                                        succeeding Payment Date [(but in no
                                        event earlier than the Payment Date
                                        occurring in ________)] all of the
                                        Mortgage Loans and all Mortgaged
                                        Properties acquired by foreclosure or
                                        deed in lieu of foreclosure ("REO
                                        Properties") then remaining in the Trust
                                        Fund at a price (the "Termination
                                        Price") equal to (i) the sum of (x) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties, and (y) interest on such amount computed at a rate equal to the weighted average Mortgage Interest Rate minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto. In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee. See "Description of the Certificates -- Termination; Purchase of Mortgage Loans" herein and in the Prospectus.

[Certain Legal Aspects of the
  Mortgage Loans .....................  Approximately ____% of the Mortgage
                                        Loans are secured by second or more
                                        junior Mortgages which are subordinate
                                        to a mortgage lien on the related
                                        Mortgaged Property prior to the lien of
                                        such Mortgage Loan (such senior lien, if any, a "First Lien"). A primary risk with respect to [second] Mortgages is that foreclosure funds received in connection therewith will not be sufficient to satisfy fully both the First Lien and the second Mortgage. See "Risk Factors" and "Certain Legal Aspects of the Mortgage Loans" herein.]


REMIC Election and Tax
  Status..............................  [An election will be made to treat the assets of the Trust Fund as a "real
                                        estate mortgage investment conduit" (a
                                        "REMIC") for federal income tax purposes
                                        (the "Subsidiary REMIC"), and a separate election will be made to treat the pool of assets represented by the regular interests in the Subsidiary REMIC as a REMIC (the "Master REMIC").]

                                        The Class A and Class B-1 Certificates
                                        will be [regular interests] in the
                                        [Master REMIC]. As regular interests in
                                        a REMIC, the Class A and Class B-1
                                        Certificates generally will be treated
                                        as debt instruments issued by the REMIC.
                                        Certain Classes of Certificates may be
                                        treated as having been issued with
                                        original issue discount. As a result,
                                        holders of such Certificates may be
                                        required to include amounts in income
                                        with respect to such Certificates in
                                        advance of the receipt of cash
                                        attributable to that income. The
                                        prepayment assumption that will be used
                                        in
                                        computing the amount of original issue
                                        discount includible periodically will be
                                        ____% CPR, as described herein. See
                                        "Certain Yield and Prepayment
                                        Considerations" herein and in the
                                        Prospectus. No representation is made
                                        that either prepayments on the Mortgage
                                        Loans or payments on any Class of
                                        Certificates will occur at that rate or
                                        any other rate. Based on final
                                        regulations relating to the treatment of original issue discount, the Internal Revenue Service could assert that all of the interest payments on the
                                        Certificates should be treated as
                                        original issue discount regardless of
                                        their issue price. If such an assertion
                                        were successful, any otherwise de
                                        minimis discount would be treated as
                                        original issue discount. See "Certain

                                        Federal Income Tax Consequences for
                                        REMIC Certificates -- Original Issue
                                        Discount" in the Prospectus.

                                        The Class A and Class B-1 Certificates
                                        will be treated as (i) qualifying real
                                        property loans within the meaning of
                                        Section 593(d)(1) of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), (ii) assets described in
                                        Section 7701(a)(19)(C) of the Code and
                                        (iii) "real estate assets" within the
                                        meaning of Section 856(c)(5)(A) of the
                                        Code, in each case to the extent
                                        describe herein. See "Certain Federal
                                        Income Tax Consequences" [herein and] in the Prospectus.

                                        [insert any additional or substitute
                                        language, as appropriate]

ERISA Considerations..................  A fiduciary or other person contemplating purchasing the Class A
                                        Certificates on behalf of or with "plan
                                        assets" of any employee benefit plan or
                                        other retirement arrangement subject to
                                        the Employee Retirement Income Security
                                        Act of 1974, as amended ("ERISA"), or
                                        Section 4975 of the Code should
                                        carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 the Code and the application of the fiduciary responsibility provisions of ERISA. [The Class B- 1 Certificates may not be purchased by Plans subject to ERISA.] [The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption [____] to (the "Exemption"). The Exemption generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the excise taxes and penalties imposed on such prohibited transactions by Section 4975(a) and (b) of the Code transactions relating to the purchase, sale and holding of
                                        pass-through certificates such as the
                                        [Class A] Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied.] See "ERISA Considerations" [herein and] in the Prospectus.

                                        [insert any additional or substitute
                                        language, as appropriate]

Legal Investment......................  Although upon their initial issuance the
                                        Class A Certificates will be rated [____ by Moody's and "____" by S&P and Fitch], the Class A Certificates will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") [because the Mortgage Pool includes Mortgage Loans that are secured by second and more junior Mortgages.] [The Class B-1 Certificates will not constitute "mortgage related securities" under SMMEA.] Investors should consult their own legal advisers in determining whether and to what extent any Class of Certificates constitute legal investments for such investors. See "Legal Investment" herein.

Use of Proceeds.......................  Substantially all of the net proceeds to be received from the sale of the Offered
                                        Securities will be received by the
                                        Depositor. [The Originators have, in the aggregate, transferred the Mortgage Loans to the Depositor in return for such proceeds.]

                                  RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Offered Securities:

Risks of the Mortgage Loans [insert any appropriate considerations with respect to Mortgage Loans.]

     Geographic Concentration. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In particular, approximately ___%, ___%, ___% and ___% of the Mortgage Loans in the Mortgage
Pool are secured by Mortgaged Properties located in      ,      , and      ,
respectively. There has been a contraction of economic activity and a deterioration of the real estate market in many states and uncertainty exists with respect to the economy and the real estate market in _______, __________ and other regions of the United States. See "Description of the Mortgage Pool" herein for further information regarding the geographic concentration of the Mortgage Loans in the Mortgage Pool.

     Nature of Security. Approximately ___% of the Mortgage Loans in the Mortgage Pool, by aggregate principal balance as of the Cut-off Date, are secured by second or more junior Mortgages, and the related First Liens are not included in the Mortgage Pool. Although little data is available, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by First Liens on comparable properties. See "Risk Factors -- Risks of the Mortgage Loans -- Nature of Security" in the Prospectus.

     Risk of Early Defaults. Approximately ___% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date were originated within ___ months prior to the Cut-off Date. The weighted average remaining term to maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date is approximately ___ months. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

     Balloon Mortgage Loans. Approximately ___% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at the maturity of the Mortgage Loan that is greater than the preceding monthly payment ("Balloon Loans"). See "Description of the Mortgage Pool" and "Risk Factors -- Risks of the Mortgage Loans -- Balloon Loans" in the Prospectus.

Subordination of Class B-1 Certificates

     [Appropriate special considerations regarding the Class B-1 Certificates to be inserted.]

Yield and Prepayment Considerations

     The yield to maturity of the Offered Certificates will depend on the rate and timing of payment of principal on the Mortgage Loans in the Mortgage Pool including prepayments, liquidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the Mortgage Loans may also be influenced by programs offered by the Originators to encourage refinancing through the Originators to those customers who are targeted for such solicitations. See "Certain Yield and Prepayment Considerations" herein and in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool consists of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after giving effect to payments received prior to such date, of $__________ (the "Original Pool Principal Balance"). This subsection describes generally certain characteristics of the Mortgage Loans in the Mortgage Pool. Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date. The Mortgage Pool consists of [fixed-rate] Mortgage Loans with remaining terms to maturity of not more than months (including both fully amortizing Mortgage Loans and Balloon Loans). All of the Mortgage Loans were originated and underwritten by the Originators. The Mortgage Loans have the characteristics set forth below as of the Cut-off Date. Percentages expressed herein based on principal balances and number of Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

     All of the Mortgage Loans were originated prior to ____, 199__ and have a scheduled maturity date no later than ____. No Mortgage Loan has a remaining term to maturity as of the Cut-off Date of less than ____ months. The weighted average original term to maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date is approximately ____ months. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date is approximately ____ months.

     The weighted average Mortgage Interest Rate of the Mortgage Loans as of the Cut-off Date is approximately ___% per annum. All of the Mortgage Loans have Mortgage Interest Rates as of the Cut-off Date of at least ___% per annum but not more than ___% per annum. The average principal balance outstanding of the Mortgage Loans as of the Cut-off Date was $_____ and the principal balances of the Mortgage Loans as of the Cut-off Date ranged from $_____ to $_____. The original principal balances of the Mortgage Loans ranged from $_____ to $_____.

     Approximately ___% of the Mortgage Loans are secured by a second or more junior Mortgage on the related Mortgaged Property that is junior to a First Lien and approximately ____% are secured by a first Mortgage on the related Mortgage Property. The First Liens related to the Mortgage Loans secured by second Mortgages are not included in the Mortgage Pool.

     Approximately ___% Mortgage Loan had a Combined Loan-to-Value Ratio at origination (defined below) in excess of ___%. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date is approximately ___%. No Mortgage Loan had a Home Equity Loan Ratio (defined below) in excess of ___%. The weighted average Home Equity Loan Ratio of the Mortgage Loans as of the Cut-off Date is approximately ___%.

     At least ___% of the Mortgage Loans are secured by fee simple interests in detached single-family dwelling units, including units in de minimis planned unit developments, with the remaining Mortgage Loans secured by fee simple interests in attached or detached two- to four-family dwelling units, units in planned unit developments and condominiums on more than one parcel of real property; provided, however, that approximately ___% of the Mortgage Loans are secured by a leasehold interest in a one- to four-family residential dwelling situated on property located in the State of Maryland; and further provided that approximately ___% of the Mortgage Loans are secured by real property improved with a single-family residence constituting a permanently affixed manufactured housing unit. With respect to at least ___% of the Mortgage Loans, the Mortgagor represented at the time of the origination of the Mortgage Loan that the related Mortgaged Property would be occupied by the Mortgagor as a primary or secondary residence (an "Owner Occupied Mortgaged Property").

     No more than approximately ___% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area in the State of _________, and no more than approximately ___% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area outside the State of __________. Approximately ___%, ___%, ___% and ___% of the Mortgage Loans are secured by Mortgaged Properties located in ___, ___, and ___, respectively. Except as indicated in the preceding sentence, no more than ___% of the Mortgage Loans are secured by Mortgaged Properties located in any one state.

     Approximately ___% of the Mortgage Loans are Balloon Loans. Approximately

___%, ___% and ___% of the Mortgage Loans are Balloon Loans based on ____ a year amortization schedule and a single payment of the remaining loan balance approximately ____, ____ and ____ years after origination, respectively.

     Approximately ___% of the Mortgage Loans are Bankruptcy Mortgage Loans. Of the Mortgage Loans, ___% in principal amount are Bankruptcy Mortgage Loans which are days or more contractually delinquent. Of the Mortgage Loans other than Bankruptcy Mortgage Loans, representing ___% in aggregate principal amount of all Mortgage Loans, ___% in principal amount are contractually delinquent 30-59 days and ___% in principal amount are contractually delinquent 60-89 days.

     The following table sets forth the number and outstanding principal balance as of the Cutoff Date of, and the percentage of the Mortgage Pool represented by Mortgage Loans in the Mortgage Pool having outstanding principal balances as of the Cut-off Date in the ranges described therein:

   Range of Cut-off                                   Percent of Mortgage                                Percent of Mortgage
    Date Principal             Cut-Off Date          Pool by Cut-off Date       Number of Mortgage        Pool by Number of
        Balance              Principal Balance         Principal Balance               Loans                Mortgage Loans
        -------              -----------------         -----------------               -----                --------------

$                          $                                            %                                              %





     Total:

     The following table sets forth the geographic distribution of the Mortgaged Properties in the Mortgage Pool by state or territory as of the Cut-off Date:

                                                      Percent of Mortgage                                Percent of Mortgage
                               Cut-off Date          Pool by Cut-off Date       Number of Mortgage        Pool by Number of
  State or Territory         Principal Balance         Principal Balance               Loans                Mortgage Loans
  ------------------         -----------------         -----------------               -----                --------------

                          $                                            %                                                 %


     Total:

     The following table sets forth the Combined Loan-to-Value Ratios of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                            Percent of                                 Percent of
                                                         Mortgage Pool by          Number of          Mortgage Pool
Range of Combined Loan-to-          Cut-off Date           Cut-off Date            Mortgage           by Number of
       Value Ratios               Principal Balance      Principal Balance           Loans           Mortgage Loans
       ------------               -----------------      -----------------           -----           --------------

   _______% to ________%          $                                       %                                       %




     The following table sets forth the Home Equity Ratios of Mortgage Loans in the Mortgage Pool:

                                                            Percent of                                 Percent of
                                                         Mortgage Pool by          Number of          Mortgage Pool
Range of Combined Loan-to-          Cut-off Date           Cut-off Date            Mortgage           by Number of
       Value Ratios               Principal Balance      Principal Balance           Loans           Mortgage Loans
       ------------               -----------------      -----------------           -----           --------------

   _______% to ________%          $                                       %                                       %





     The following table sets forth the Mortgage Interest Rates borne by the Mortgage Notes relating to the Mortgage Loans as of the Cut-off Date:

                                                            Percent of                                 Percent of
                                                         Mortgage Pool by          Number of          Mortgage Pool
Range of Mortgage Interest          Cut-off Date           Cut-off Date            Mortgage           by Number of
       Rate                       Principal Balance      Principal Balance           Loans           Mortgage Loans
--------------------------        -----------------      -----------------           -----           --------------

   _______% to ________%          $                                       %                                       %






     Total:

     The following table sets forth the number of remaining months to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                            Percent of                                 Percent of
                                                         Mortgage Pool by          Number of          Mortgage Pool
Range of Remaing Monts to           Cut-off Date           Cut-off Date            Mortgage           by Number of
   Stated Maturity                Principal Balance      Principal Balance           Loans           Mortgage Loans
-------------------------         -----------------      -----------------           -----           --------------

   _______% to ________%          $                                       %                                       %





  Total:

     The following table sets forth the number of months since origination of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date:

                                                            Percent of                                 Percent of
                                                         Mortgage Pool by          Number of          Mortgage Pool
Range of Months Since               Cut-off Date           Cut-off Date            Mortgage           by Number of
       Origination                Principal Balance      Principal Balance           Loans           Mortgage Loans
---------------------             -----------------      -----------------           -----           --------------

   _______% to ________%          $                                       %                                       %





  Total:

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Certificates, the aggregate amount of each interest payment on the Certificates and the yield to maturity of the Certificates are related to the rate and timing of payments of principal on the Mortgage Loans, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second or more junior mortgage loans. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the related Class of Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans in the Mortgage Pool.

     In addition, the [Servicer] may, at its option, purchase from the Trust all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the Class A Certificates, on any Payment Date [(but in no event earlier than the Payment Date occurring )] following the first date on which the Pool Principal Balance (as defined herein) is less than [5]% of the Original Pool Principal Balance. See "Description of the Certificates -- Termination; Purchase of Mortgage Loans" herein.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Mortgage Loans. The rate of prepayment of the Mortgage Loans may also be influenced by programs offered by the Originators to encourage refinancing through the Originators to those customers who are targeted for such solicitations.

     Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans in the Mortgage Pool and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in the Mortgage Pool.

     The yield to maturity on the Class B-1 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount of losses [(to the extent of the Subordinated Amount)] will be allocated to the Class B Certificates until the principal balance thereof has been reduced to zero. After the Principal Balance of the Class B Certificates [or the Subordinated Amount] has been reduced to zero, the yield to maturity of the Class A Certificates then outstanding will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof). [In addition, because principal distributions are paid to certain Classes of Class A Certificates before other Classes, holders of Classes having a later priority of payment bear greater risk of loss than holder of Classes having earlier priorities for distributions of principal.

     [As described herein, amounts otherwise distributable to holders of the Class B Certificates may be made available to protect the holders of Class A Certificates against interruptions in distributions due to certain Mortgagor delinquencies to the extent not covered by Advances. Such delinquencies may affect the yield to investors in the Class B Certificates and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.]

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of the Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans in the Mortgage Pool, including final payments made upon the maturity of Balloon Loans.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement [("CPR")] represents [an assumed annualized constant rate of prepayment relative to the then outstanding principal balance of a pool of mortgage loans]. The tables set forth below are based on the assumption that the Mortgage Loans prepay at the indicated percentage of [CPR]. Neither [CPR] nor any other prepayment model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool.

     The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Trust Fund and the respective expected initial principal balances of the Certificates. For purposes of preparation of the tables, it has been assumed that (i) the Certificates are purchased on ____, (ii) payments on the Certificates are made on the day of each month, commencing ____, 199_, [(iii) the initial Class A Percentage is approximately ___%], (iv) prepayments are received on the Mortgage Loans at the specified percentage of CPR, (v) all payments of principal of and interest on each of the Mortgage Loans in the Mortgage Pool are timely received, (vi) none of the Mortgage Loans in the
Mortgage Pool is repurchased from the Trust and (      ) [other assumptions].

     Any discrepancy between the characteristics of the Mortgage Loans actually included in the Trust and the characteristics of the Mortgage Loans expected to be so included may affect the percentages of the original outstanding principal balance set forth in the tables and the weighted average lives of the Certificates. In addition, to the extent that the Mortgage Loans included in the Trust Fund have characteristics that differ from those assumed in preparing the following tables, the outstanding principal balance of any Certificate will be reduced to zero earlier or later than that indicated by the table.

     Variations in actual prepayment experience and the principal balances of the Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals the indicated levels of [CPR]. There is no assurance that prepayment of the Mortgage Loans will conform to any level of [CPR].

     Based on the foregoing assumptions, the following tables indicate the weighted average life of each Class of Class A and Class B-1 Certificates and sets forth the percentages of the original principal balance outstanding of each Class of Class A and Class B-1 Certificates that would be outstanding after each of the dates shown at various percentages of [CPR].

          Payment Date                    Class A-1         Class A-2                 Class A-3                 Class B-1
                                          ---------         ---------                 ---------                 ---------
               in                     %       %       %       %       %       %       %       %       %       %        %       %
               --                     -       -       -       -       -       -       -       -       -       -        -       -
Weighted average life in years(1)

----------
(1) The weighted average lives of the Certificates as shown above are determined by (i) multiplying the amount of principal payments by the number of years from the date of issuance of the Certificates to the related Payment Date, (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.


                  ORIGINATION, FORECLOSURE AND LOSS EXPERIENCE

General

     For a general discussion of the Depositor, the Servicer and the Originators, see "The Depositor, the Servicer and the Originators" in the Prospectus.

     As of ___________, 199 , BOFS had a total of employees; _____ employees at its Indianapolis, Indiana, headquarters and an additional ___ employees in branch offices located in ___ states nationwide. As of ___________, 199_, the total stockholders' equity of BOFS was $_____.

Loan Origination History

     At December   , 199 , BOFS conducted loan origination and/or wholesale
operations in a number of states, including Arizona, California, Connecticut, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nebraska, Nevada, New York, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, Washington and Wisconsin.

     The dollar amounts of first and second lien mortgage loans originated and purchased by BOFS during the years ended December 31, 199 , 199 and 199 were
$   , $   and $   , respectively. BOFS originated and purchased mortgage loans
totalling $     during the months ended     , 199 .

     BOFS originates and purchases mortgage loans under a number of underwriting programs.

     See the "Depositor, the Servicer the Originators -- Specific Underwriting Criteria; Underwriting Programs" in the Prospectus for a discussion of each of the underwriting programs.

Servicing Portfolio

     At _____ and December 31, 199 , BOFS serviced a total portfolio of _____ and mortgage loans, respectively, having aggregate unpaid principal balances of $_____ and $_____, respectively, for itself, VNFSC and Bank One, Utah, N.A. The foregoing figures include loans that were originated or acquired and re-underwritten by BOFS.

Delinquency and Loss Experience

     The following table sets forth BOFS's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings.


     (Dollars in Thousands)

    At or For the Year Ended December 31, ____        At or For the Months
              (Dollars in Thousands)                  Ended _______, 199_

Portfolio Unpaid
Principal Balance..........   $              $               $              $               $

Average Portfolio
Unpaid Principal
Balance (1)................   $              $               $                              $
Period of
Delinquency (2):
  30-59 Days...............               %               %              %               %              %               %
  60-89 Days...............               %               %              %               %              %               %
  90 Days or More..........               %               %              %               %              %               %
Total Delinquencies........               %               %              %               %              %               %
Total Credit Losses           $              $               $              $               $
(3)........................
Total Credit Losses
as a Percent of
Average Unpaid
Principal Balance..........               %               %              %               %          % (5)               %

[----------

(1) Portfolio Unpaid Principal Balance is the net amount of principal to be paid on each mortgage loan, excluding unearned finance charges and other charges, and excludes the principal balance of each mortgage loan as to which the related mortgaged property has been previously acquired through foreclosure.

(2) Delinquency percentages are calculated as the dollar amount of mortgage loan principal delinquent as a percent of the Portfolio Unpaid Principal Balance. Delinquency percentages include the principal balance of all mortgage loans in foreclosure proceedings. Generally, all Mortgage Loans in foreclosure proceedings are 90 days or more delinquent. Delinquency percentages do not include the principal balance of mortgage loans which are real estate owned.

(3) Total Credit Losses includes (a) charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible or charge-offs relating to properties securing any mortgage loans which have been foreclosed upon and for which, in the opinion of management, liquidation proceeds would not exceed estimated expenses of liquidation plus the unpaid principal balance, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned, and (c) losses (gains) on the disposition of foreclosed properties and real estate owned.]


(4) Annualized.

     The delinquency percentages set forth in the preceding table are calculated on the basis of the unpaid principal balances of mortgage loans included in BOFS's servicing portfolio as of the end of the periods indicated. The charge-off experience percentages set forth above are calculated on the basis of the average outstanding unpaid principal balance of mortgage loans included in the servicing portfolio during the periods indicated. [However, because the amount of loans included in the servicing portfolio has increased rapidly over these periods as a result of new originations, the servicing portfolio as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in losses. In the absence of such substantial and continual additions of newly originated loans to the servicing portfolio, the delinquency and charge-offs percentages indicated above would be higher and could be substantially higher.] The actual delinquency percentages and loss experience with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Pool will not change.

     In addition, over the last several years, there has been a general deterioration of the real estate market and weakening of the economy in all regions of the country. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, BOFS may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Outstanding Real Estate Owned

     At      , 199 and December 3 , 199 , approximately and properties, respectively, acquired through foreclosure were owned by BOFS for its own account or on behalf of owners of other mortgage loans included in its servicing
portfolio. Such properties, at     31, 199 and December 31, 199 , were valued
at $          and $          , respectively.

                         DESCRIPTION OF THE CERTIFICATES

General

     The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Offered Certificates and the underlying documents. A form of the Pooling and

Servicing Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Banc One Home Equity Loan Asset Backed Certificates, Series 199 - , will consist of the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates") and the Class B-1 and Class B-2 Certificates (collectively, the "Class B Certificates" and, with the Class A Certificates, the "Certificates"). In the aggregate, the Class A Certificates evidence an approximately ___% undivided interest in the Trust Fund. In the aggregate, the Class B Certificates evidence an approximately ___% undivided interest in the Trust Fund. Only the Class A Certificates and Class B-1 Certificates are offered hereby.

     The Certificates represent interests in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement. The Trust Fund consists primarily of (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property,
(iii) amounts on deposit in the Collection Account (as defined herein), Principal and Interest Account (as defined herein), Insurance Account, Spread Account (including all earnings thereon and proceeds thereof) or Letter of Credit Fee Account, including all investments of amounts on therein, (iv) certain rights of the Depositor under the Transfer Agreement, (v) the Certificate Insurance Policy, and (vi) certain other property; provided, however, that the Trust Fund does not include the amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date.

     Each Class A Certificate will be issued in minimum denominations of $_____ and integral multiples thereof. Each Class B-1 Certificate will be issued in minimum denominations of $ and integral multiples thereof. Each Class A and Class B-1 Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the applicable Class determined by dividing the original dollar amount represented by such Certificate by the original aggregate principal amount of all Certificates of such Class.

     [Each Class of Class A Certificates and the Class B-1 Certificates (the "Book-Entry Certificates") will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"), and will be available only in the form of book-entries on the records of DTC, Participants and Indirect Participants. Certificates representing the Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein. All references to "holders" or "Certificateholders" shall reflect the rights of owners of the Book-Entry Certificates, as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "-- Registration of Certificates" herein and "Description of the Securities -- Registration of Certificates" in the Prospectus.]

     On each Payment Date, the Trustee will pay to each person in whose name a Certificate is registered on the related Record Date [(which in the case of Book-Entry Certificates initially will be only Cede, as nominee of DTC)], the portion of the aggregate payment to be made to Certificateholders of the applicable Class of Certificates, to which such holder is entitled, if any, based on the Percentage Interest of the Certificates of such Class held by such holder. Distributions will be made by wire transfer of immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor if such holder owns of record Certificates of such Class in denominations aggregating in excess of $_____ and shall have provided complete wiring instructions to the Trustee at least five business days prior to the Record Date, and otherwise by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

     The Final Scheduled Payment Dates of the Class A Certificates will be as follows: Class A-1:
         Class A-2:
         Class A-3:
         Class B-1:

     The Final Scheduled Payment Date of each Class is      months after the
Payment Date on which the principal balance of such Class is expected to be reduced to zero assuming that, among other things, [describe assumptions]. The rate of payment of principal of the Class A and Class B-1 Certificates will depend on the rate of payments of principal (including prepayments) and any repurchases of the Mortgage Loans. [Since the Final Scheduled Payment Dates have been determined on the assumption, among others, that there are no prepayments on the Mortgage Loans, the actual final distribution date of each Class is likely to occur prior to its Final Scheduled Payment Date although, in the event of defaults in payment of the Mortgage Loans, it could occur later or earlier.]

     The Servicer expects to service the Mortgage Loans through BOFS, as subservicer in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Offered Certificates -- Servicing Standards" and "-- Use of Subservicers" in the Prospectus for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

Representations and Warranties of the Depositor and the Originators

     Each Originator will make the representations, among others, as to each Mortgage Loan conveyed by any Originator to the Depositor as of the Closing Date

described under "Description of the Offered Certificates -- Representations and Warranties of the Originators and the Depositor" in the Prospectus and will also represent that:

          1. No more than   % of the Mortgage Loans are secured by Mortgaged
     Properties improved by permanently affixed manufactured housing units.

          2. Approximately   % of the Mortgage Loans are Balloon Loans. All of
     the Balloon Loans provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than ___ months following the date of origination and no later than at the end of the ___ year following the date of origination;

          3. As of the Cut-off Date, no more than ___% of the Mortgage Loans in the Mortgage Pool were 30 or more days contractually delinquent. No more than ___% of the Mortgage Loans in the Mortgage Pool were 60 or more days contractually delinquent;

          4. No more than ___% of the Mortgage Loans in the Mortgage Pool are secured by Mortgaged Properties located within any single zip code area; and

          5. Mortgage Loans representing at least ___% of the Mortgage Loan Principal Balance are secured by an Owner Occupied Mortgaged Property.

Distributions

     Interest will accrue on the Class A and Class B-1 Certificates from [the ___ calendar day of each month (whether or not a Business Day) to, but excluding, the ___ calendar day of the next succeeding month (whether or not a Business Day)] (each, an "Accrual Period"). Interest shall accrue on each Class A and Class B-1 Certificate at the applicable Pass- Through Rate specified on the cover page hereof, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall be distributed, to the extent monies are available therefor, on each Payment Date. With respect to each Payment Date, interest accrued on each Class of Class A Certificates during the related Accrual Period at the applicable Pass-Through Rate on the Class Principal Balance (defined below) outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such Payment Date) or, in the case of the initial Accrual Period, ___, is referred to herein as the "Interest Remittance Amount" for such Class and, in the aggregate for all Class A Certificates, as the "Class A Interest Remittance Amount". Interest accrued during each Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Principal Balance (as defined below) outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such Payment Date) or, in the case of the initial Accrual Period, ___, is referred to herein as the "Class B-1 Interest Remittance Amount" for the related Payment

Date.

     Holders of the Class A and Class B-1 Certificates will be entitled to receive on each Payment Date, to the extent monies are available therefor (but not more than the Class A Principal Balance or Class B-1 Principal Balance then outstanding), a distribution allocable to principal which will generally equal the sum of (i) the Class A Percentage or Class B-1 Percentage, respectively, of all scheduled payments ("Monthly Payments") of principal received on the Mortgage Loans during [the calendar month preceding the calendar month in which such Payment Date occurs] (each, a "Due Period"), (ii) the [Class A [Prepayment] Percentage or Class B-1 Percentage, respectively,] of each other component of the Basic Principal Amount (defined below) and (iii) the amount, if any, by which (a) the amount required to be distributed to Class A Certificateholders as of the preceding Payment Date exceeded (b) the amount actually distributed to the Class A Certificateholders or Class B-1 Certificateholders, respectively on such date (such excess, the "Class A Carry-Forward Amount" and, with the applicable percentage of the Basic Principal Amount, the "Class A Principal Remittance Amount" or the "Class B-1 Carry-Forward Amount" and, with the Class B-1 Percentage of the Basic Principal Amount, the "Class B-1 Principal Remittance Amount", as the cases may be). [Except during such time as the Class A Percentage equals 100%,] [P]rincipal will be distributed to the Class A Certificates [in order of their Final Scheduled Payment Dates and pro rata among the Class A Certificates of each Class]. [If the Class A Percentage increases to 100%, distributions allocable to principal will be made pro rata among the remaining Class A Certificates in accordance with their respective outstanding principal balances and not in accordance with the priorities set forth above.]

     The Trustee is required to establish a trust account (the "Collection Account") for the remittance of payments on the Mortgage Loans to the Certificateholders. The Collection Account is required to be maintained as an Eligible Account.

     The amount available to make the payments described above will generally equal the Available Payment Amount for the related Due Period. The "Available Payment Amount" generally means with respect to any Payment Date the result of
(a) collections on or with respect to the Mortgage Loans received by the Servicer during the related Due Period, net of the Servicing Fee paid to the Servicer during the related Due Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses paid by the Servicer, plus (b) the amount of any Advances less (c) the amount of any Excess Spread.

     The "Basic Principal Amount" means the sum of (i) the principal portion of each Monthly Payment [received][due] during the related Due Period, (ii) all Curtailments and all Principal Prepayments received during such related Due Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period, (iv)(a) that portion of the purchase price of any repurchased Mortgage Loans which represents principal and (b) any Substitution Adjustments deposited into the Collection Account as of the related Determination Date and (v) the Principal Balance of each Mortgage Loan as of the beginning of the related Due Period which became a Liquidated Mortgage Loan during the related Due Period (exclusive of any principal payments in respect thereof described in the preceding clauses (i) through (iv)).

     The "Class A Principal Balance" means as of any Payment Date the Original Class A Principal Balance reduced by the sum of all amounts previously distributed to Class A Certificateholders in respect of principal on all
previous Payment Dates. The "Original Class A Principal Balance" is $     .

     The "Class B-1 Principal Balance" means as of any Payment Date the Original Class B-1 Principal Balance reduced by the sum of all amounts previously distributed to Class B-1

Certificateholders in respect of principal on all previous Payment Dates. The
"Original Class B-1 Principal Balance" is $     .

     The "Class A Prepayment Percentage" means, generally, subject to certain conditions set forth in the Pooling and Servicing Agreement, as of any Payment
Date up to and including the Payment Date in    , [100%]; as of any Payment Date
in the [first] year thereafter, the Class A Percentage plus % of the Class B Percentage for such Payment Date; as of any Payment Date in the [second] year
thereafter, the Class A Percentage plus   % of the Class B Percentage for such
Payment Date; as of any Payment Date in the [third] year thereafter, the Class A
Percentage plus   % of the Class B Percentage for such Payment Date; and as of any Payment Date thereafter, the Class A Percentage; provided that, if the Class A Percentage as of any such Payment Date is greater than the initial Class A Percentage, the Class A Prepayment Percentage shall be 100%.]

Subordinated Certificates and Shifting Interests

     The right of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the right of the Class A Certificateholders, to the extent described below. This subordination is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the Class A Remittance Amounts and to protect the Class A Certificateholders against losses.

     On each Payment Date, payments to the Class A Certificateholders will be made prior to payments to the Class B Certificateholders. On any Payment Date on which the Class A Percentage is less than 100%, if the Class A Certificateholders receive less than the amount due to them on such date, the interest of the Class A Certificateholders in the Trust Fund will vary so as to preserve the entitlement of the Class A Certificateholders to unpaid principal of the Mortgage Loans and interest thereon. [If a Principal Prepayment, Curtailment or certain other unscheduled amounts of principal are received on a

Mortgage Loan, the Class A Certificateholders will be paid an amount equal to the Class A Prepayment Percentage (defined herein) of the amount received. This will have the effect of accelerating receipt of principal by the Class A Certificateholders, thus reducing their proportionate interest in the Trust Fund and increasing the relative interest in the Trust Fund evidenced by the Class B Certificates. Increasing the interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class B Certificates.]

[Describe any applicable limits on subordination.]

Example of Distributions

     The following chart sets forth an example of distributions on the Certificates based upon the assumption that the Certificates will be issued in _________ 199 .

                                    Cut-off Date. The Original Pool Principal
                                    Balance will be the aggregate principal
                                    balances of the Mortgage Loans on the Cutoff
                                    Date after application of all payments
                                    received prior to the Cut-off Date.

                                    Due Period. The Servicer and any
                                    subservicers remit for deposit into the
                                    Principal and Interest Account all amounts received on account of the Mortgage Loans (other than interest accrued prior to the Cut-off Date).

                                    Determination Date. The Trustee determines, based on information provided by the Servicer, the amount of principal and interest that will be distributed to Certificateholders on ____, 199_.

                                    The Servicer transfers funds in the
                                    Principal and Interest Account to the
                                    Collection Account including any Advances.

Advances [from the Principal and Interest Account]

     Not later than the close of business on the third business day prior to each Payment Date, the Servicer shall [withdraw from amounts on deposit in the Principal and Interest Account and held for future distribution and] remit to the Trustee for deposit in the Collection Account an amount (the "Advance"), to be distributed on the related Payment Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments (net of the Servicing Fee and, after the later to occur of (x) the Cross-Over Date, and (y) the date on which there are no outstanding LC Obligations, the Excess Spread) accrued during the related Due Period, but uncollected as of the close of business on the last day of the related Due Period. [The Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise.]

Servicing Compensation

     As compensation for servicing and administering the Mortgage Loans, the
Servicer is entitled to a fee of   % per annum of the principal balance of each
Mortgage Loan (the "Servicing Fee") calculated and payable monthly from the interest portion of monthly payments on the Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the Mortgage Loans. In addition to the Servicing Fee, the Servicer is entitled under the Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Mortgage Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account and not constituting any part of the Representative's Yield, and interest paid on funds on deposit in the Principal and Interest Account, earnings paid on Permitted Instruments (other than earnings on amounts invested from the Spread Account), certain amounts representing excess funds released from the Insurance Account and the Letter of Credit Fee Account and similar items.

Termination; Purchase of Mortgage Loans

     The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Advances of such payment or collection by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Trustee or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement, alive as of the date of the Pooling and Servicing Agreement.

     Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the [Servicer] may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Pool Principal Balance is less than [5]% of the Original Pool Principal Balance by purchasing, on the next succeeding Payment Date [(but in no event before the Payment Date occurring in _____], all of the outstanding Mortgage Loans and REO

Properties then remaining in the Trust Fund at a price equal to (i) 100% of the aggregate outstanding principal balances of the Mortgage Loans and REO Properties and 30 days' accrued interest thereon at a rate equal to the weighted average Mortgage Interest Rate, minus (ii) any amounts representing collections on the Mortgage Loans and REO Properties not yet applied to reduce the principal balance thereof or interest related thereto (the "Termination Price"). In connection with such purchase, the Servicer is required to pay any unpaid fees and expenses of the Trustee.

Amendment

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee by written agreement, without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

     The Pooling and Servicing Agreement also may be amended from time to time by the Depositor, the Servicer and the Trustee, the Majority in Aggregate Voting Interest and the holders of the majority of the Percentage Interest in the Class B Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment is permitted unless the Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust Fund as a REMIC or cause any tax to be imposed on the REMIC, and provided further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of each such Certificate or reduce the percentage for each Class the holders of which are required to consent to any such amendment without the consent of the holders of 100% of each Class of Certificates affected thereby.

     Notwithstanding any contrary provision of the Pooling and Servicing Agreement, the Trustee is not permitted to consent to any amendment to the Pooling and Servicing Agreement unless it has first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor, or the Trustee in accordance with such amendment will not result in the imposition of a tax on the [Trust Fund] or cause the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                                   THE TRUSTEE

     __________ , a      organized under the laws of with its principal place of
business in the State of _________ will be named Trustee pursuant to the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "BBB" by S&P and Baa2 by Moody's, or such lower rating as may be approved in writing by Moody's and S&P, subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Servicer and shall resign, upon the request of the Majority in Aggregate Voting Interest, in the manner and with the effect specified in the Pooling and Servicing Agreement.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

     The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Servicer and to all Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Servicer is required to promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     The Majority in Aggregate Voting Interest may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

                         FEDERAL INCOME TAX CONSEQUENCES

                   [INSERT APPROPRIATE TAX DISCUSSION, IF ANY]

                         CERTAIN STATE TAX CONSEQUENCES

                   [INSERT APPROPRIATE TAX DISCUSSION, IF ANY]

                              ERISA CONSIDERATIONS

                             [INSERT IF APPROPRIATE]

                                LEGAL INVESTMENT

     [Although] upon their initial issuance the Class A Certificates will be rated [_____ by Moody's and "_____" by S&P and Fitch], the Class A Certificates [will not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") [because the Mortgage Pool includes Mortgage Loans that are secured by second or more junior Mortgages]. [The Class B-1 Certificates will not constitute "mortgage related securities" under SMMEA.] Investors should consult their own legal advisers in determining whether and to what extent any Class of Certificates constitute legal investments for such investors.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be received, directly or indirectly, by the Depositor. [In the aggregate, the Originators have transferred the Mortgage Loans to the Depositor in return for such proceeds.]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters named below, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositor, the respective principal amounts of Certificates set forth opposite their names below.


                            Class A      Class A-2     Class A-3     Class B-1
 Underwriters            Certificates  Certificates  Certificates  Certificates
 ------------            ------------  ------------  ------------  ------------
                         $
          Totals         $

     Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A and Class B-1 Certificates offered hereby if any of such Certificates are purchased.

     The Underwriters have advised the Depositor that they propose to offer the Class A and Class B-1 Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Class A and Class B-1 Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A and Class B-1 Certificates for whom they act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A and Class B-1 Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A and Class B-1 Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     [In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Depositor and the Originators and their affiliates. Banc One Capital Corporation is an affiliate of the Depositor and the Originators.]

     [After the initial distribution of the Class A Certificates by the Underwriters, this Prospectus Supplement and the Prospectus may be used by Banc One Capital Corporation in connection with offers and sales relating to market-making transactions in the Class A Certificates. Banc One Capital Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                     RATINGS

     The Class A Certificates will be rated at their initial issuance [by
Moody's and "   " by S&P and Fitch]. The Class B-1 Certificates will be rated at
their initial issuance "   " by Moody's and "   " by S&P and Fitch.

     A securities rating addresses the likelihood of the receipt by

Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A and Class B-1 Certificates. The ratings on the Class A and Class B-1 Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Class A Certificates or Class B-1 Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter.

                                  LEGAL MATTERS

     In addition to the legal opinions referred to in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Depositor by _____; and for the Underwriters by _____. Certain federal income tax matters will be passed upon for the Depositor by ___________.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     SUBJECT TO COMPLETION, October 15, 1996

                                   PROSPECTUS

                            Banc One ABS Corporation
                                    Depositor

                          Bank One, Indianapolis, N.A.
                                    Servicer

               Banc One Home Equity Loan Asset Backed Certificates
                              (Issuable in Series)
                                 _______________

The Home Equity Loan Asset Backed Certificates (the "Certificates") offered hereby may be sold from time to time in series (each, a "Series") as described in the related Prospectus Supplement. Each Series of Certificates will be issued by a separate trust (each, a "Trust").

The assets of each Trust will consist primarily of (i) a pool (a "Mortgage Pool") of fixed- or adjustable-rate mortgage loans (each, a "Mortgage Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first or junior lien on one- to four-family dwellings, units in planned unit developments, units in condominium developments, units in cooperatives or manufactured housing units (each, a "Mortgaged Property") to be transferred to such Trust by the Depositor and originated or purchased and re-underwritten by Banc One Financial Services, Inc., Valley National Financial Services Company or their affiliates (each, an "Originator"), (ii) all monies received on or with respect to the Mortgage Loans (other than principal and interest received before the related Cut-off Date (as defined herein) and interest received on or after the related Cut-off Date but accrued prior to the Cut-off Date), and (iii) certain other property. The Mortgage Loans will be serviced by Bank One, Indianapolis, N.A. (the "Servicer"). The Mortgage Loans and other assets of each Trust as described herein and in the related Prospectus Supplement will be held for the benefit of the holders of the related Series of Certificates.
                                                   (continues on following page)

None of the Certificates of any Series will represent an interest in or obligation of the Depositor, any Originator or any of their Affiliates. None of the Certificates of any Series or the underlying mortgage loans will be insured or guaranteed by any Governmental Agency or instrumentality or by the Depositor or any of its Affiliates.

                                 _______________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                 _______________

     Prospective investors should consider the factors set forth under "Risk Factors" beginning on page 15 herein and in the related Prospectus Supplement.

     Prospective investors should refer to the "Index of Principal Definitions" herein for the location of the definitions of capitalized terms that appear in this Prospectus.

                  The date of this Prospectus is ______, 1996.

(continuation of cover page)

Each Series of Certificates may be issuable in one or more classes (each, a "Class"). The Certificates of any Class will represent beneficial ownership interests in the Mortgage Loans held by the related Trust. A Series may include one or more Classes of Certificates entitled to principal distributions and disproportionate, nominal or no interest distributions, or to interest distributions and disproportionate, nominal or no principal distributions. The rights of one or more Classes of Certificates of a Series may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both.

     If specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If specified in the related Prospectus Supplement, the Mortgage Loans underlying a Series of Certificates may be insured under one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or similar credit enhancement. In addition to or in lieu of any or all of the foregoing, credit enhancement with respect to one or more Classes of Certificates of a Series may be provided through subordination. See "Description of Credit Enhancement".

     The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Loans in the related Trust and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.


     Offers of the Certificates of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no secondary market for the Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Class of Certificates of any Series will develop or, if one does develop, that it will continue. None of the Certificates will be listed on any securities exchange.

     If so specified in the related Prospectus Supplement, one or more elections will be made to treat the related Trust or a designated portion of the assets of the related Trust as a "real estate mortgage investment conduit" for federal income tax purposes. For a description of certain tax consequences of owning the Certificates, including, without limitation, original issue discount, see "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 3rd Floor, New York, New York 10007. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Depositor may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                               REPORTS TO HOLDERS

     Periodic reports concerning the assets of each Trust are required to be forwarded to holders of the Certificates of the related Series. See "Description of the Certificates -- Reports to Holders" herein. Any reports forwarded to holders will not contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Depositor pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. After the initial distribution of the Class A Certificates by the Underwriters and in connection with market-making transactions by Banc One Capital Corporation, this Prospectus Supplement and the Prospectus will be distributed together with, and should be read in conjunction with, an accompanying supplement to the Prospectus Supplement and Prospectus. Such supplement will contain the reports described above and generally will include the information contained in the statements furnished to Class A Certificateholders. See "Description of Certificates -- Reports to Holders." Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to BANC ONE CORPORATION, 100 East Broad Street, Columbus, Ohio 43271-0133,
Attention: Structured Finance. Telephone requests for such copies should be directed to BANC ONE CORPORATION at (614) 248-5800.

                              SUMMARY OF PROSPECTUS

     The following Summary of Prospectus is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Summary of Prospectus shall have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Principal Definitions included in this Prospectus sets forth the pages on which the definitions of certain principal terms appear.

Depositor..............  Banc One ABS Corporation, a corporation organized under the laws of the State of Ohio (the "Depositor") and a wholly-owned subsidiary of BANC ONE CORPORATION ("BANC ONE"). See "The Depositor, the Servicer and the Originators" herein.

Issuer.................  With respect to each Series of Certificates, a trust entitled "Banc One Home Equity Loan Trust" (the "Trust" or the "Issuer"), with an additional designation to indicate the Series of Certificates to which it relates. Each Trust will be formed pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer (defined herein) and the trustee named therein (the "Trustee").

Originators............  Banc One Financial Services, Inc., a corporation organized under the laws of the State of Indiana and an indirect subsidiary of BANC ONE, and Valley National Financial Services Company, a corporation organized under the laws of the State of Arizona and an indirect subsidiary of BANC ONE. Additional Originators, each of which is expected to be a direct or indirect subsidiary of BANC ONE may originate Mortgage Loans to be sold to the Depositor for transfer to a Trust, if so specified in the related Prospectus Supplement (each, an "Originator"). See "The Depositor, the Servicer and the Originators" herein.

Servicer...............  Bank One, Indianapolis, N.A., a national banking association and an indirect subsidiary of BANC ONE (in its capacity as servicer, the "Servicer"). See "The Depositor, the Servicer and the Originators" herein.

Trustee................  The entity or entities named as trustee in the related
                         Prospectus Supplement.

Cut-off Date...........  The date specified in the related Prospectus Supplement on and after which payments due or received on the related Mortgage Loans, as specified in the related Prospectus Supplement, are transferred to the related Trust and available for payment to the holders of the related Certificates (each, a "Cut-off Date").

Closing Date........,..  The date on which the Certificates of any Series are initially issued (each, a "Closing Date") as specified in the related Prospectus Supplement.

Description of
  Certificates.........  The Certificates of each Series may be issued in one or more classes (each, a "Class") and will represent beneficial interests in a segregated pool (each, a "Mortgage Pool") of mortgage loans (the "Mortgage Loans") originated or purchased and re-underwritten by the Originators and transferred by the Originators to the Depositor pursuant to a Transfer Agreement (each, a "Transfer Agreement"), and by the Depositor to the related Trust, and certain other property. See "The Trust Assets".

                         A Series of Certificates may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a "Certificate Interest Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average interest rate on the underlying Mortgage Loans or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the happening of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Certificates entitled to payments derived from a specified group or groups of Mortgage Loans held by the related Trust. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

Payment Date...........  The monthly or other periodic date specified in the related Prospectus Supplement on which payments will be made to holders of Certificates (each, a "Payment Date").

Determination Date.....  The day of the month in which the related Payment Date occurs (each, a "Determination Date") specified in the related Prospectus Supplement.

Record Date............  The calendar day (each, a "Record Date") specified in the related Prospectus Supplement.

Interest...............  Unless otherwise specified in the related Prospectus
                         Supplement, interest on each Class of Certificates of a Series (other than a Class of Certificates entitled to receive only principal) will accrue during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Certificate Interest Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable Certificate Interest Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ("Accrual Certificates") on which interest is to accrue and not be paid until the principal of certain other Classes has been paid in full or until the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Certificate Interest Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of

                         Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances (defined herein) or by any applicable credit enhancement.

Principal..............  On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Mortgage Loans during the period specified in the related Prospectus Supplement (each such period, a "Due Period") will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Mortgage Loans during the related Due Period, (ii) any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Due Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of
                         (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses (such net proceeds, "Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Mortgage Loans ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and
                         (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"),
                         (iv) the principal portion of all amounts paid by the Depositor (which are limited to amounts paid by an Originator pursuant to the related Transfer Agreement, unless otherwise specified in the related Prospectus Supplement) in connection with the purchase of or substitution for a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in such Transfer Agreement and assigned to the related Trust under the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through (v), (the "Basic Principal Amount"). Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by advances or any applicable credit enhancement.

Denominations..........  Each Class of Certificates of a Series will be issued in the minimum denominations set forth in the related Prospectus Supplement. Each Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the related Class determined by dividing the original dollar amount (or Notional Principal Amount, in the case of Certificates entitled to interest only and assigned a Notional Principal Amount) represented by such Certificate by the original aggregate principal balance (or original aggregate Notional Principal Amount, if applicable).

Registration of the

  Certificates.........  Each or any Class of Certificates of a Series may be
                         issued in definitive form or may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants") ("Book-Entry Securities"). Certificates representing Book-Entry Securities will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to the Book-Entry Securities, all references herein to "holders" shall reflect the rights of owners of the Book-Entry Securities as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "Risk Factors" and "Description of the Certificates -- Registration of the Certificates" herein.

The Trust Property..,..  Each Class of Certificates of a Series will represent an interest primarily in (i) a segregated pool (the "Mortgage Pool") of fixed- or adjustable-rate mortgage loans originated or purchased and re-underwritten by the Originators and evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first lien or a junior lien on one- to four-family dwellings, units in condominium developments, units in planned unit developments, units in cooperatives and manufactured housing units (each, a "Mortgaged Property"), with the aggregate principal balance of the Cut-off Date specified in the related Prospectus Supplement, after giving effect to payments received prior to the Cut-off Date (the "Original Pool Principal Balance"), (ii) all monies received with respect to the Mortgage Loans on and after the Cut-off Date (other than amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), (iii) certain rights of the Depositor under the related Transfer Agreement, and
                         (iv) certain other property. One or more Classes of Certificates of any Series may, if so specified in the related Prospectus Supplement, have the benefit of one or more of a spread account, reserve fund, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, letter of credit, cash collateral account, overcollateralization, subordination or other credit enhancement as described herein under "Description of Credit Enhancement".

                         The Prospectus Supplement for each Series of
                         Certificates will specify certain information with respect to the related Mortgage Pool including, without limitation, the number of

                         Mortgage Loans in the Mortgage Pool, the Original Pool Principal Balance, the respective percentages of the Mortgage Loans which are secured by first Mortgages, second Mortgages and more junior Mortgages, the minimum and maximum outstanding principal balances of the Mortgage Loans, the weighted average of the annual rates of interest of the Mortgage Loans (each such annual rate of interest hereinafter referred to as the

                         "Mortgage Interest Rate") and, if the Mortgage Loans bear interest at adjustable interest rates, the applicable Index (defined herein), the maximum and minimum Gross Margins (defined herein) and the weighted average Gross Margin, the minimum and maximum Mortgage Interest Rates, the weighted average original term to maturity, the weighted average remaining term to maturity, the minimum and maximum remaining terms to maturity and the range of origination dates. If so specified in the related Prospectus Supplement, such information may be approximate, based on the expected Mortgage Pool, in which case the final information, to the extent of any variances, will be contained in the Current Report on Form 8-K referred to below. See "Description of the Mortgage Pools -- General" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement.

                         A Current Report on Form 8-K will be available to purchasers or underwriters of the related Series of Certificates and will generally be filed, together with the related primary documents, with the Securities and Exchange Commission within fifteen days after the related Closing Date.

Optional Termination ..  The Servicer, the Depositor or the holders of the Class of Certificates specified in the related Prospectus Supplement may cause the sale of all of the Mortgage Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, the proceeds of which will be applied to retire the related Certificates. See "Description of the Certificates -- Optional Disposition of Mortgage
                         Loans" herein.

Mandatory Termination .  If so specified in the related Prospectus Supplement, the Trustee, the Servicer or such other entities as may be specified in such Prospectus Supplement, may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances and in the manner specified under "Description of the Certificates -- Mandatory Disposition of Mortgage Loans" herein and in the related Prospectus Supplement.

Yield and Prepayment
  Considerations.......  The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Loans in the related Trust and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. The Prospectus Supplement for a Series may specify certain yield calculations, based upon an assumed rate or range of prepayment assumptions on the related Mortgage Loans, for Classes receiving disproportionate allocations of principal and interest. A higher level of principal prepayments on the related Mortgage Loans than anticipated is likely to have an adverse effect on the yield on any Class of Certificates that is purchased at a premium and a lower level of principal prepayments on the related Mortgage Loans is likely to have an adverse effect on the yield on any Class of Certificates that is purchased at a discount from its principal amount. It is possible under certain circumstances that holders of Certificates purchased at a premium (including Certificates entitled to receive interest only) could suffer a lower than anticipated yield or could fail to recoup fully their initial investment. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

Transfer and
  Servicing............  Under the Transfer Agreement with respect to a Series of Certificates, the Depositor will acquire the related Mortgage Loans from the Originators and, under the related Pooling and Servicing Agreement, the Depositor will transfer the Mortgage Loans to the related Trust. In addition, the Servicer will agree to service the Mortgage Loans.

Forward Commitments;
  Prefunding...........  If so specified in the related Prospectus Supplement, a portion of the proceeds of the sale of one or more Classes of Certificates of a Series may be deposited in a segregated account (a "Prefunding Account") or all or a portion of the payments on the Mortgage Loans may be set aside, to be applied to acquire additional Mortgage Loans from the Depositor at the times and meeting the requirements set forth in the related Pooling and Servicing Agreement or other agreement with the Depositor. Unless otherwise specified in the related Prospectus Supplement, monies on deposit in the Prefunding Account or otherwise set aside to fund such transfer and not applied to acquire such additional Mortgage Loans within the time set forth in the related Pooling and Servicing Agreement or other applicable agreement will be treated as a principal prepayment and applied in the manner described in the related Prospectus Supplement.

Credit Enhancement.....  If so specified in the related Prospectus Supplement, credit enhancement may be provided by any one or a combination of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other type of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the underlying Mortgage Loans. Credit support may also be provided by subordination. The amount of any credit enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of Credit Enhancement" herein.

Advances...............  If so specified in the related Prospectus Supplement, the Servicer will be required to make advances (each, an "Advance") in respect of interest on the Mortgage Loans accrued but uncollected as of the end of the related Monthly Period (net of the Servicing Fee), which obligation to make Advances may be limited to amounts on deposit in the Principal and Interest Account and held for future distributions. Unless specified in the related Prospectus Supplement, the Servicer generally shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise. See "Description of the Certificates -- Advances from the Principal and Interest Account; Servicing Advances" herein.

Servicing Fee..........  The Servicer will be entitled to receive a fee for its servicing duties in the amount specified in the related Prospectus Supplement (the "Servicing Fee"), payable monthly from the interest portion of monthly payments on the related Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds and certain other sources as provided in the related Pooling and Servicing Agreement.

Ratings................  It is a condition to the issuance of each Series of
                         Certificates that each Class of the Certificates of such Series be rated by one or more of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P") and Fitch Investors Service,

                         Inc. ("Fitch" and each of Fitch, Moody's and S&P, a "Rating Agency") in one of their four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of

                         Certificates of a Series is revised or withdrawn, the liquidity of such Class of Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk Factors -- Liquidity" and "Ratings" herein.

Certain Legal Aspects
of the Mortgage Loans..  The Mortgage Loans relating to a Series of Certificates may be secured by second or more junior Mortgages which are subordinate to one or more mortgage liens on the related Mortgaged Property prior to the lien of such Mortgage Loan (such senior lien, if any, a "Senior Lien"). A primary risk with respect to a junior Mortgage is that funds received in connection with the foreclosure thereof will not be sufficient to satisfy fully both the Senior Lien and the junior Mortgage. See "Risk Factors" and "Certain Legal Aspects of the Mortgage Loans" herein.

Tax Status of the
  Certificates.........  An election will be made to treat the Trust or one or more segregated pools of assets comprising the Trust relating to a Series of Certificates as a "real estate mortgage investment conduit (a "REMIC"). The Certificates will constitute "regular interests" in a REMIC or "residual interests" in a REMIC, as specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

ERISA Considerations...  A fiduciary or other person investing "plan assets" of any employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any Class of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. Certain Classes of Certificates may not be permitted to be acquired by any employee benefit or other plan subject to ERISA or Section 4975 of the Code, as specified in the related Prospectus Supplement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment.......  Unless otherwise specified in the related Prospectus
                         Supplement, no Class of Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 because the related Mortgage Pool will include Mortgage Loans that are secured by second or more junior mortgages. Investors should consult their own legal advisers in determining whether and to what extent the Certificates constitute legal investments for such investors. See "Legal Investment" herein and in the related Prospectus Supplement.

Use of Proceeds........  Substantially all of the net proceeds to be received from each sale of Certificates will be received, directly or indirectly, by the Depositor. The Originators will, in the aggregate, contribute or otherwise transfer the related Mortgage Loans to the Depositor in return for cash, stock or other property, as specified in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of Certificates:

Certificates

     Limited Liquidity. There is no assurance that a secondary market for any of the Certificates will develop or, if one does develop, that it will provide the holders with liquidity of investment or that it will continue for the life of such Certificates. None of the Certificates will be listed on any securities exchange.

     It is a condition to the issuance of each Series of Certificates that each Class of Certificates of such Series be rated in one of the four highest rating categories by one or more of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P") or Fitch Investors Service, Inc. ("Fitch"; and each of Moody's, S&P and Fitch, a "Rating Agency"). See "Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Certificate and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If any rating is revised or withdrawn, the liquidity of the related Certificates may be adversely affected.

     Issuance of any of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates -- Registration of the Certificates" herein.

     Difficulty in Pledging. Because transactions in Certificates of a Series in book-entry form may be effected only through DTC, Participants and Indirect Participants, the ability of an Owner to pledge such a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificate. See "Description of the Certificates -- Registration of the Certificates" herein.

     Potential Delays in Receipt of Payments. Owners of Certificates issued in book-entry form may experience some delay in their receipt of payments of interest and principal on the Certificates because such payments will be forwarded to DTC and DTC will credit such payments to the accounts of its Participants which will thereafter credit them to the accounts of Owners either directly or indirectly through Indirect Participants. See "Description of the Certificates -- Registration and Transfer of the Certificates" herein.

     Limited Obligations. No Class of Certificates of any Series will represent an interest in or obligation of the Depositor, any Originator, the Servicer or any of their affiliates. The only obligations of the foregoing entities with respect to any of the Certificates or the related Mortgage Loans will be the

Servicer's servicing obligations under the Pooling and Servicing Agreement and the obligations of the Depositor to purchase, or substitute substantially similar mortgage loans for, or cause the Originators to purchase or substitute, any Mortgage Loans as to which there is defective documentation or a breach of certain representations and warranties in the Pooling and Servicing Agreement and Transfer Agreement, respectively. Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Originator, the Servicer or any of their affiliates.

     ERISA Considerations. An investment in a Class of Certificates of any Series by Plans may give rise to a prohibited transaction under ERISA section 406 and be subject to tax under Code section 4975 unless a statutory or administrative exemption is available. Accordingly, fiduciaries of any employee benefit plan or other retirement arrangement should consult their counsel before purchasing any Class of Certificates. Certain Classes of Certificates will not be eligible for purchase by Plans. See "ERISA Considerations" herein and in the related Prospectus Supplement.

     Limitations, Reduction and Substitution of Credit Enhancement. Credit enhancement may be provided with respect to one or more Classes of Certificates of a Series to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement may be provided by one or more forms, including but not limited to subordination of one or more Classes of Certificates of such Series, letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other type of credit enhancement. The coverage of any credit enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of Credit Enhancement" herein.

     Yield and Prepayment Considerations. The yield on certain Classes of Certificates of a Series may be particularly sensitive to the rate of prepayments, including voluntary prepayments and prepayments due to foreclosures, repurchases and losses. Accordingly, to the extent the risks described herein and in the related Prospectus Supplement with respect to the characteristics of the Mortgage Loans and of mortgage loans in general result in prepayments being received at rates greater or less than those assumed by investors, the yield to the holders of such Class of Certificates will be adversely affected. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

Risks of the Mortgage Loans

     General Economic Conditions. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a

Mortgage Loan (a "Mortgagor"), it is possible that the holders of the related Certificates could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan, thus delaying the amount received by the holders of the related Certificates with respect to such Mortgage Loan. Moreover, if a bankruptcy court prevents the transfer of the related Mortgaged Property to the related Trust, any remaining balance on such Mortgage Loan may not be recoverable. In recent years, the Originators have experienced increased delinquencies and higher net losses on the mortgage loans included in the Originators' servicing portfolio. This trend may have resulted in part from the effect of general economic conditions on the ability of borrowers to repay such mortgage loans, although no statistics are available with respect to the extent of such effect. See "The Depositor, the Servicer and the Originators -- Delinquency and Loss Experience" herein and "The Originators and the Servicer -- Origination, Foreclosure and Delinquency Experience" in the related Prospectus Supplement for further information regarding the rates of delinquency and net losses experienced on the mortgage loans included in the Originators' servicing portfolios.

     Real Estate Market Conditions. An investment in securities such as the Offered Certificates which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, together with loans secured by Senior Liens (defined below), if any, on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In recent years, the Originators have experienced higher net losses on the mortgage loans included in the Originators' servicing portfolios. This trend may have resulted in part from the effect of real estate market conditions on the value of the mortgaged properties securing such mortgage loans, although no statistics are available with respect to the extent of such effect. See "The Depositor, the Servicer and the Originators -- Delinquency and Loss Experience" herein and "The Originators and the Servicer -- Origination, Foreclosure and Delinquency Experience" in the related Prospectus Supplement for further information regarding the rates of delinquency and net losses experienced on the mortgage loans included in the Company's servicing portfolio.

     Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans relating to any Series of Certificates in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "Description of the Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans underlying the Certificates of any Series.

     Nature of Certificates. Certain of the Mortgage Loans underlying the Certificates of a Series may be secured by Mortgages junior or subordinate to one or more other mortgages ("Senior Liens"), and the related Senior Liens will not be included in the Mortgage Pool. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of Mortgage Loans secured by junior Mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Lien to satisfy fully both the Senior Lien and the Mortgage Loan. If a holder of the Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale generally will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holder of the Senior Lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the related Trust as holder of the junior Mortgage receives any payments in respect of the Mortgage Loan. If the Servicer were to foreclose on any junior Mortgage Loan, it would do so subject to any related Senior Lien. The debt related to the Mortgage Loan would not be paid in full at such sale unless a bidder at the foreclosure sale of such Mortgage Loan bids an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Lien or purchases the Mortgaged Property subject to the Senior Lien. If such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy such loans in the aggregate, the related Trust, as the holder of the junior Mortgage, and, accordingly, holders of the Offered Certificates would bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior Mortgage unless it forecloses subject to the Senior Lien. In servicing second Mortgages, it is generally the Servicer's practice to advance funds to keep the Senior Lien current in the event the mortgagor is in default thereunder if the Servicer expects to satisfy the Senior Lien by sale of the mortgaged property. The Servicer intends to advance such amounts in accordance with its normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that Mortgage Loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related Trust will have no source of funds to satisfy any Senior Lien or make payments due to any senior mortgagee. The junior Mortgages securing the Mortgage Loans are subject and subordinate to any Senior Liens affecting the related Mortgaged Property, including limitations and prohibitions which may be contained in such Senior Liens upon subordinate financing.

     Certain Mortgage Loans. Certain Mortgage Loans that may be included in the assets of a Trust may involve additional uncertainties not present in other types of loans. Certain of the Mortgage Loans may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such Mortgage Loans are generally qualified on the basis of the initial payment amount. In some instances, such a borrower's income may not be sufficient to enable them to pay the increased payment amounts and the likelihood of default may increase.

     Certain of the Mortgage Loans underlying a Series of Certificates may be delinquent in respect of the payment of principal and interest. In addition, certain of the Mortgagors under the Mortgage Loans underlying a Series of Certificates may be subject to personal bankruptcy proceedings. Such Mortgage Loans may be subject to a greater risk of default. See "Description of the Mortgage Pools" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement.

     Delays in Liquidating Defaulted Mortgage Loans. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans underlying a Series of Certificates, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the related Trust could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Due Period all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on Liquidated Mortgage Loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the related Trust. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure in General," and "-- Rights of Redemption" herein.

     Likelihood of Disproportionate Liquidation Expenses. Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, Net Liquidation Proceeds on Liquidated Mortgage Loans may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

     Risk of Early Defaults. Certain of the Mortgage Loans underlying a Series of Certificates may be recently originated as of the date of inclusion in the related Mortgage Pool. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

     Balloon Mortgage Loans. Certain of the Mortgage Loans underlying a Series of Certificates may provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at the maturity of the Mortgage Loan that is greater than the preceding monthly payment ("Balloon Loans"). See "Description of the Mortgage Pools" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement. Because borrowers under Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. The ability of a Mortgagor on a Balloon Loan to repay the Mortgage Loan upon maturity frequently depends upon, among other things, the borrower's ability to refinance the Mortgage Loan, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the condition of the Mortgaged Property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by holders of the Offered Certificates of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

     Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and may require licensing of the Originators and the Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans" herein.

     The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience; and (iv) certain other laws and regulations.

     The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Equity Protection Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Equity Protection Act. The Equity Protection Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to its provisions. The Equity Protection Act also provides that any purchaser or assignee of a mortgage covered by the Equity Protection Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Equity Protection Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan. If the assets of the related Trust include Mortgage Loans subject to the Equity Protection Act, the Trust may be subject to all of the claims and defenses which the borrower could assert against the original lender. The Depositor is required to provide the Trustee, as assignee of such Mortgage Loans, with notice that such Mortgage Loans are subject to special rules under the Federal Truth in Lending Act and that the assignee could be liable for violations of such rules.

     Under environmental legislation and case law applicable in certain states, including the State of California, it is possible that liability for environmental hazards in respect of real property may be imposed on a holder of a mortgage note (such as the Trust) secured by real property. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation" herein.

Creditors' Rights and Insolvency Considerations

     Creditors Rights Considerations. Unless otherwise specified in the related Prospectus Supplement, under the terms of the related Pooling and Servicing Agreement, during the period that the related Certificates are outstanding and so long as the conditions set forth in the related Prospectus Supplement are satisfied, each Originator will hold the original documentation relating to each Mortgage Loan, including the related Mortgage Note and Mortgage (the "Mortgage File"), as custodian and agent for the Trustee, and will not be required to record assignments of the Mortgages in favor of the Trustee. Retention of the Mortgage Files by each Originator as custodian for the Trustee, in most, if not all, states in which the Mortgage Files will be held, and failure to record assignments of the Mortgages in favor of the Trustee in many states in which the Mortgaged Properties are located, will have the result of making the sale thereof potentially ineffective against (i) any creditors of the Originators who may have been fraudulent or inadvertently induced to rely on the Mortgage Loans as assets of the Originators, or (ii) any purchaser in the event the Originators fraudulently or inadvertently sell a Mortgage Loan to a purchaser who had no notice of the prior sale thereof to the Trust and such purchaser takes possession of the Mortgage and, as a result, neither the Trust nor Certificateholders would be entitled to receive the distributions relating to, or have any other rights with respect to, such Mortgage Loans. If the conditions described in the related Prospectus Supplement are not satisfied, or on the related Closing Date if the related Prospectus Supplement so specifies, the Mortgage Files relating to the Mortgage Loans will be delivered to the Trustee and assignments of the Mortgages in favor of the Trustee will be required to be recorded (or opinions of counsel acceptable to the Rating Agencies will be obtained to the effect that recording is not required to protect the Trust's interest in and to the related Mortgage Loan). Prior to the delivery of a Mortgage File to the Trustee, the related Mortgage Note will not be endorsed to the Trustee. See "Description of the Certificates -- Assignment of the Mortgage Loans."

     Insolvency Related Matters. The transactions contemplated hereby and by the related Prospectus Supplement will be structured such that the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable federal or state laws ("Insolvency Laws") by the Depositor is unlikely and such filings by the Originators should not result in consolidation of the assets and liabilities of the Depositor with those of BANC ONE. These steps include the creation of the Depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the Depositor's business and restrictions on the ability of the Depositor to commence voluntary or involuntary cases or proceedings under the Insolvency Laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of BANC ONE.

     Each Originator will transfer its related Mortgage Loans to the Depositor, and the Depositor will transfer the Mortgage Loans to the related Trust. The Originators will warrant in the related Transfer Agreement, and the Depositor will warrant in the related Pooling and Servicing Agreement, that the Originators or the Depositor, as the case may be, have taken and will take all actions that are required to perfect the Depositor's and the Trust's, as the case may be, ownership interests in the Mortgage Loans. If an Originator were to become a debtor in a bankruptcy case, a creditor or trustee (or the debtor itself) may take the position that the contribution or transfer of the Mortgage Loans by the Originator to the Depositor should be characterized as a pledge of such Mortgage Loans to secure a borrowing of such debtor, with the result that the Depositor is deemed to be a creditor of such Originator, secured by a pledge of the applicable Mortgage Loans. If such an attempt were successful, delays in payments of collections on the Mortgage Loans could occur or reductions in the amount of such payments could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Depositor and liquidate the Mortgage Loans.

Yield and Prepayment Considerations

     The yield to maturity of each Class of Certificates of a Series will depend on the rate and timing of payment of principal on the related Mortgage Loans, including prepayments, liquidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The yield to maturity of certain Classes of Certificates identified in the related Prospectus Supplement may be particularly sensitive to the rate and timing of principal payments (including prepayments, liquidations and repurchases) of the related Mortgage Loans, which may fluctuate significantly from time to time. Investors in a Class of Certificates offered at a discount from the principal amount thereof or with no stated principal amount should fully consider the associated risks, including the risk that an extremely rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

Limitations on Interest Payments and Foreclosures

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans underlying a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

Original Issue Discount

     Certain Classes of Certificates of a Series may be treated as having been issued with original issue discount for federal income tax purposes. As a result, holders of such Certificates will be required to include amounts in income without the receipt of cash corresponding to that income. See

"Federal Income Tax Consequences -- Original Issue Discount" herein and, if applicable, in the related Prospectus Supplement.

                        DESCRIPTION OF THE MORTGAGE POOLS

General

     Each Mortgage Pool will consist of Mortgage Loans having the aggregate principal balance outstanding as of the related Cut-off Date, after giving effect to payments due or received prior to such date, specified in the related Prospectus Supplement (the "Original Pool Principal Balance"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of fixed- or adjustable-rate Mortgage Loans (including both fully amortizing Mortgage Loans and Balloon Loans) originated and underwritten by one or more Originators or purchased and re-underwritten by one or more Originators. This subsection describes generally certain characteristics of the Mortgage Loans.

     The related Prospectus Supplement will describe certain characteristics of the related Mortgage Loans, including without limitation (i) the range of dates of origination and the latest scheduled maturity date, (ii) the minimum remaining term to maturity, the weighted average original term to maturity and the weighted average remaining term to maturity, (iii) the range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate, (iv) in the case of Mortgage Loans with adjustable interest rates ("ARMs" or "Adjustable Rate Mortgages"), the weighted average outstanding current Mortgage Interest Rates, Gross Margins, Maximum Mortgage Rates and Minimum Mortgage Rates and Periodic Caps and Payment Caps, if any (as such terms are defined below under "-- Payments on the Mortgage Loans"), (v) the range of principal balances outstanding, the range of original principal balances and the weighted average outstanding principal balance, (vi) the percentages of Mortgage Loans secured by first Mortgages, second Mortgages and more junior Mortgages, respectively, (vii) the maximum Combined Loan-to-Value Ratio (defined below), the weighted average Combined Loan-to-Value Ratio, the Maximum Home Equity Loan Ratio (defined below) and the weighted average Home Equity Loan Ratio, (viii) the percentage of Mortgage Loans secured by fee simple interests in single-family dwelling units, attached or detached two- to four-family dwelling units, units in planned unit developments and condominiums, respectively, the percentage of Mortgage Loans secured by leasehold interests, the percentage of Mortgage Loans secured by manufactured housing units and the percentage of Mortgage Loans secured by units in cooperatives, (ix) the percentage of Mortgage Loans as to which the related Mortgagor represented at the time of origination that the related Mortgaged Property would be occupied by such Mortgagor as a primary or secondary residence, (x) certain summary information relating to the geographic concentration of the Mortgaged Properties securing the Mortgage Loans, (xi) the percentage of Mortgage Loans which are Balloon Loans and the dates after origination the balloon payment is due, and (xii) the percentage of Mortgage Loans which are Bankruptcy Mortgage Loans (defined below), the percentage of Bankruptcy Loans which are 30 days or more contractually delinquent and the percentages of Mortgage Loans other than Bankruptcy Mortgage Loans which are 30 days and 60 days or more contractually delinquent, respectively. If so specified in the related Prospectus Supplement, such information may be approximate based on the expected characteristics of the Mortgage Liens to be included in the related Mortgage Pool and any significant variations therefrom provided on the related Current Report on Form 8-K, as described below.

     For purposes of the foregoing, the "Combined Loan-to-Value Ratio" of any Mortgage Loan is the ratio (expressed as a percentage) of (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus
(b) the outstanding balance of the Senior Lien, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the most recent appraisal (which may be the appraisal made at the time of origination of the Mortgage Loan).

The Combined Loan-to-Value Ratios of the Mortgage Loans also reflect certain judgments of the related Originator's underwriters made at the time the Mortgage Loans were originated or acquired and certain other policies of the related Originators. See "The Depositor, the Servicer and the Originators -- Specific Underwriting Criteria -- Balloon Mortgage Loans" and "-- Certain Calculations Relating to Combined Loan-to-Value Ratios." The "Home Equity Loan Ratio" of any Mortgage Loan is the ratio expressed as a percentage) of (i) the original principal balance of such Mortgage Loan divided by (ii) the value of the related Mortgaged Property, based upon the most recent appraisal (which may be the appraisal made at the time of origination of the Mortgage Loan). For Mortgage Loans secured by a first Mortgage, the Combined Loan-to-Value Ratio and the Home Equity Loan Ratio will be the same.

     A Bankruptcy Mortgage Loan is a Mortgage Loan on which the related Mortgagor is making payments pursuant to a personal bankruptcy plan or proceeding (each, a "Bankruptcy Plan"). The entire principal balance and the right to receive interest accrued after the Cut-off Date with respect to each Bankruptcy Mortgage Loan will generally be included in the assets of the related Trust, while the right to interest accrued but unpaid prior to the related Cut-off Date under each Bankruptcy Mortgage Loan will generally be retained by the Originators. The Originators' right to collect interest accrued on a Bankruptcy Mortgage Loan prior to the date of the related Bankruptcy Plan filing will generally be subordinate to the related Trust's right to receive timely payments of principal and interest with respect to such Bankruptcy Mortgage Loan.

     In addition, the related Prospectus Supplement or, if so specified therein, the Current Report on Form 8-K to be filed within fifteen days after the delivery of a Series of Certificates, will set forth in tabular form certain more detailed information relating to the characteristics of the related Mortgage Loans by number and outstanding principal balance and by percentage of the Mortgage Pool including, without limitation, the outstanding principal balances of the Mortgage Loans, the geographic distribution of the related Mortgaged Properties (by state), the Combined Loan-to-Value Ratios, the Home

Equity Loan Ratios, the Mortgage Interest Rates, the remaining months to stated maturity and the number of months since origination, in each case (except for geographic distribution) within the ranges specified therein.

Payments on the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, a substantial portion of the Mortgage Loans underlying a Series of Certificates will provide for level monthly installments (except, in the case of Balloon Mortgage Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an "Actuarial Mortgage Loan"). No adjustment is made if a payment is made earlier or later than the due date, although the Mortgagor may be subject to a late payment penalty. If such Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The remainder of the Mortgage Loans will provide for payments that are allocated to principal and interest according to the daily simple interest method (a "Simple Interest Mortgage Loan") or the "sum of the digits" method, otherwise known as the "Rule of 78s" method (a "Rule of 78s Mortgage Loan"). Unless otherwise specified in the related Prospectus Supplement, no Mortgage Loan will provide for deferred interest or negative amortization.

     The Mortgage Loans may have Mortgage Interest Rates which are fixed or may be ARMs on which the Mortgage Interest Rates are adjusted periodically based on an index (an "Index") or otherwise, as specified in the related Prospectus Supplement. ARMs generally provide for a fixed initial Mortgage Interest Rate until the first date on which such Mortgage Interest Rate is to be adjusted. Thereafter, the Mortgage Interest Rate is subject to periodic adjustment generally equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM at the time of its origination (the "Gross Margin"). The initial Mortgage Interest Rate for an ARM may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase upon conversion by the party specified in such Prospectus Supplement.

     An ARM may provide that its Mortgage Interest Rate may not exceed a rate above a maximum rate (the "Maximum Mortgage Rate") or be less than a minimum rate (the "Minimum Mortgage Rate") established at the time of origination. In addition, if so specified in the related Prospectus Supplement, an ARM may provide for limitations on the maximum amount by which the Mortgage Interest Rate may adjust for any single adjustment period (a "Periodic Cap") or, in the case of an ARM providing for negative amortization, may provide for limitations on the amounts by which scheduled payments may be increased due to rising interest rates (a "Payment Cap").


     A Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

     Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

     A Rule of 78s Mortgage Loan provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the amount financed and add-on interest in an amount calculated on the basis of the stated note rate for the term of the Mortgage Loan. The rate at which such amount of add-on interest is earned and, correspondingly, the portion of each fixed monthly payment allocated to reduction of the outstanding principal balance are calculated in accordance with the "sum of the digits" or "Rule of 78s". Under a Rule of 78s Mortgage Loan, the portion of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the Mortgage Loan by a fraction derived as described herein. The fraction used in the calculation of add-on interest earned each month under a Rule of 78s Mortgage Loan has as its denominator a number equal to the sum of a series of numbers beginning with one and ending with the number of monthly payments due under the Mortgage Loan. For example, for a Mortgage Loan providing for twelve scheduled payments, the denominator of each month's fraction would be 78, the sum of the series of numbers from one to twelve. The numerator of the fraction for a given month would be the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the case of such Mortgage Loan, the fraction for the first payment would be 12/78, for the second payment, 11/78, for the third payment, 10/78, and so on through the final payment, for which the fraction would be 1/78. The applicable fraction is then multiplied by the total add-on interest payable over the term of the Mortgage Loan to determine the amount of interest "earned" that month. The difference between the amount of the monthly payment made by the borrower and the amount of earned add-on interest calculated for the month is applied to principal reduction. As a result, the rate at which interest is earned in the initial months of a Rule of 78s Mortgage Loan is somewhat higher than the interest computed for a Mortgage Loan computed on an actuarial basis, and the rate at which interest is earned at the end of the Mortgage Loan is somewhat less than that computed under an actuarial basis. Payments to holders of the related Certificates and the Servicing Fee with respect to Rule of 78s Mortgage Loans will be computed as if such Mortgage Loans were Simple Interest Mortgage Loans. In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78s Mortgage Loan, under the terms of the Mortgage Loan the entire remaining amount of payments is due but a "refund" or "rebate" will be made to the borrower of the portion of the total amount of the scheduled payments remaining under the Mortgage Loan immediately prior to such prepayment which is allocable to "unearned" add-on interest. Such rebate will be calculated in accordance with the Rule of 78s method.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on each Class of Certificates of a Series entitled to principal, the aggregate amount of each interest payment on each Class of Certificates of a Series entitled to interest and the yield to maturity of each Class of Certificates of a Series will be related to the rate and timing of payments of principal on the related Mortgage Loans, which may be in the form of scheduled and unscheduled payments. The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second mortgage loans. The rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the holders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor or the holders of the Class of Certificates of any Series specified in the related Prospectus Supplement may, at their option, cause the related Trust to sell all of the outstanding Mortgage Loans and REO Properties underlying the related Series of Certificates, and thus effect the early retirement of the related Certificates, after the date on which the Pool Principal Balance (as defined herein) is less than the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement. See "Description of the Certificates -- Optional Disposition of Mortgage Loans" herein. Further, if so specified in the related Prospectus Supplement, the Servicer or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise. See "Description of the Certificates -- Mandatory Disposition of Mortgage Loans" herein.

     If the Pooling and Servicing Agreement for a Series of Certificates provides for a Prefunding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust, as described under "Description of the Certificates -- Forward Commitments; Prefunding" herein, and the Trust is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be required to effect the retirement of all or a portion of one or more Classes of Certificates of such Series.

     As described above, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for comparable mortgage loans. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans underlying any Series of Certificates, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the related Mortgage Loans. The rate of prepayment of the Mortgage Loans may also be influenced by programs offered by the Originators to encourage refinancing through the Originators to those customers who are targeted for such solicitations.

     The yield to maturity of certain Classes of Certificates of a Series may be particularly sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans, which may fluctuate significantly from time to time. The Prospectus Supplement relating to such Certificates will provide certain additional information with respect to the effect of such payments on the yield to maturity of such Certificates under varying rates of prepayment, including the rate of prepayment, if any, which would reduce the holder's yield to zero.

     Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Conversely, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster

(or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of each Class of Certificates of a Series will also be affected by the amount and timing of delinquencies and defaults on the related Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties in the related Mortgage Pool.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of each Class of Certificates of a Series will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

                                   THE TRUSTS

     Each Trust will be formed under a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee named therein (a "Trustee"). No Trust will engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the related

Certificates, (iii) making payments on the related Certificates and (iv) engaging in other activities incidental to the foregoing.

     The property of each Trust will include: (i) the related Mortgage Loans as from time to time are subject to the related Pooling and Servicing Agreement and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account (defined herein), Principal and Interest Account (defined herein), or other accounts established under any of the documents governing the Trust or the related Certificates, including amounts on deposit in such accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (iv) Liquidation Proceeds,
(v) Released Mortgaged Property Proceeds; and (vi) certain other property; provided, however, that the assets of a Trust will not include amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date.

     The Servicer will service the Mortgage Loans either directly or through subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Certificates -- Servicing Standards" and "-- Use of Subservicers" below for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.


                 THE DEPOSITOR, THE SERVICER AND THE ORIGINATORS

General

     The Depositor was incorporated in the State of Ohio on May 7, 1996 for the limited purposes of purchasing mortgage loans, automobile loans and other receivables, transferring such loans or receivables to third parties, forming trusts and engaging in related activities. All of the outstanding common stock of the Depositor is owned by BANC ONE CORPORATION ("BANC ONE").

     BOFS was incorporated under the laws of the State of Indiana on December 30, 1971. BOFS is a subsidiary of Finance One Corporation ("Finance One"), which, in turn, is a wholly-owned subsidiary of BANC ONE. The chief business of BOFS is home equity lending.

     Valley National Financial Services Company ("VNFSC") was incorporated under the laws of the state of Arizona on April 24, 1981. It is a subsidiary of Bank One, Arizona, N.A., a second-tier subsidiary of BANC ONE. The chief business of VNFSC is the purchase of auto contracts from originating dealers and the financing of auto leases. VNFSC is also engaged in home equity lending under the name of Sun Country Financial Services in the States of California, Colorado, New Mexico, Oklahoma, Texas, and Utah.

     If so specified in the related Prospectus Supplement, the Mortgage Loans included in the Mortgage Pool relating to a Series of Certificates may include Mortgage Loans originated or purchased and re-underwritten by direct or indirect subsidiaries of BANC ONE other than BOFS and VNFSC. In such event, the related Prospectus Supplement will set forth information with respect to such Originators substantially similar to that set forth herein with respect to BOFS and VNFSC.

     The transactions contemplated hereby have been structured to make the voluntary or involuntary application for relief by the Depositor under any Insolvency Law unlikely and that such application by an Originator would not result in consolidation of the assets and liabilities of the Depositor with those of such Originator. If, notwithstanding the measures so taken, a court concluded that the assets and liabilities of the Depositor should be so consolidated with those of an Originator, delays in distributions on the Certificates and possible reductions in the amount of such distributions could occur. See "Risk Factors -- The Status of the Mortgage Loans in the Event of Bankruptcy of an Originator".

Loan Origination History

     BOFS and VNFSC originate mortgage loans on residential dwellings nationwide; purchase mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis; and assemble and sell pools of mortgages to major commercial banks and other financial institutions. BOFS also services mortgage portfolios for itself, VNFSC and Bank One, Utah, N.A. BOFS and VNFSC lend primarily on suburban and urban single-family homes in major metropolitan areas. See "Origination, Foreclosure and Loss Experience -- Loan Origination History" in the related Prospectus Supplement for a current listing of the states in which the related Originator conducts loan origination and/or wholesale operations.

     The related Prospectus Supplement will set forth the dollar amounts of first and junior lien mortgage loans originated and purchased by the related Originators during the three years immediately preceding the date of the Prospectus Supplement and, if available, the dollar amounts of mortgage loans originated and purchased by the related Originators during the most recent complete calendar quarters in the current year.

General Loan Underwriting

     Each of BOFS and VNFSC originate and acquire first and more junior lien mortgage loans using standard underwriting procedures based upon an applicant's general creditworthiness and the extent of real estate equity used as collateral security. The following is a general discussion of the underwriting standards and procedures utilized by BOFS and VNFSC, subject to such variations as are specified in the related Prospectus Supplement.

         BOFS

     General. All mortgage loan applications are underwritten, and collateral properties appraised, prior to the closing or acquisition of a mortgage loan by BOFS. Loan underwriting and approval is centralized at BOFS' two loan operation centers in Indianapolis, Indiana, and Phoenix, Arizona. Loans are reviewed and approved by one of the Company's real estate underwriters, each of whom is granted specific credit approval limits based on experience and seniority. BOFS' CEO and President must authorize all loan applications over a dollar limit established currently at $300,000.

     BOFS does not currently originate or acquire mortgage loans that result in a lien position more subordinate than a second lien on real estate and, unless otherwise specified in the related Prospectus Supplement, no loan secured by a more subordinate mortgage will be included in a Mortgage Pool. BOFS will consider making a second mortgage loan in a subordinate position to a first mortgage loan held by a party other than a bank, savings association or a supervised lender, if a copy of the recorded security instrument and note are reviewed prior to credit approval. Second mortgage loans may also be made behind adjustable or variable rate first mortgage loans if the maximum payment (on a fully indexed basis) is used when calculating the debt ratio, and the note and mortgage relating to such first mortgage loan accompany the loan application file for consideration during the credit review process. Any first lien adjustable or variable rate loan is required to have been in existence for at least one year and to have experienced at least one rate adjustment.

     Income Verification. Loan applications are considered through a combination of reviews of credit bureau reports and/or individual certifications. Income is verified through various means, including, without limitation, applicant interviews, written verification, review of paycheck stubs and tax returns, and the potential borrower's demonstration of sufficient levels of disposable income to satisfy debt repayment requirements. The following are certain of the key factors considered by BOFS.

     Employment. A loan applicant's employer is contacted (except for "No Income Verification" loans, for which the Loan-to-Value or Combined Loan-to-Value Ratio for each loan is limited to no greater than 65%) to verify employment and employee compensation in addition to receipt of the potential borrower's W-2s, last two to four paycheck stubs and similar items of verification.

     Self Employed Applicants - Commissions / Bonuses / Tax-Returns. Federal tax returns for the most recent two years (with schedules) signed by the potential borrower are required from self-employed applicants and applicants who derive 100% of their income from commissions or 25% or more of their total income from commissions and/or bonuses. Consistency in commission and/or bonus income must be established. Self-employed applicants must also submit financial statements including an income statement and a balance sheet reflecting the applicant's or the applicant's business's financial condition no more than six months prior to the date of the loan application. BOFS' underwriters may, in the exercise of their judgment, either accept personal and business related financial statements prepared by the borrower or require financial statements prepared by a certified public accountant. Checking account statements are used solely as additional verification of income.

     Rental Income. Rental income must be documented by leases, rental agreements, tenant letters, or tax returns for the two most recent years. BOFS calculates monthly rental income by taking bottom line gain/loss information from Schedule E, then adding back interest and depreciation, dividing by 12. A two year average is utilized. If the subtraction of the mortgage payment from the rental income results in a negative cash flow, such amount is subtracted from the applicant's monthly income.

     Social Security and Veterans Compensation. Compensation from the Social Security Administration or the Department of Veterans Affairs must be supported by an awards letter from the appropriate Agency. If such a letter is unavailable, either copies of checks received from the appropriate Agency or eight to twelve months of checking account statements indicating equal deposit amounts are required.

     Retirement Income. Retirement income must be supported by an annuity letter or similar awards document describing all details of income. If such a letter or document is unavailable, either copies of checks received from the source of income or eight to twelve months of checking account statements indicating equal deposit amounts are required.

     Child and / or Spousal Support. A loan applicant must submit to the Company a copy of the final decree of divorce specifically setting forth the amount and term, if any, of support. If such award is a substantial portion of the applicant's total monthly income, either copies of canceled checks from the former spouse, collection receipts paid through a court ordered public service office or checking account statements indicating equal monthly or otherwise periodic deposit amounts are required.

Appraisals; Title Companies and Closing Agents. All properties are required to be appraised by independent fee appraisers approved by BOFS in advance of funding. Appraisers are approved by BOFS based upon a review of sample appraisals, professional experience, education, membership in related professional organizations, clients and typical or specific properties appraised. All appraisers must be approved by BOFS' Vice President or Assistant Vice President of Real Estate Underwriting and must be independent from borrowers, referral brokers used by BOFS and any other mortgage loan originator from which BOFS acquires mortgage loans. Management reviews references, credentials and examples of prior appraisals before approving an appraiser. If an appraisal with respect to a mortgaged property appears to be inconsistent with appraisals previously conducted on comparable properties by the same or other appraisers, BOFS requires the appraiser to explain the discrepancies. If the problems continue or are not resolved to BOFS' satisfaction, the appraisal firm is removed from BOFS' approved appraiser list.

     Full appraisals are completed on standard FNMA / FHLMC forms and conform to current FNMA / FHLMC secondary market requirements for one to four family residential appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property, obtaining front , side and street view photographs and obtaining data from three recent sales of similar properties within the same general location as such subject property.

     Loans are closed by BOFS personnel at one of the branches of BOFS, together with approved attorneys, title insurers or agents of title insurers. Title insurance is issued by one of several nationally recognized title companies.

Specific Underwriting Criteria; Underwriting Programs. Since January 1995, BOFS has originated and purchased mortgage loans under one of the four underwriting programs summarized below, which may change from time to time, as described in the related Prospectus Supplement. The underwriting programs used prior to January 1995 limited Loan-to-Value or Combined-Loan-to-Value ratios to no greater than 90% and, in almost all originations or purchases, only first mortgage loans were funded. Management permits deviations from the specific criteria of an Underwriting Program to reflect local economic trends and real estate valuations, as well as other credit factors specific to each loan application. From time to time, BOFS grants loans to applicants whose creditworthiness may not coincide with Program criteria. In such circumstances, BOFS strives to maintain the overall integrity of these Programs and simultaneously provide its real estate underwriters with the flexibility to consider the specific circumstances of the loan application.

     Each separate Underwriting Program reflects deviations in the allowable credit criteria. As such, each Program is priced according to the additional risk.

     The related Prospectus Supplement will set forth the distribution of the Mortgage Loans among the Underwriting Programs as of the related Cut-off-Date.

BOFS Retail Underwriting Programs

Class A Plus Program. BOFS requires both direct creditor verification and a credit report on the borrower by one independent credit reporting agency reflecting the borrower's complete credit history. An excellent credit history of at least one year is required, and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a timely manner. A Chapter 7 bankruptcy or a Chapter 13 bankruptcy that has been discharged for a minimum of more than five years (for loans having a Combined Loan-to-Value Ratio of 70% or less) is acceptable if the borrower has since re-established a payment history, notwithstanding such bankruptcy. No unpaid collections, liens or judgments are allowed with the exception of medical collections less than $250. Unless otherwise specified below, mortgage payment history may not reflect any 30-day delinquency during the most recent 12-month period. In addition, no more than one revolving credit account or installment credit account, may reflect a 30-day delinquency in the most recent 12-month period. Generally, the borrower must have been employed for not less than two years with the same employer or have established comparable stability in a particular field of work. Combined Loan-to-Value Ratios (1) and Debt-to-Income Ratios (2) must conform to the following criteria:

                              Maximum        Maximum
                              Combined       Debt-to-           Additional
                            Loan-to-Value     Income            Criteria or
        Property Type          Ratio          Ratio             Variation(s)
        -------------          -----          -----             ------------
Owner Occupied, One- to
    Two Family Dwellings...      90%           50%      Mortgage payment history
                                                        must be historically
                                                        current with no late
                                                        payments of 30 days or
                                                        more in the last 12
                                                        months. Mortgage loans
                                                        originated or acquired
                                                        under these criteria
                                                        must not exceed $180,000
                                                        for first mortgage loans
                                                        or $50,000 for second
                                                        mortgage loans. The
                                                        loans are fixed rate,
                                                        with a maximum term of
                                                        15 years. Self employed
                                                        applicants, do not

                                                        qualify for this
                                                        Program.

Owner Occupied One- to
    Two-Family Dwellings...      85%           50%      Mortgage Payment history
                                                        must be historically
                                                        current with no late
                                                        payments of 30 days or
                                                        more in the last 12
                                                        months. First mortgage
                                                        loans and second
                                                        mortgage refinance loans
                                                        originated under these
                                                        criteria must not exceed
                                                        $250,000 and $125,000,
                                                        respectively, and must
                                                        have fixed rates. The
                                                        maximum term of any
                                                        first mortgage loans
                                                        originated or acquired
                                                        under these criteria is
                                                        30 years. Self employed
                                                        applicants do not
                                                        qualify for this
                                                        Program.

Owner Occupied One-
    to Two-Family Dwellings      80%           50%      Mortgage payment history
                                                        must be historically
                                                        current with no late
                                                        payments of 30 days or
                                                        more in the last 12
                                                        months. The first
                                                        mortgage loans and
                                                        second mortgage
                                                        refinanced loans,
                                                        originated under these
                                                        criteria must not exceed
                                                        $350,000 and $180,000,
                                                        respectively and must
                                                        have a fixed rate. The
                                                        maximum term of any
                                                        first mortgages
                                                        originated or acquired
                                                        under these criteria is
                                                        30 years. Maximum of 47%
                                                        Debt-to-Income Ratio
                                                        for self employed
                                                        borrowers or against a
                                                        mobile/
                                                        modular home which is
                                                        permanently affixed to
                                                        land.

Owner  and Non-Owner Occupied
    One-to Four-Family
    Dwellings..............      70%           50%      Mortgage payment history
                                                        must be historically
                                                        current with no late
                                                        payments of 30 days or
                                                        more in the last 12
                                                        months. The first
                                                        mortgage loan and second
                                                        mortgage refinanced
                                                        loans originated under
                                                        these criteria, must not
                                                        exceed $450,000 and
                                                        $250,000, respectively,
                                                        and must have a fixed
                                                        rate. The maximum term
                                                        of any first mortgage
                                                        originated or acquired
                                                        under these criteria is
                                                        30 years. Mobile/modular
                                                        homes must be
                                                        permanently affixed to
                                                        land, both property and
                                                        land are included in the
                                                        mortgage and must be
                                                        owner occupied. Former
                                                        bankruptcy will be
                                                        allowed, if 5 years
                                                        since discharge and
                                                        customer has
                                                        re-established good
                                                        credit.

(1) Combined Loan-to-Value" consists of all mortgage balance amounts divided by the appraisal value of the property financed.

(2) "Debt-to Income Ratio" under all of the Underwriting Programs generally is calculated as that ratio, stated as a percentage, which results from dividing a mortgagor's fixed monthly debt by his or her gross monthly income. "Fixed monthly debt" includes: (i) in the case of second mortgages, the monthly payment under the first lien (which generally includes an escrow of real estate taxes), (ii) the related mortgage loan monthly payment, (iii) other installment debt service payment, including, in respect of revolving credit debt, the required monthly payment thereon, or, if no such payment is specified, the greater of the amount equal to 3% of the balance, or $10.00. "Fixed monthly debt" does not include any of the debt (other than revolving credit debt) described above that matures within less than ten months from the date of the calculation, (iv) the related homeowner insurance and association fees related to the common area, (v)

     child support or alimony payments.

     The mortgaged property is required to be an owner occupied one-to-two family or single family dwelling, as specified above, which may include condominiums, townhouses or row homes in at least average repair, comparable to neighboring properties and in compliance with zoning regulations. If the mortgaged property is non-owner occupied, then the CLTV will be limited to 70%. One- to four-family dwellings are allowed at 70% CLTV. For this program, second mortgages are amortized for a period no longer than 180 months.

     Generally, the borrower must have resided on the property that will secure the loan for at least two years.

Class A Program. BOFS requires both direct creditor verification and a credit report on the borrower by one independent credit reporting agency reflecting the borrower's complete credit history. An excellent credit history of at least one year is required, and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a timely manner. A Chapter 7 bankruptcy or a Chapter 13 bankruptcy that has been discharged for a minimum of more than three years (for loans having a CLTV less than or equal to 70%), is acceptable if the borrower has since re-established a payment history, notwithstanding such bankruptcy. No unpaid collections, liens or judgments are allowed, with the exception of medical collections less than $250. Unless otherwise specified below, mortgage payment history may reflect not more than one 30-day delinquency during the most recent 12-month period with the mortgage being current as of origination. In addition, no more than two revolving major credit accounts or installment credit accounts, may reflect 30-day delinquencies in the most recent 12 month period. Further, no more than one 60-day delinquency on minor trades (gasoline cards, specialty retailer, etc.) in the most recent 12 month period. Generally, the borrower must have been employed for not less than two years with the same employer or have established comparable stability in a particular field of work. Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria.

                              Maximum        Maximum
                              Combined       Debt-to-           Additional
                            Loan-to-Value     Income            Criteria or
        Property Type          Ratio         Ratio              Variation(s)
        -------------          -----         -----              ------------
Owner Occupied, One- to
    Two Family Dwellings...      90%           50%      Mortgage loans
                                                        originated or acquired
                                                        under these criteria
                                                        must not exceed $180,000
                                                        for first mortgage loans
                                                        or $50,000 for second
                                                        mortgage loans. The

                                                        loans are fixed rate,
                                                        with a maximum term of
                                                        15 years. Self employed
                                                        applicants, do not
                                                        qualify for this
                                                        program.

Owner Occupied One- to
    Two-Family Dwellings...      85%           50%      First mortgage loans and
                                                        second mortgage
                                                        refinance loans
                                                        originated under these
                                                        criteria must not exceed
                                                        $250,000 and $125,000,
                                                        respectively and must
                                                        have fixed rates. The
                                                        maximum term of any
                                                        first mortgage loans
                                                        originated or acquired
                                                        under these criteria is
                                                        30 years. Self employed
                                                        applicants do not
                                                        qualify for this
                                                        program.

Owner Occupied One-
    to Two-Family Dwellings      80%           50%      The first mortgage loans
                                                        and second mortgage
                                                        refinanced loans,
                                                        originated under these
                                                        criteria must not exceed
                                                        $350,000 and $180,000,
                                                        respectively and must
                                                        have a fixed rate. The
                                                        maximum term
                                                        of any first mortgages
                                                        originated or acquired
                                                        under these criteria is
                                                        30 years. Maximum of 47%
                                                        Debt-to-Income Ratio
                                                        for self employed
                                                        borrowers or against
                                                        mobile/ modular homes
                                                        that are permanently
                                                        fixed to land.

Owner and Non-Owner Occupied
    One-to Four-Family

    Dwellings..............      70%           50%      The first mortgage loan
                                                        and second mortgage
                                                        refinanced loans
                                                        originated under these
                                                        criteria, must not
                                                        exceed $450,000 and
                                                        $250,000, respectively,
                                                        and must have a fixed
                                                        rate. The maximum term
                                                        of any first mortgage
                                                        originated or acquired
                                                        under these criteria is
                                                        30 years. Mobile/modular
                                                        homes permanently
                                                        affixed to land, both
                                                        property and land are
                                                        included in the mortgage
                                                        and must be owner
                                                        occupied. Former
                                                        bankruptcy will be
                                                        allowed, if 5 years
                                                        since discharge and
                                                        customer has re-
                                                        established good credit.

     The mortgaged property is required to be an owner occupied one-to-two family or single family dwelling, as specified above, which may include condominiums, townhouses or row homes, in at least average repair, comparable to neighboring properties and in compliance with zoning regulations. If the mortgaged property is non-owner occupied, the CLTV will be limited to 70%. One-to-four-family dwellings are allowed at 70% CLTV. For this program, second mortgages are amortized for a period no longer than 180 months. Generally, the borrower must have resided on the property that will secure the loan for at least two years.

Class B Program. BOFS requires both direct creditor verification and a credit report on the borrower by one independent credit reporting agency reflecting the borrower's complete credit history. A credit history of at least one year is required and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a predominantly timely manner. Generally, 30-day delinquencies will be allowed. Collections up to $500 are acceptable as well as greater amounts if a satisfactory explanation is provided. Any open collections must be paid from the proceeds. Unless otherwise specified below, the mortgage payment history is required to reflect no more than three 30-day delinquencies during the most recent 12-month period, with the mortgage being current as of origination. Prior mortgage payment history may be rated on a case-by-case basis; provided that consecutive or "rolling' delinquencies are counted as one occurrence. A Chapter 7 bankruptcy or a Chapter 13 bankruptcy that has been discharged for a minimum of more than two years (for loans having a CLTV less than or equal to 70% CLTV), is acceptable if the borrower has since re-established a payment history, notwithstanding such bankruptcy, consistent with the Class A Underwriting Program. Generally, the borrower must have been employed with the same employer for at least two years or held two jobs in the same field of work in the most recent two year period. The Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria:

                              Maximum        Maximum
                              Combined       Debt-to-           Additional
                            Loan-to-Value     Income            Criteria or
        Property Type          Ratio          Ratio             Variation(s)
        -------------          -----          -----             ------------
Owner Occupied One-
    to Two-Family .........      80%           50%      Maximum loan amount of
                                                        $200,000 and $125,000
                                                        for first and second
                                                        mortgages, respectively.

Owner Occupied One-to
    Four-Family ...........      70%           50%      Mortgage payment history
                                                        may reflect no more than
                                                        four 30-day
                                                        delinquencies during the
                                                        most recent 12 months,
                                                        maximum loan amount of
                                                        $200,000 and $125,000
                                                        for first and second
                                                        mortgages, respectively.

     The mortgaged property is required to be an owner-occupied, one-to-two family dwelling, which may include condominiums, townhouses or row homes, in at least average repair, comparable to neighboring properties and in compliance with zoning regulations. If the mortgaged property is non-owner occupied, the CLTV will be limited to 70%. Self employed individuals are limited to 70% CLTV on owner occupied properties. For this program, second mortgages are amortized for a period no longer than 180 months.

Class C Program. BOFS requires both direct creditor verification and a credit report on the borrower by an independent credit reporting agencies reflecting the borrower's complete credit history. Generally, a credit history of at least two years is required and should reflect that existing and previous debts were paid in a generally satisfactory manner. 90-day delinquencies in the most recent 12-month period are considered, with explanations. Collections must be paid from the proceeds of the loan. Mortgage payment history may not reflect 60 day delinquencies during the most recent 12-month period; unless otherwise specified. Bankruptcy that has been discharged is acceptable if the borrower has since re-established good payment history, notwithstanding such bankruptcy. Generally, the borrower must have been employed with the same employer for at least two years or held two jobs in the same field of work in the most recent two year period. The Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria:


                              Maximum        Maximum
                              Combined       Debt-to-           Additional
                            Loan-to-Value     Income            Criteria or
        Property Type          Ratio          Ratio             Variation(s)
        -------------          -----          -----             ------------
Owner Occupied, One-
    to Four-Family ........      75%           50%      Maximum loan amount is
                                                        $120,000 and $80,000 for
                                                        first
                                                        and second mortgages,
                                                        respectively, no
                                                        self-employed borrowers
                                                        and no former bankruptcy
                                                        is allowed..

Owner Occupied, One- to
    Four-Family ...........      70%           55%      Mortgage payment history
                                                        may reflect no more than
                                                        one 60-day delinquency
                                                        during the most recent
                                                        12 months. A maximum
                                                        loan amount is $120,000
                                                        and $80,000 for first
                                                        and second mortgages,
                                                        respectively.

   Owner Occupied, One- to
    Four-Family ...........      60%           55%      Mortgage payment history
                                                        may reflect no more than
                                                        one 60-day delinquency
                                                        during the most recent
                                                        12 months. A maximum
                                                        loan amount is $90,000
                                                        and $50,000 for first
                                                        and second mortgages,
                                                        respectively.

     The mortgaged property is required to be an owner occupied, one- to-four family dwellings, which may include condominiums, townhouses or row homes, in at least average repair, comparable to neighboring properties and in compliance with zoning regulations. This program does not include modular or mobile homes. However, loans with a CLTV of 50% or below, will be reviewed on a case-by-case basis. Self-employed individuals are limited to 70% CLTV on owner occupied property.

BOFS Wholesale Underwriting Programs


     BOFS currently offers three wholesale programs; Full Documentation, Limited Documentation, and Stated Income from the application. As with the retail program, wholesale underwriting requires both direct creditor verification and a credit report on the borrower by one independent credit reporting agency reflecting the borrower's complete credit history. A credit history of at least three years is required and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a predominantly timely manner. All delinquent consumer debt not paid off must be brought current by borrower (with proof supplied) or through loan proceeds. Tax liens and property taxes that are past due do not affect grade but must be paid off at closing. Past due child support or alimony but must be brought current prior to loan closing.

     Generally, BOFS evaluates a borrower's credit history for the last 12 months and then grades the borrower A, A-, B, C or D and looks at the last 24 months on the A program according to guidelines outlined below.

     Mortgaged properties may not include mobile homes, log or dome homes, condominiums not approvable by FNMA or in excess of four stories, commercially zoned property, cooperatives and any property which suffers any form of obsolescence.

Regular Credit Guidelines

"A" CREDIT

--------------------------------------------------------------------------------
                                             Full         Limited      Stated
               A GRADE                  Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                         90%           80%           75%
================================================================================
Non Owner and Second Homes - CLTV             80%           75%           70%
================================================================================
Maximum Loan Amount - Owner Occupied        $300,000      $300,000      $300,000
================================================================================
Maximum Loan Amount - Non Owner and         $300,000      $300,000      $300,000
Second Homes
================================================================================
Cash Out Owner Occupied                     $ 50,000      $ 50,000      $ 50,000
================================================================================
Cash Out Non Owner and Second Homes         $ 25,000      $ 25,000      $ 25,000
================================================================================
Maximum Debt Ratios                           45%           45%           45%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   One 30-day delinquency in past 12 months;
                             two 30-day delinquencies in past 24 months;
                             Mortgage must be current
================================================================================
Acceptable Consumer Credit   3 30-day delinquencies in the past 12 months; 5
(Revolving & Installment)    30-day delinquencies or 2 60-day delinquencies in
                             past 24 months.
================================================================================
Bankruptcy/Foreclosure/      None in the past 5 years starting from the date of
Repossessions                discharge or date foreclosure filed.
--------------------------------------------------------------------------------

"A-" CREDIT

--------------------------------------------------------------------------------
                                             Full         Limited      Stated
              A- GRADE                  Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                       85%             80%          75%
================================================================================
Non Owner and Second Homes - CLTV           75%             70%          70%
================================================================================
Maximum Loan Amount - Owner Occupied      $300,000        $300,000     $300,000
================================================================================
Maximum Loan Amount - Non Owner and       $250,000        $250,000     $250,000
Second Homes
================================================================================
Cash Out Owner Occupied                   $150,000        $150,000     $150,000
================================================================================

Cash Out Non Owner and Second Homes        $50,000         $50,000      $50,000
================================================================================
Maximum Debt Ratios                         45%*            45%*         45%*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   2 30-day delinquencies in past 12 months; mortgage
                             must be current
================================================================================
Acceptable Consumer Credit   5 30-day or 2 60-day delinquencies in the past 12
(Revolving & Installment)    months.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bankruptcy/Foreclosure/      None in the past 2 years starting from the date of
Repossessions                discharge or date foreclosure filed.
--------------------------------------------------------------------------------

* For Loan-to-Value ratio greater than 75%, 50%

"B" CREDIT

--------------------------------------------------------------------------------
                                             Full         Limited      Stated
               B GRADE                  Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                       80%              75%          70%
================================================================================
Non Owner and Second Homes - CLTV           70%              70%          65%
================================================================================
Maximum Loan Amount - Owner Occupied      $300,000        $300,000     $300,000
================================================================================
Maximum Loan Amount - Non Owner and       $250,000        $250,000     $250,000
Second Homes
================================================================================
Cash Out Owner Occupied                   $100,000        $100,000     $100,000
================================================================================
Cash Out Non Owner and Second Homes       $50,000          $50,000      $50,000
================================================================================
Maximum Debt Ratios                         50%*            50%*         50%*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   3 30-day delinquencies and 1 60-day
                             delinquency in past 12 months; No more than 40 days
                             past due at funding and must be paid off at
                             closing.
================================================================================
Acceptable Consumer Credit   8 30-day or 4 60-day delinquencies or 2 90-day

(Revolving & Installment)    delinquencies in the past 12 months.
================================================================================
Bankruptcy/Foreclosure/      None in the past 18 years starting from the date of
Repossessions                discharge or date foreclosure filed.
--------------------------------------------------------------------------------

* For Loan-to-Value ratios greater than 70%, 55%

"C" CREDIT

--------------------------------------------------------------------------------
                                             Full         Limited      Stated
               C GRADE                  Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                        75%             70%         65%
================================================================================
Non Owner and Second Homes - CLTV            70%             65%         60%
================================================================================
Maximum Loan Amount - Owner Occupied      $250,000        $250,000     $250,000
================================================================================
Maximum Loan Amount - Non Owner and       $200,000        $200,000     $200,000
Second Homes
================================================================================
Cash Out Owner Occupied                    $75,000         $75,000      $75,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Cash Out Non Owner and Second Homes       $50,000          $50,000      $50,000
================================================================================
Maximum Debt Ratios                        55%*             55%*          55%*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   Maximum 6 30-day delinquencies ** in the past 12
                             months.
================================================================================
Acceptable Consumer Credit   12 30-day, 6 60-day or 4 90-day delinquencies in
(Revolving & Installment)    the past 12 months.
================================================================================
Bankruptcy/Foreclosure/      None in the past 12 months starting from the date
Repossessions                of discharge or date foreclosure filed. Chapter
                             13's are reviewed on a case by case basis.
--------------------------------------------------------------------------------

* For Loan-to-Value ratios greater than 65%, 60%.
** One 60-day delinquency is considered the equivalent of two consecutive 30-day delinquencies; one 90-day delinquency is considered the equivalent of three consecutive 30-day delinquencies.


"D" CREDIT
--------------------------------------------------------------------------------
                                             Full         Limited      Stated
               D GRADE                  Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                        65%            60%            55%
================================================================================
Non Owner and Second Homes - CLTV            N/A            N/A            N/A
================================================================================
Maximum Loan Amount - Owner Occupied      $250,000        $175,000      $150,000
================================================================================
Maximum Loan Amount - Non Owner and          N/A            N/A            N/A
Second Homes
================================================================================
Cash Out Owner Occupied                     $500            $500          $500
================================================================================
Cash Out Non Owner and Second Homes          N/A            N/A            N/A
================================================================================
Maximum Debt Ratios                         60%*            60%*          60%*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   Maximum 120 days delinquent in the past 12 months.
                             Borrowers over 120 days delinquent and not in
                             foreclosure will be considered on a case by case
                             basis.
================================================================================
Acceptable Consumer Credit   Reviewed on a case by case basis
(Revolving & Installment)
================================================================================
Bankruptcy/Foreclosure/      Current bankruptcy or foreclosure acceptable
Repossessions                (bankruptcy must be discharged). Head Underwriter
                             approval required to bring borrower out of
                             foreclosure. Clear documentation is required to
                             support delinquency resolution.
--------------------------------------------------------------------------------

*For Loan-to-Value ratios greater than 60%, 65%.

Wholesale Second Mortgage Guidelines

"A" CREDIT (Second Mortgage)

--------------------------------------------------------------------------------
          A GRADE                       Full       HLTV     Stated    Limited
                                    Documentation           Income Documentation
================================================================================
Owner Occupied - CLTV                    85%      86-100%      75%        75%
================================================================================

Non Owner and Second Homes - CLTV        75%        N/A        70%        70%
================================================================================
Maximum Loan Amount - Owner Occupied   $150,000   $45,000   $150,000   $150,000
================================================================================
Maximum Loan Amount - Non Owner and    $100,000     N/A     $100,000   $100,000
Second Homes
================================================================================
Cash Out Owner Occupied                 $50,000   $45,000    $50,000    $50,000
================================================================================
Cash Out Non Owner and Second Homes     $25,000      N/A      $25,000    $25,000
================================================================================
Maximum Debt Ratios                      45%        45%        45%        45%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   1 30-day delinquency in past 12 months; 2 30-day
                             delinquencies in past 24 months; Mortgage must be
                             current. For loans with Loan-to-Value Ratios
                             greater than 85%, no delinquencies on mortgages
                             in the last 24 months)
================================================================================
Acceptable Consumer Credit   3 30-day delinquencies in the past 12 months; 5
(Revolving & Installment)    30-day delinquencies or 2 60-day delinquencies in
                             past 24 months.
================================================================================
Bankruptcy/Foreclosure/      None in the past 5 years starting from the date of
Repossessions                discharge or date foreclosure filed.
--------------------------------------------------------------------------------

"A-" CREDIT (Second Mortgage)
--------------------------------------------------------------------------------
                                             Full         Limited      Stated
               A- GRADE                 Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                       85%              80%         75%
================================================================================
Non Owner and Second Homes - CLTV           75%              70%         70%
================================================================================
Maximum Loan Amount - Owner Occupied      $150,000        $150,000     $150,000
================================================================================
Maximum Loan Amount - Non Owner and       $100,000        $100,000     $100,000
Second Homes
================================================================================
Cash Out Owner Occupied                    $50,000          $50,000     $50,000
================================================================================
Cash Out Non Owner and Second Homes        $25,000          $25,000     $25,000
================================================================================
Maximum Debt Ratios *                       45%*            45%*         45%*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   2 30-day delinquencies in past 12 months; Mortgage
                             must be current
================================================================================
Acceptable Consumer Credit   5 30-day delinquencies or 2 60-day delinquencies in
(Revolving & Installment)    the past 12 months.
================================================================================
Bankruptcy/Foreclosure/      None in the past 2 years starting from the date of
Repossessions                discharge or date foreclosure filed.
--------------------------------------------------------------------------------

* For Loan-to-Value Ratios greater than or equal to 75%, 50%

"B" Credit (Second Mortgage)

--------------------------------------------------------------------------------
                                             Full         Limited      Stated
               B GRADE                  Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                        80%             75%          70%
================================================================================
Non Owner and Second Homes - CLTV            70%             70%          65%
================================================================================
Maximum Loan Amount - Owner Occupied      $150,000        $100,000     $100,000
================================================================================
Maximum Loan Amount - Non Owner and       $100,000         $75,000      $75,000
Second Homes
================================================================================
Cash Out Owner Occupied                    $50,000         $35,000      $35,000
================================================================================
Cash Out Non Owner and Second Homes        $35,000         $25,000      $25,000
================================================================================
Maximum Debt Ratios                         50%*            50%*         50%*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   3 30-day and 1 60-day delinquency in past 12
                             months; No more than 40 days past due at funding and must be paid off at closing.

================================================================================
Acceptable Consumer Credit   8 30-day, 4 60-day or 2 90-day delinquency in past
(Revolving & Installment)    12 months.
================================================================================
Bankruptcy/Foreclosure/      None in the past 18 years starting from the date of
Repossessions                discharge or date foreclosure filed.
--------------------------------------------------------------------------------

*For Loan-to-Value Ratios greater than or equal to 70%, 55%.

"C" CREDIT (Second Mortgage)

--------------------------------------------------------------------------------

                                             Full         Limited      Stated
               C GRADE                  Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                        75%            70%          65%
================================================================================
Non Owner and Second Homes - CLTV            70%            65%          60%
================================================================================
Maximum Loan Amount - Owner Occupied      $100,000        $65,000      $65,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Maximum Loan Amount - Non Owner and        $75,000         60,000       $60,000
Second Homes
================================================================================
Cash Out Owner Occupied                    $35,000         $25,000      $25,000
================================================================================
Cash Out Non Owner and Second Homes        $25,000         $20,000      $20,000
================================================================================
Maximum Debt Ratios                         55%*            55%*         55%*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   No more than 6 30-day delinquencies [in the past __
                             months][Can roll any number of consecutive 30-day
                             delinquencies one time only.] Non-consecutive 30,
                             60 or 90-day delinquencies are considered.** No
                             more than 40 days past due at funding and must be
                             paid off at closing.
================================================================================
Acceptable Consumer Credit   12 30-day, 6 60-day or 4 90-day delinquencies in
(Revolving & Installment)    the past 12 months.
================================================================================
Bankruptcy/Foreclosure/      None in the past 12 months starting from the date
Repossessions                of discharge or date foreclosure filed. Chapter
                             13's are reviewed on a case by case basis.
--------------------------------------------------------------------------------

* For Loan-to-Value Ratios greater than or a equal to 65%, 60%.
** 2 30-day delinquencies are the equivalent of one 60-day delinquency; three 30-day delinquencies are the equivalent of one 90-day delinquency.


"D" CREDIT (Second Mortgage)

--------------------------------------------------------------------------------
                                             Full         Limited      Stated
               C GRADE                  Documentation  Documentation   Income
================================================================================
Owner Occupied - CLTV                        65%            60%          55%

================================================================================
Non Owner and Second Homes - CLTV            N/A            N/A          N/A
================================================================================
Maximum Loan Amount - Owner Occupied      $50,000#        $30,000      $25,000
================================================================================
Maximum Loan Amount - Non Owner and          N/A            N/A          N/A
Second Homes
================================================================================
Cash Out Owner Occupied                     $500           $500         $500
================================================================================
Cash Out Non Owner and Second Homes          N/A            N/A          N/A
================================================================================
Maximum Debt Ratios                         60%*           60%*         60%*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acceptable Mortgage Credit   Maximum 120 days delinquent in the past 12 months.
                             Borrowers over 120 days delinquent and not in
                             foreclosure will be considered on a case by case
                             basis.
================================================================================
Acceptable Consumer Credit   Reviewed on a case by case basis
(Revolving & Installment)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bankruptcy/Foreclosure/      Current bankruptcy or foreclosure acceptable
Repossessions                (bankruptcy must be discharged). Head Underwriter
                             approval required to bring borrower out of
                             foreclosure. Clear documentation is required to
                             support delinquency resolution.
--------------------------------------------------------------------------------

*For Loan-to-Value Ratios greater than 60%, 65%.

     Certain Calculations Relating to Combined Loan-to-Value Ratios. Under all of the Underwriting Programs, the balance of the related Senior Lien, if any, is used to determine the Combined Loan-to-Value Ratio for the mortgage loan is based on the judgment of BOFS' underwriters. In determining the Combined Loan-to-Value Ratio in cases where the related Senior Lien, if any, secures an adjustable rate mortgage loan, BOFS' underwriters also consider the historical performance of the index from which the mortgage interest rate is derived under the first mortgage and other credit factors. In addition, the maximum amount of any revolving credit line prior and superior to any mortgage loan is included in any calculation to determine the Combined Loan-to-Value Ratio.

     Quality Control and Audit Procedures. BOFS' quality control and audit procedures consist of post-funding examinations at the operational level and through independent verification by the Quality Assurance group. Examinations are performed on a sample basis and include reviews of legal documentation, credit documentation and underwriting of all loan applications whether originated or purchased by BOFS. Those reviews specifically include the following items.

     Legal Documentation: The mortgage note, mortgage, deed of trust, Truth-in-Lending disclosures, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act documents, title abstract, affidavits, riders, and all other documents required pursuant to statutory law are reviewed for existence, accuracy and proper signatures.

     Credit documentation: All credit verifications (such as verification of mortgage, verification of employment and verification of income), credit applications, and credit reports are reviewed for existence, accuracy and proper signatures as appropriate based on credit policies.

     Underwriting: BOFS verifies that all loan conditions required by its Underwriting Department have been satisfied. Some loans are reviewed for compliance with BOFS' credit underwriting standards based on BOFS' Tier Pricing Guidelines of Credit Policy. Further, a Second Review Policy exists to ensure established credit policies and underwriting guidelines and exceptions to them are consistently applied. The Second Review process is applied to all of the denied loan applications and 5 - 10% of approved loans.

     Documentation examinations are performed on all loans originated by the Loan Operations Centers in Indianapolis and Phoenix and on approximately 50% of loans originated in the branch network. Reports with major exceptions noted are distributed to the senior management team of the company for review and pursuit of action plans.

     Collection Procedures. It is expected that BOFS will act as Sub-Servicer with respect to Mortgage Loans purchased by the Depositor from BOFS and VNFSC. The related Prospectus Supplement will set forth the number and aggregate principal amount of mortgage loans owned by BOFS as of the end of the prior year and any completed calendar quarters in the current year. Such statistics may include loans originated or acquired and re-underwritten by BOFS.

     The following describes collection procedures generally employed by BOFS. Any significant deviations therefrom with respect to a pool of Mortgage Loans will be described in the related Prospectus Supplement. The centralized collection offices are located in Indianapolis, Indiana, and Phoenix, Arizona. In addition, BOFS utilizes additional collection assistance from its branch office network when an account becomes seriously past due. Delinquent accounts are divided into groups of accounts of 0-29, 30-59 and 60 or more days past due. All collection activity on 1-29 day accounts is handled by branch personnel. When an account becomes 10 days past due, the mortgagor is generally called by phone. When an account becomes 30-59 days delinquent, it is assigned to a higher level collector experienced in default accounts in either Phoenix or Indianapolis. Thereafter, all accounts delinquent for 60 or more days are administered by pre-foreclosure specialists in Phoenix or Indianapolis. Any such delinquent account will remain under central servicing control supervision until it is either reduced to at most a 30-day delinquency. Prior to submitting an account for foreclosure, a 30 day right-to-cure letter is sent certified mail to the customer. If the delinquency is not cured, the account is referred to the Centralized Real-Estate Collection area located in Phoenix or Indianapolis, and the Collection Department attempts personal contact with the borrower to determine that all avenues of resolution have been considered. Accounts delinquent for 90 or more days are actively supervised by the vice president of Centralized Collections. Branch offices are not responsible for the management of accounts in foreclosure, bankruptcy, litigation or otherwise designated for special consideration, all of which are the responsibility of the Centralized Collection department or its legal department.

     If foreclosure is necessary, BOFS' Centralized Collection department supervises and monitors all related procedures (including bankruptcy proceedings) conducted by its foreclosure attorneys. If title to the mortgaged property is taken in the name of the mortgagee, BOFS' real estate owned area attempts to insure that the property is preserved and protected. After review and analysis, a disposition strategy is developed and the property is marketed for sale.

Delinquency and Loss Experience. The related Prospectus Supplement will set forth BOFS' delinquency and charge-off experience at the dates indicated on mortgage loans included in its portfolio, including loans in foreclosure proceedings.

Outstanding Real Estate Owned. The related Prospectus Supplement will set forth the number and value of properties acquired by BOFS through foreclosure, which were owned by BOFS for its own account at the end of the immediately preceding calendar year and at the end of the most recently completed calendar quarter.

VNFSC

     The Underwriting criteria used by VNFSC with respect to mortgage loans originated or purchased and re-underwritten by VNFSC are substantially similar to those described above with respect to BOFS. To the extent that such underwriting criteria differ materially with respect to Mortgage Loans transferred to the Depositor by VNFSC with respect to a Series of Certificates, the related Prospectus Supplement will describe such differences.

                         DESCRIPTION OF THE CERTIFICATES

General

     The following summary describes certain terms of the Certificates, common to each Pooling and Servicing Agreement. Forms of the Pooling and Servicing Agreements and the Transfer Agreement providing for the transfer of Mortgage Loans from the Originator to the Depositor have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates, the Pooling and Servicing Agreement and the Transfer Agreement for each Trust and the related Prospectus Supplement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Certificates will represent beneficial interests in the assets of the related Trust, including (i) the Mortgage Loans and all proceeds thereof, (ii) REO Property, (iii) amounts on deposit in the funds and accounts established with respect to the related Trust, including all investments of amounts on deposit therein, (iv) certain rights of the Depositor under the Transfer Agreement and (v) certain other property, as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If so specified in the related Prospectus Supplement, a Series of Certificates may have the benefit of one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or similar credit enhancement. Any such credit enhancement may be included in the assets of the related Trust. See "Description of Credit Enhancement" herein.

     A Series of Certificates may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a "Certificate Interest Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average Mortgage Interest Rate on the related Mortgage Loans, or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the occurrence of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Certificates entitled to payments derived from a specified group or groups of Mortgage Loans held by the related Trust. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.


     Each Class of Certificates of a Series will be issued in the denominations specified in the related Prospectus Supplement. Each Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the respective Class, determined by dividing the original dollar amount (or Notional Principal Amount, in the case of certain Certificates entitled to receive interest only) represented by such Certificate by the Original Principal Balance of such Class.

     One or more Classes of Certificates of a Series may be issuable in the form of fully registered definitive certificates or, if so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series (the "Book-Entry Securities") may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). Certificates representing the Book-Entry Securities will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Securities, all references herein to "holders" of Certificates shall reflect the rights of owners of the Book-Entry Securities, as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "-- Registration of Certificates" herein.

     Unless otherwise specified in the related Prospectus Supplement, on each Payment Date, there shall be paid to each person in whose name a Certificate is registered on the related Record Date (which in case of the Book-Entry Securities initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to holders of such Class to which such holder is entitled, if any, based on the Percentage Interest, held by such holder of such Class.

Interest

     Unless otherwise specified in the related Prospectus Supplement, interest will accrue on each Class of Certificates of a Series (other than a Class of Certificates entitled to receive only principal) during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Certificate Interest Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable Certificate Interest Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ("Accrual Certificates") on which interest is to accrue and not be paid until the principal of certain other Classes has been paid in full or the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Certificate Interest Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances or by any applicable credit enhancement.

Principal

     On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Mortgage Loans during the period specified in the related Prospectus Supplement (each such period, a "Due Period") will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Mortgage Loans during the related Due Period, (ii) any principal prepayments of any such Mortgage Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Due Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Mortgage Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses (such net proceeds, "Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Mortgage Loans ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Depositor (which are limited to amounts paid by an Originator pursuant to the related Transfer Agreement, unless otherwise specified in the related Prospectus Supplement) in connection with the purchase of or substitution for a Mortgage Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Transfer Agreement and assigned to the related Trust under the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Mortgage

Loan or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through (v), the "Basic Principal Amount"). Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by advances or any applicable credit enhancement.

Assignment of the Mortgage Loans

     At the time of issuance of a Series of Certificates, the Originators, pursuant to a Transfer Agreement (the "Transfer Agreement") among the Originators and the Depositor, will assign the Mortgage Loans to the Depositor together with all principal and interest received on or with respect to the Mortgage Loans, other than principal and interest received before the related Cut-off Date (and interest received on or after the Cut-off Date but accrued prior to the Cut-off Date). On such date, the Depositor will assign the Mortgage Loans to the Trust pursuant to a Pooling and Servicing Agreement.

     Each Mortgage Loan will be identified in a schedule included as an exhibit to the related Transfer Agreement and the related Pooling and Servicing Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will set forth certain information with respect to each Mortgage Loan, including, among other things, the principal balance as of the Cut-off Date, the Mortgage Interest Rate, the scheduled monthly payment of principal and interest, the maturity of the Mortgage Note, the Combined Loan-to-Value Ratio at origination and, as applicable, the Home Equity Loan Ratio at origination.

     In addition, if so specified in the related Prospectus Supplement, the Originators will, with respect to each Mortgage Loan, deliver to the Depositor the Mortgage Note endorsed to the order of the Depositor or a Custodian or in blank, the mortgage with evidence of recording thereon, an assignment of the mortgage to the Depositor or a Custodian or in blank, evidence of title insurance, intervening assignments of the mortgage, assumption and modification agreements and, in the case of Mortgage Loans secured by Mortgaged Property improved by a manufactured housing unit, the certificate of title, if any (collectively, the "Mortgage File"). The Depositor shall simultaneously deliver such Mortgage Note, Mortgage and assignment of Mortgage to the Trust, endorsed as set forth in the related Pooling and Servicing Agreement. It is expected that each such transfer will be effected by endorsement and delivery to a Custodian, which Custodian shall hold such instruments and documents for the Depositor and the Trust, as their interests may appear. The assignment of Mortgage shall be recorded in the name of the Trustee. With respect to a loan on a unit in a cooperative, the related Mortgage Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate evidencing the ownership interest in the cooperative association and blank stock powers and a copy of the original filed financing statement and assignments thereof in form sufficient for filing shall be so delivered and, where required, filed.

Unless otherwise specified in the related Prospectus Supplement, under the terms of each Pooling and Servicing Agreement, during the period that the related Certificates are outstanding and so long as the conditions set forth in the related Prospectus Supplement are satisfied, each Originator will hold the Mortgage File as custodian and agent for the Trustee and will not be required to record assignments of the Mortgages in favor of the Trustee. If such conditions are no longer satisfied, the Mortgage Files will be required to be delivered as described above. If the Mortgage Notes are retained by the respective Originators, as custodian for the Trustee, if an Insolvency Event occurs with respect to an Originator or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such Mortgage Notes and, in such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Certificateholders.

     If Mortgage Files are required to be delivered and if, , with respect to any Mortgage Loan, the Originators are unable to deliver to the Depositor on the Closing Date the mortgage or any assignment with evidence of recording thereon because they have not yet been returned from the public recording office, the Originators are required to deliver or cause to be delivered on the Closing Date a certified true copy of such mortgage or assignment, which certification may be that of an officer of the respective Originator. If, with respect to any Mortgage Loan, the Depositor is unable to deliver an original policy of title insurance, if required, because such policy has not yet been delivered by the insurer, the Depositor is required to deliver or cause to be delivered the commitment or binder to issue the title insurance. If Mortgage Files are required to be delivered, the Depositor is required to deliver or cause to be delivered the mortgage or assignment with evidence of recording thereon and an original title insurance policy within five Business Days after receipt thereof and in any event within one year after the Closing Date, provided, however, that if a mortgage or assignment has not been returned from the appropriate public recording office, the respective Originator is required to deliver a certified copy of the mortgage and a receipted copy of the assignment from the appropriate public recording office prior to the expiration of such one year period. If Mortgage Files are required to be delivered, the Servicer is required to cause the assignments of mortgage to be recorded in the appropriate public recording offices. With respect to loans on units in cooperatives, the Trustee or the Servicer, as specified in the related Prospectus Supplement, will also be required to use its best efforts to file continuation statements.

     If Mortgage Files are required to be delivered, pursuant to the Pooling and Servicing Agreement, the Trustee will agree, for the benefit of the holders of the related Certificates to review (or cause to be reviewed) each Mortgage File within 45 days (or such other time period as may be specified in the related Prospectus Supplement) after the Closing Date to ascertain that all required documents have been executed and received.

     If Mortgage Files are required to be delivered and if the Trustee (or if specified in the related Prospectus Supplement, any Credit Provider (defined herein)) during such 45-day period finds any document constituting a part of a Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the delivery requirements described above or to the description thereof as set forth in the

Mortgage Loan Schedule (other than certain descriptive items set forth in the Mortgage Loan Schedule), the Trustee (or the Credit Provider) is required to promptly so notify the Depositor, the Servicer, the Originators, the Credit Provider, if any, and the Trustee. The Servicer is required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified. If the Servicer has not caused the defect to be remedied within 60 days (or such other time period as may be specified in the related Prospectus Supplement) after notice thereof and the defect materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan or the interests of the Credit Provider, the Servicer is required, on the immediately following Determination Date (defined herein), to either (i) cause the respective Originator to substitute in lieu of such Mortgage Loan a mortgage loan that meets certain criteria set forth in the Pooling and


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Servicing Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan plus accrued and unpaid interest thereon is less than the outstanding principal balance of the substituted Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon and the amount of any unreimbursed Servicing Advances, cause the respective Originator to deliver to the Servicer, to become part of the amount remitted by the Servicer on the related Payment Date, the amount of any such shortfall (a "Substitution Adjustment") or (ii) cause the respective Originator to purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase plus all accrued and unpaid interest thereon computed at the Mortgage Interest Rate, net of the Servicing Fee if such Originator is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which purchase price is required to be deposited in the Principal and Interest Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Principal and Interest Account for future distribution).

     If the Mortgage Files are retained by the respective Originators, as custodian for the Trustee, and assignments by the Originators to the Trustee are not recorded, it may be possible for an Originator to transfer the Mortgage Loans to bona fide purchasers for value without notice, notwithstanding and in derogation of the rights of the Trustee. See "Special Considerations."

Representations and Warranties of the Originators and the Depositor

     Unless otherwise specified in the related Prospectus Supplement, each Originator will represent, among other things, that as to each Mortgage Loan conveyed by any Originator to the Depositor as of the related Closing Date:

     1. The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct;

     2. All of the original or certified documentation constituting the Mortgage

     Files (including all material documents related thereto) is in the possession of the Originator or, if required to be delivered in connection with the issuance of a Series of Certificates, has been or will be delivered to the Depositor or to the custodian appointed to hold the Mortgage Files (the "Custodian"), if any, on the Closing Date or as otherwise provided in the Agreement;

     3. Each Mortgage Loan is principally secured by the related Mortgaged Property. Each Mortgaged Property is improved by a one- to four-family residential dwelling, including, if and to the extent specified in the related Prospectus Supplement, cooperatives or mobile homes;

     4. All of the Balloon Loans, if any, provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than the number of months following the date of origination set forth in the related Prospectus Supplement and no later than at the end of the year following the date of origination set forth in the related Prospectus Supplement. Each other fixed-rate Mortgage Note will provide for a schedule of substantially equal monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

     5. Each Mortgage is a valid and subsisting first, second or, if so specified in the related Prospectus Supplement, more junior lien of record on the Mortgaged Property subject, in the case of any second or more junior Mortgage Loan, only to the Senior Lien or Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, or the other evidence of title delivered pursuant to the Transfer Agreement, with respect to the related


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

     Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

     6. Except with respect to liens released immediately prior to the transfer contemplated in the Transfer Agreement, immediately prior to the transfer and assignment contemplated in the Transfer Agreement, the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the Depositor will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan (other than amounts received on or after the Cut-off Date in respect of interest accrued prior to the Cut-off Date) subject to no liens, charges, mortgages, encumbrances or rights of others;

     7. With respect to each Mortgage Loan secured by a second or more junior

     Mortgage, the related Senior Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related Senior Lien may adjust, but not more frequently than every six months;

     8. The percentage of the Mortgage Loans which are secured by an Owner Occupied Mortgaged Property; and

     9. Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, to the description thereof set forth in this Prospectus and the related Prospectus Supplement.

     Such Originator will also make representations as to the percentage of Mortgage Loans which are Balloon Loans, the percentage of Mortgage Loans secured by Mortgaged Properties located within any single zip code area and the percentage of the Mortgage Loans which were 30 or more days contractually delinquent and 60 or more days contractually delinquent. For purposes of this representation, "30 or more days contractually delinquent" means that a monthly payment due on a due date was unpaid as of the end of the month in which occurred the next succeeding due date and "60 or more days contractually delinquent" means that a monthly payment due on a due date was unpaid as of the end of the month in which occurred the second due date following the due date on which such monthly payment was due.

     In addition, each Originator will, with respect to each Bankruptcy Mortgage Loan, make certain representations regarding (i) the number of payments made under the related Bankruptcy Plan and (ii) the ratio of (a) the outstanding principal balance of the Bankruptcy Mortgage Loan (plus the outstanding principal balance of any Senior Lien) divided by (b) the current appraised value of the related Mortgaged Property, as determined within 30 days after the Closing Date. If there is a breach of these representations as to any Bankruptcy Mortgage Loan which is not waived by the Trustee or any Credit Provider, the Originators may, as described below, be required to repurchase such Bankruptcy Mortgage Loan. Such repurchases would have the effect of increasing the rate of prepayment of the Mortgage Loans.

     Pursuant to the related Pooling and Servicing Agreement, the Depositor will make substantially identical representations and warranties with respect to the Mortgage Loans conveyed by the Depositor thereunder. Upon the discovery by the Depositor, any Originator, the Servicer, any Subservicer, the Custodian, the Credit Provider, if any, the Trustee or any other party specified in such Pooling and Servicing Agreement that any of the representations and warranties described above have been breached in any material respect as of the Closing Date, with the result that the interests of


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

the holders of the related Certificates in the related Mortgage Loan or the interests of the Credit Provider or any party specified in such Pooling and Servicing Agreement are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days (or such other period as may be specified in the related

Prospectus Supplement) of the earlier to occur of its discovery or its receipt of notice of any such breach, the Servicer is required to (i) cause the respective Originator to cure such breach in all material respects, (ii) cause the respective Originator to substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans plus accrued and unpaid interest thereon as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon and any unreimbursed Servicing Advances, of the replaced Mortgage Loans as of the date of substitution, cause the respective Originator to deliver a Substitution Adjustment to the Servicer, to become part of the amount remitted by the Servicer to the Trustee on the related Payment Date, or (iii) cause the respective Originator to purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase plus all accrued and unpaid interest on such outstanding principal balance computed at the Mortgage Interest Rate, net of the Servicing Fee if such Originator is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, and deposit such purchase price into the Principal and Interest Account on the next succeeding Determination Date or other date specified in the related Pooling and Servicing Agreement. The obligation of the Depositor and the Originators to cure, substitute or purchase any Mortgage Loan as described above will constitute the sole remedy respecting a material breach of any such representation or warranty to the holders of the related Certificates or the Trustee. The obligation of the Depositor to so cure, substitute or purchase shall be limited to the obligation of the Servicer to cause the Originators to do so. The Depositor will have no substantial assets other than certain Certificates retained by them issued by trusts formed by the Depositor.

Payments on the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Servicer to cause to be established and maintained an account (the "Principal and Interest Account") at an institution meeting certain ratings and other criteria set forth in the Pooling and Servicing Agreement (an "Eligible Account"), into which it is required to deposit certain payments received in respect of the Mortgage Loans, as more fully described below. Unless otherwise specified in the related Prospectus Supplement, all funds in the Principal and Interest Account are required to be held (i) uninvested, either in trust or insured by the Federal Deposit Insurance Corporation up to the limits provided by law, (ii) invested in certain permitted investments, which are generally limited to United States government securities and other high-quality investments and repurchase agreements or similar arrangements with respect to such investments, (iii) invested in certain asset management accounts maintained by the Trustee or (iv) invested in such other investments which the Insurer and the Rating Agencies may approve ("Permitted Instruments"). Such investments may include securities or other obligations issued by BANC ONE or its affiliates or trusts originated by BANC ONE or its affiliates. Unless otherwise specified in the related Prospectus Supplement, any investment earnings on funds held in the Principal and Interest Account will be for the account of the Servicer.

     Unless otherwise specified in the related Prospectus Supplement, if certain conditions set forth in the related Prospectus Supplement are satisfied, the Servicer is required to deposit into the Principal and Interest Account monthly all Monthly Payments received on or after the related Cut-off Date (other than amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date) and all Principal Prepayments and Curtailments collected on or after the Cut-off Date (net of the Servicing Fee with respect to each Mortgage Loan and other servicing compensation payable to the Servicer as permitted by the Pooling and Servicing


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

Agreement), all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts paid in connection with the repurchase of any Mortgage Loan, the amount of any Substitution Adjustments, the amount of any losses incurred in connection with investments in Permitted Instruments and certain amounts relating to insufficient insurance policies and REO Property. If such conditions are not satisfied or if otherwise specified in the related Prospectus Supplement, the Servicer will be required to use its reasonable efforts to make such deposits within one business day of receipt and in any event within two business days of receipt.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

          (i) for deposit to the Collection Account no later than the third business day preceding each Payment Date, the Excess Spread (defined below), if any, and the Available Payment Amount for the related Monthly Period (defined below). "Excess Spread" means generally the aggregate excess, if any, of interest accrued on the related Mortgage Loans during the Due Period over interest accrued on the related Certificates at the applicable Certificate Interest Rates on the related Payment Date. A "Monthly Period" is the calendar month preceding the month in which the related Payment Date occurs and may be identical to the Due Period;

          (ii) to reimburse itself for any accrued unpaid Servicing Fees and unreimbursed Servicing Advances. Unless otherwise specified in the related Prospectus Supplement, the Servicer's right to reimburse itself for unpaid Servicing Fees and unreimbursed Servicing Advances will be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed;

          The Servicer's rights to such reimbursement will be prior to the rights of holders of the related Certificates unless an Originator is the Servicer and such Originator is required to purchase or substitute a Mortgage Loan pursuant to the Pooling and Servicing Agreement and the Transfer Agreement, in which case the Servicer's right to such reimbursement shall be junior to the payment to such holders of the purchase price or Substitution Adjustment;


          (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

          (iv) to make investments in Permitted Instruments and, after effecting the remittance described in clause (i) above, to pay itself interest earned in respect of Permitted Instruments or on funds deposited in the Principal and Interest Account;

          (v) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein (such as servicing compensation) or were deposited therein in error;

          (vi) to pay itself the Servicing Fee and any other permitted servicing compensation to the extent not previously retained or paid;

          (vii) to withdraw funds necessary for the conservation and disposition of REO Property;


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

          (viii) to make Servicing Advances, as more fully described below;

          (ix) with respect to a Bankruptcy Loan, to remit to the applicable Depositor certain payments, as provided in the Pooling and Servicing Agreement; and

          (x) to clear and terminate the Principal and Interest Account upon the termination of the Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to wire transfer to the Collection Account the amount described in clause (i) above no later than the third business day preceding each Monthly Deposit Date, if any, and each Payment Date.

Advances; Servicing Advances

     Unless otherwise specified in the related Prospectus Supplement, not later than the close of business on the third business day prior to each Payment Date, the Servicer is required to deposit in the Collection Account an amount (each, an "Advance"), to be distributed on the related Payment Date, equal to the sum of the interest portions of the aggregate amount of Monthly Payments (net of the Servicing Fee and if so specified in the related Pooling and Servicing Agreement, the Excess Spread) accrued during the related Monthly Period, but uncollected as of the close of business on the last day of the related Monthly Period, which obligation, if so specified in the related Prospectus Supplement, may be limited to the obligation to withdraw such amounts from amounts held in the Principal and Interest Account for distribution in future periods. The Servicer is not required to make any Advances which it determines in its discretion would be a Nonrecoverable Advance. Unless otherwise specified in the related Prospectus Supplement, the Servicer shall not be required to make such Advance from its own funds or be liable for the recovery thereof from collections on the related Mortgage Loans or otherwise but such obligation shall be limited to amounts on deposit in the Principal and Interest Account and held for future distribution.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations ("Servicing Advances"), including, but not limited to, the cost of (i) maintaining REO Properties; (ii) any enforcement or judicial proceedings, including foreclosures; and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Unless otherwise provided in the related Pooling and Servicing Agreement, the Servicer may pay all or a portion of any Servicing Advance out of excess amounts on deposit in the Principal and Interest Account and held for future distribution on the date on which such Servicing Advance is made. Any such excess amounts so used will be required to be replaced by the Servicer by deposit to the Principal and Interest Account no later than the date specified in the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that certain Servicing Advances, as described in the Pooling and Servicing Agreement, will not be ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself from the amounts available after distributions to the holders of Certificates and payment of certain other fees and expenses. The Servicer is not required to make any Servicing Advance which it determines in its discretion would be a Nonrecoverable Advance.


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

Distributions

     The Trustee is required to establish a trust account (referred to herein as the "Collection Account", but which may have such other designation as is set forth in the related Prospectus Supplement) into which there shall be deposited amounts transferred by the Servicer from the Principal and Interest Account. The Collection Account is required to be maintained as an Eligible Account. Amounts on deposit in the Collection Account may be invested in Permitted Instruments and other investments specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, on each Payment Date, the Trustee is required to withdraw from the Collection Account and distribute the amounts set forth in the related Prospectus Supplement, to the extent available, in the priority set forth therein, which generally will include (in no particular order of priority):

          (i) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

          (ii) if a Spread Account, Reserve Fund or similar account is established with respect to a Series of Certificates, deposits into such fund or account of the Excess Spread or other amounts required to be deposited therein;

          (iii) payments to the holders of the Certificates on account of interest and principal, in the order and manner set forth in the related Prospectus Supplement;

          (iv) reimbursement of the Servicer for amounts expended by the Servicer and reimbursable thereto under the related Pooling and Servicing Agreement but not previously reimbursed;

          (v) payments to the Servicer of an amount equal to Nonrecoverable Advances previously made by the Servicer and not previously reimbursed; and

          (vi) after the payments and deposits described above and in the related Prospectus Supplement, the balance, if any, to the persons specified in the related Prospectus Supplement.

     The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Due Period and (ii) the amount available under any credit enhancement, including amounts withdrawn from any Spread Account or Reserve Fund, less (b) the amount of the premiums or fees payable to the Credit Provider, if any, during the related Due Period.

     Generally, to the extent a Credit Provider makes payments to holder of Certificates, such Credit Provider will be subrogated to the rights of such holders with respect to such payments and shall be deemed, to the extent of the payments so made, to be a registered holder of such Certificates.

     For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Payment Date.

     "Available Payment Amount" generally means the result of (a) collections on or with respect to the Mortgage Loans received by the Servicer during each month in the related Due Period, net of the Servicing Fee paid to the Servicer during each month in the related Due Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses paid by the Servicer, plus


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


(b) the amount of any Advances, less, if so specified in the related Prospectus Supplement, (c) the Excess Spread or other amounts specified in such Prospectus Supplement.

     "Basic Principal Amount" means the sum of (i) the principal portion of each Monthly Payment received by the Servicer or any Subservicer during the related Due Period, (ii) all Curtailments and all Principal Prepayments received during such Due Period (or the applicable period (the "Prepayment Period") specified in the related Prospectus Supplement), (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period, (iv) (a) that portion of the purchase price of any purchased Mortgage Loans which represents principal and (b) any Substitution Adjustments deposited into the Collection Account as of the related Determination Date and (v) the Principal Balance of each Mortgage Loan as of the beginning of the related Due Period which became a Liquidated Mortgage Loan during such Due Period (exclusive of any principal payments in respect thereof described in the preceding clauses (i) through (iv)).

     "Mortgage Loan Losses" means, for Mortgage Loans that become Liquidated Mortgage Loans during the related Due Period, the amount, if any, by which (i) the sum of the outstanding principal balance of each such Mortgage Loan (determined immediately before such Mortgage Loan became a Liquidated Mortgage
Loan) and accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Mortgage Loan became a Liquidated Mortgage Loan exceeds
(ii) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Mortgage Loan which have not theretofore been used to reduce the Principal Balance of such Mortgage Loan.

     "Payment Date" means the monthly, quarterly or other periodic date specified in the related Prospectus Supplement on which payments will be made to holders of the related Certificates.

Optional Disposition of Mortgage Loans

     If so specified in the related Prospectus Supplement, the Servicer, the Depositor or the holders of the Class of Certificates or such other person specified in such Prospectus Supplement may cause the Trust to sell all of the Mortgage Loans and all REO Properties when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, when the outstanding principal balance of a Class of Certificates specified in the related Prospectus Supplement declines to the percentage of the original principal balance of such Class specified in the related Prospectus Supplement or at such other time as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement will establish a minimum price at which such Mortgage Loans and REO Properties may be sold generally equal to the principal amount thereof plus accrued interest thereon. Such minimum price may include certain expenses and other amounts or such party as is specified in the related Prospectus Supplement may be required to pay all or a portion of such expenses or other amounts at the time of sale. Unless otherwise specified in the related Prospectus Supplement, the proceeds of any such sale will be distributed to holders of the Certificates on the Payment Date next following the date of disposition.


Mandatory Disposition of Mortgage Loans

     If so specified in the related Prospectus Supplement, the Servicer, the Depositor or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances set forth in such Prospectus Supplement. The procedures for the solicitation of such bids will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Originators and any Underwriter (defined herein) will be permitted to submit bids. If so specified in the related Prospectus Supplement, a minimum bid or reserve price may be established. If so specified in the related Prospectus Supplement, the Underwriter or such other entity specified in such Prospectus Supplement will be required to confirm that the accepted bid will result in the sale of the assets of the Trust at their fair market value.

Forward Commitments; Prefunding

     If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement or other agreement may provide for the transfer by the Depositor of additional Mortgage Loans to the related Trust after the Closing Date for the related Certificates. In such case, it is expected that the related Transfer Agreement will provide for a concurrent transfer of such additional Mortgage Loans from one or more Originators to the Depositor. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the application for a specified period of all or a portion of payments on the Mortgage Loans originally included in the related Mortgage Pool or by the establishment of a Prefunding Account (a "Prefunding Account"). If a Prefunding Account is established, all or a portion of the proceeds of the sale of one or more Classes of Certificates of the related Series will be deposited in such account to be released as additional Mortgage Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, a Prefunding Account will be required to be maintained as an Eligible Account. The related Pooling and Servicing Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally establish a specified period of time within which such transfers must be made. Unless otherwise specified in the related Prospectus Supplement, amounts set aside to fund such transfers (whether in a Prefunding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

Reports to Holders

     On each Payment Date, there will be forwarded to each holder a statement setting forth, among other things, the information as to such Payment Date required by the related Pooling and Servicing Agreement, which generally will include, except as otherwise provided therein, if applicable:

          (i) the Available Payment Amount (and any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
     Section 362 of the United States Bankruptcy Code);

          (ii) the principal balance of each class of Certificates as reported in the report for the immediately preceding Payment Date, or, with respect to the first Payment Date for a Series of Certificates, the Original Principal Balance of such Class;

          (iii) the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period;

          (iv) the amount of all Curtailments which were received during the related Due Period;


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          (v) the principal portion of all Monthly Payments received during the related Due Period;

          (vi) the amount of interest received on the Mortgage Loans during the related Due Period;

          (vii) the aggregate amount of the Advances to be made with respect to the Payment Date;

          (viii) certain delinquency and foreclosure information as described more fully in the related Pooling and Servicing Agreement, and the amount of Mortgage Loan Losses during the related Due Period;

          (ix) the amount of interest and principal due to the holders of each Class of Certificates of such Series on such Payment Date;

          (x) the amount then available in any Spread Account or Reserve
     Account;

          (xi) the amount of the payments, if any, to be made from any credit enhancement on the Payment Date;

          (xii) the amount to be distributed to the holders of any subordinated or residual certificates on the Payment Date;

          (xiii) the principal balance of each Class of Certificates of such Series after giving effect to the payments to be made on the Payment Date;

          (xiv) with respect to the Mortgage Pool, the weighted average maturity and the weighted average Mortgage Interest Rate of the Mortgage Loans as of the last day of the related Due Period;

          (xv) the amount of all payments or reimbursements to the Servicer for accrued unpaid Servicing Fees, unreimbursed Servicing Advances and interest in respect of Permitted Instruments or funds on deposit in the Principal and Interest Account and certain other amounts during the related Due Period;

          (xvi) the Pool Principal Balance as of the immediately preceding Payment Date, the Pool Principal Balance after giving effect to payments received and Mortgage Loan Losses incurred during the related Due Period and the ratio of the Pool Principal Balance to the Original Pool Principal Balance. As of any Payment Date, the "Pool Principal Balance" equals the aggregate outstanding principal balance of all Mortgage Loans, as reduced by the aggregate Mortgage Loan Losses, at the end of the related Due Period;

          (xvii) certain information with respect to the funding, availability and release of monies from any Spread Account or Reserve Fund;

          (xviii) the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

          (xiv) the amounts that are reimbursable to the Servicer or the Depositor, as appropriate; and


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

          (xv) such other information as the holders reasonably require.

Description of Credit Enhancement

     To the extent specified in the related Prospectus Supplement, credit enhancement for one or more Classes of a Series of Certificates may be provided by one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or other type of credit enhancement. Credit enhancement may also be provided by overcollateralization or by subordination of one or more Classes of Certificates of a Series to one or more other Classes of Certificates of such Series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related Prospectus Supplement, credit enhancement for a Series of Certificates will not be available for losses incurred with respect to any other Series of Certificates. To the extent credit enhancement for any Series of Certificates is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the Certificates will bear all further risk of loss.

     The amounts and types of credit enhancement, as well as the provider thereof (the "Credit Provider"), if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the related Pooling and Servicing Agreement, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related Mortgage Pool decreases, upon the occurrence of certain events or otherwise. Unless otherwise specified in the related Prospectus Supplement, to the extent permitted by the applicable Rating Agencies and provided that the then current rating of the affected Certificates is not reduced or withdrawn as a result thereof, any credit enhancement may be cancelled or reduced in amount or scope of coverage or both.

     The descriptions of credit enhancement arrangements included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

     Financial Guaranty Insurance Policy. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Certificate Insurance Policy") may be obtained and maintained for a Class or Series of Certificates. The issuer of the Certificate Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Certificate Insurance Policy will be filed with the related Current Report on Form 8-K.

     Unless otherwise specified in the related Prospectus Supplement, a Certificate Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of distributions due to such holders will be received by the Trustee or its agent on behalf of such holders for distribution on each Payment Date.

     The specific terms of any Certificate Insurance Policy will be set forth in the related Prospectus Supplement. A Certificate Insurance Policy may have limitations and generally will not insure the obligation of the Depositor or any Originator to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments.

     Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Certificate Insurance Policy.


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

     Letter of Credit. If so specified in the related Prospectus Supplement, all or a component of credit enhancement for a Class or a Series of Certificates may be provided by a letter of credit (a "Letter of Credit") issued by a bank or other financial institution (a "Letter of Credit Issuer") identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Letter of Credit will be irrevocable. A Letter of Credit may provide coverage with respect to one or more Classes of Certificates or the underlying Mortgage Loans or, if specified in the related Prospectus Supplement, may support a specified obligation or be provided in lieu of the funding with cash of a Reserve Fund or Spread Account (each as defined below). The amount available, conditions to drawing, if any, and right to reimbursement with respect to a Letter of Credit will be specified in the related Prospectus Supplement. A Letter of Credit will expire on the date specified in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

     Mortgage Pool Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by a mortgage pool insurance policy (a "Pool Insurance Policy") issued by the insurer (a "Pool Insurer") specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will, subject to limitations described in such Prospectus Supplement, insure against losses due to defaults in the payment of principal or interest on the underlying Mortgage Loans up to the amount specified in such Prospectus Supplement (or in a Current Report on Form 8-K). The Pooling and Servicing Agreement with respect to any Series of Certificates for which a Pool Insurance Policy is provided will require the Servicer or other party specified therein to use reasonable efforts to maintain the Pool Insurance Policy and to present claims to the Pool Insurer in the manner required thereby. No Pool Insurance Policy will be a blanket policy against loss and will be subject to the limitations and conditions precedent described in the related Prospectus Supplement.

     Special Hazard Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided in part by an insurance policy (a "Special Hazard Policy") covering losses due to physical damage to a Mortgaged Property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The Prospectus Supplement relating to a Series of Certificates for which a Special Hazard Policy is provided will identify the issuer of such policy and any limitations on coverage. No Special Hazard Policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each Special Hazard Policy will contain an aggregate limit on claims specified in the related Prospectus Supplement. No claim will be paid under any Special Hazard Policy unless hazard insurance on the Mortgaged Property is in force and protection and preservation expenses have been paid.

     Spread Account and Reserve Fund. If so specified in the related Prospectus Supplement, all or any component of credit enhancement for a Series of Certificates may be provided by a reserve fund (a "Reserve Fund") or a spread account (a "Spread Account"). A Reserve Fund or Spread Account may be funded by a combination of cash, one or more letters of credit or one or more Permitted Instruments provided by the Depositor or other party identified in the related Prospectus Supplement, amounts otherwise distributable to one or more Classes of Certificates subordinated to one or more other Classes of Certificates or all or any portion of Excess Spread. If so specified in the related Prospectus Supplement, a Reserve Fund for a Series of Certificates may be funded in whole or in part on the applicable Closing Date. If so specified in the related Prospectus Supplement, cash deposited in a Reserve Fund or a Spread Account may be withdrawn and replaced with one or more letters of credit or Permitted

Instruments. A Reserve Fund or Spread Account may be pledged or otherwise made available to a Credit Provider. If so specified in the related Prospectus Supplement, a Reserve Fund or Spread Account may not be deemed part of the assets of the related Trust or may be


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

deemed to be pledged or provided by one or more of the Depositor, the holders of the Class of Certificates otherwise entitled to the amounts deposited in such account or such other party as is identified in such Prospectus Supplement.

     Cash Collateral Account. If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a Series of Certificates may be provided by the establishment of a cash collateral account (a "Cash Collateral Account"). A Cash Collateral Account will be similar to a Reserve Fund or Spread Account except that generally a Cash Collateral Account is funded initially by a loan from a cash collateral lender (the "Cash Collateral Lender"), the proceeds of which are invested with the Cash Collateral Lender or other eligible institution. Unless otherwise specified in the related Prospectus Supplement, the Cash Collateral Account will be required to be maintained as an Eligible Account. The loan from the Cash Collateral Lender will be repaid from Excess Spread, if any, or such other amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the Cash Collateral Account will be available in generally the same manner described above with respect to a Spread Account or Reserve Fund. As specified in the related Prospectus Supplement, a Cash Collateral Account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more Classes of Certificates of a Series.

     Subordination. If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, Curtailments, interest or any combination thereof otherwise payable to one or more Classes of Certificates of a Series ("Subordinated Certificates") may instead be payable to holders of one or more other Classes of Certificates of such Series ("Senior Certificates") under the circumstances and to the extent specified in such Prospectus Supplement. A Class of Certificates may be subordinated to one or more Classes of Certificates and senior to one or more other Classes of Certificates of a Series. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Senior Certificates on any Payment Date may be limited as specified in the related Prospectus Supplement or the availability of subordination may otherwise be limited as specified in the related Prospectus

Supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of Subordinated Certificates of a Series or if such amounts were to exceed any limitation on the amount of subordination available, holders of Senior Certificates of such Series could experience losses.

     In addition, if so specified in the related Prospectus Supplement, amounts otherwise payable to holders of Subordinated Certificates on any Payment Date may be deposited in a Reserve Fund or Spread Account, as described above. Such deposits may be made on each Payment Date, on each Payment Date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related Prospectus Supplement, and thereafter, amounts may be released from such Reserve Fund or Spread Account in the amounts and under the circumstances specified in such Prospectus Supplement.

     Distributions may be allocated as among Classes of Senior Certificates and as among Classes of Subordinated Certificates in order of their final scheduled payment dates, in accordance with a schedule or formula or otherwise, as specified in the related Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of


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

delinquencies or losses and deposits to any Reserve Fund or Spread Account will be allocated as specified in the related Prospectus Supplement. Principal Prepayments and Curtailments may be paid disproportionately to Classes of Senior Certificates pursuant to a "shifting interest" structure or otherwise, as specified in the related Prospectus Supplement.

     Other Credit Enhancement. Credit enhancement may also be provided for a Series of Certificates in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable Rating Agencies to cover one or more risks with respect to the Mortgage Loans or the Certificates, as specified in the related Prospectus Supplement.

Payment of Certain Expenses

     If so specified in the related Prospectus Supplement, in order to provide for the payment of the fees of the Credit Provider, if any, the Trustee may be required to establish a Credit Enhancement Account and to deposit therein on the dates specified in the related Prospectus Supplement, from amounts on deposit in the Collection Account, in the priority indicated, an amount that is sufficient to pay the premiums or fees due to the Credit Provider.

     If so specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Servicer to pay to the Trustee(s) from time to time their respective fees and the reasonable expenses, disbursements and advances incurred or made by them. The Trustee will be permitted under the Pooling and Servicing Agreement on each Payment Date to pay, from amounts on deposit in the Collection Account and after making any required distributions to holders, any amounts then due and owing representing fees of the Trustee(s) that have not been paid by the Servicer after written demand therefor.

Servicing Compensation

     As compensation for servicing and administering the Mortgage Loans, the Servicer is entitled to a fee in the amount specified in the related Prospectus Supplement (the "Servicing Fee"), payable monthly from the interest portion of monthly payments on the related Mortgage Loans, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other late collections on the related Mortgage Loans. In addition to the Servicing Fee, the Servicer will generally be entitled under the related Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees) and interest paid on funds on deposit in the Principal and Interest Account.

Servicing Standards

     General Servicing Standards. It is expected that BOFS will act as Sub-servicer with respect to Mortgage Loans originated by BOFS and VNFSC. The following discussion describes the practices of BOFS in servicing loans owned by BOFS, VNFSC and Bank One, Utah, N.A. The Servicer will agree to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and, in servicing and administering the Mortgage Loans, to employ or cause to be employed procedures, including collection, foreclosure and REO Property management procedures, and exercise the same care it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first, second and more junior mortgage servicing practices of prudent lending institutions and giving due consideration to the holders', and any Credit Provider's reliance on the Servicer. The interests of the holders of each Class of Certificates of any Series and the Credit Provider, if any, may differ with respect to servicing decisions which may affect the rate at which prepayments are received. For example,

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holders of certain Classes of Certificates may prefer that "due-on-sale" clauses be waived in the event of a sale of the underlying Mortgaged Property, that delinquent Mortgagors be granted extensions or other accommodations and that liquidations of Mortgage Loans be deferred, if an increase in the rate of principal prepayments would have an adverse effect on the yield to investors in such Certificates. Depending on the timing of such prepayments, holders of other classes of Certificates may prefer that "due-on-sale" clauses be enforced or that other actions be taken which would increase prepayments. No holder of a Certificate will have the right to make any decisions with respect to the underlying Mortgage Loans. The Servicer will have the right and obligation to make such decisions in accordance with its normal servicing procedures and the standards set forth in the related Pooling and Servicing Agreement. In certain cases, the consent or approval of the Credit Provider, if any, may be permitted or required. The interests of the Credit Provider, if any, with respect to, among other things, matters which affect the timing of payments and prepayments may not be the same as those of the holders of each Class of Certificates of such Series.

     Hazard Insurance. The Servicer will cause to be maintained fire and hazard insurance with extended coverage (sometimes referred to as "standard hazard insurance") customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding Principal Balance owing on the Mortgage Loan, (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Generally, if (i) the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as Flood Zone "A", (ii) flood insurance has been made available and (iii) the Servicer determines that such insurance is necessary in accordance with accepted first, second and more junior mortgage servicing practices of prudent lending institutions, the Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted first, second and more junior mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first and second mortgage servicing procedures) will be deposited in the Principal and Interest Account, subject to retention by the Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the related Pooling and Servicing Agreement.

     If the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate outstanding principal balance on the Mortgage Loans without co-insurance, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

     Enforcement of Due on Sale Clauses. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, is required, to the extent it has knowledge of such conveyance or prospective conveyance, to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be permitted to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer will be required to enter



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into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Note or Mortgage, the Mortgagor remains liable thereon. The Servicer will also be authorized (with the prior approval of any Credit Provider, if required) to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Realization Upon Defaulted Mortgage Loans. The Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the holders of the related Certificates of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the holders or any Credit Provider. In connection with such foreclosure or other conversion, the Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs.

     Collection of Mortgage Loan Payments. Each Pooling and Servicing Agreement will require the Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain as Servicing Compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the related Pooling and Servicing Agreement.

Use of Subservicers

     The Servicer will be permitted under each Pooling and Servicing Agreement to enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and is either (i) designated by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") as an approved Seller-Servicer for first and second mortgage loans or (ii) is an affiliate or a wholly owned subsidiary of the Servicer.

     Notwithstanding any Subservicing Agreement, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be relieved of its obligations under a Pooling and Servicing Agreement, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer will be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer and nothing contained in any Pooling and Servicing Agreement shall be deemed to limit or modify such indemnification.

Servicing Certificates and Audits

     The Servicer is required to deliver, not later than the last day of the fourth month following the end of the Servicer's fiscal year, commencing in the year specified in the related Pooling and Servicing Agreement, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of the Pooling and Servicing Agreement which relate to the servicing and administration of


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

the Mortgage Loans, (ii) a review of the activities of the Servicer during such preceding year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     The Servicer is required to cause to be delivered, not later than the last day of the fourth month following the end of the Servicer's fiscal year, commencing in the year set forth in the related Pooling and Servicing Agreement, a letter or letters of a firm of independent certified public accountants reasonably acceptable to the Trustee and any Owner Trustee stating that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Limitations on Liability of the Servicer and Its Agents

     Each Pooling and Servicing Agreement will provide that neither the Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

     Each Pooling and Servicing Agreement will provide that the Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind that is reasonably and in good faith believed to be genuine and adopted or signed by the proper authorities respecting any matters arising under the Pooling and Servicing Agreement. In addition, the Servicer will not be required to appear with respect to, prosecute or defend any legal action that is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with the related Pooling and Servicing Agreement, other than certain claims made by third parties with respect to such Pooling and Servicing Agreement.

Removal and Resignation of Servicer

     Unless otherwise specified in the related Prospectus Supplement, any Credit Provider or the holders of Certificates of a Series representing a majority in principal amount of Certificates of such Series, voting as a single class (a "Majority in Aggregate Voting Interest"), with the consent of any Credit Provider, may, pursuant to the related Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any of the following events (each a "Servicer Termination Event"):

          (i) (A) If so specified in the related Prospectus Supplement, an Event of Nonpayment (defined below); (B) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of any Credit Provider or the holders of the Certificates of such Series; or (C) any other failure by the Servicer to remit to holders of the Certificates of such Series or to the Trustee for the benefit of the holders of the Certificates of such Series, any payment required to be made under the terms of the related Pooling and Servicing Agreement which continues unremedied after the date upon


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     which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer; or

          (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in the related Pooling and Servicing Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer; provided that the Trustee may, with the consent of any Credit Provider, extend the time for such cure to a period not to exceed 120 days after notice if such failure is capable of cure and the Servicer is diligently pursuing the same; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Servicer shall fail for 60 days to pay, or bond against, an unappealable, undischarged, unvacated and unstayed final judgment by a court of competent jurisdiction in an aggregate amount set forth in the related Pooling and Servicing Agreement; or

          (vii) If so specified in the related Prospectus Supplement, under certain circumstances, the aggregate Mortgage Loan Losses on the related Mortgage Pool shall exceed certain thresholds described in the related Pooling and Servicing Agreement.

     "Event of Nonpayment" means, with respect to any Payment Date, unless otherwise specified in the related Prospectus Supplement, the failure of the sum of (i) the amounts withdrawn from the Principal and Interest Account during the related Accrual Period, (ii) income accrued on the amounts in the Collection Account during such Accrual Period, (iii) Advances made during such Accrual Period and (iv) amounts withdrawn from any Reserve Fund or Spread Account on such Payment Date, when taken together (but not including any amounts subject to any automatic stay under applicable bankruptcy law), to be sufficient to pay all amounts due to holders of such Certificates on such Payment Date; together with any fees or premiums due to any Credit Provider; provided, that an Event of Nonpayment shall not occur if such insufficiency results from a failure by any Credit Provider to perform in accordance with the terms of the related Pooling and Servicing Agreement and credit enhancement documents or the failure by the Trustee to perform in accordance with the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor may, with the consent of any Credit Provider and holders representing a majority in aggregate Percentage Interest of each Class of Certificates of a Series, remove the Servicer upon 90 days' prior written notice. No such removal shall be effective until the appointment and acceptance of a successor Servicer other


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than the Trustee (unless the Trustee agrees to serve) meeting the requirements described below and otherwise acceptable to any Credit Provider and majority in Percentage Interest of each Class of Certificates of such Series.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may not assign the related Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, any Credit Provider, the Trustee and the Majority in Aggregate Voting Interest or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law or if such resignation is required by regulatory authorities and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until the earlier of a successor having assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement or the date upon which any regulatory authority requires such resignation.

     Unless otherwise specified in the related Prospectus Supplement, upon removal or resignation of the Servicer other than as described in the second preceding paragraph, the Trustee will be the successor servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, is obligated to make Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority in Aggregate Voting Interest or any Credit Provider so requests in writing, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to such Credit Provider having a net worth of not less than the amount set forth in the related Pooling and Servicing Agreement and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and other Servicing Compensation as the Servicer. See "Servicing Compensation" above.

Registration and Transfer of the Certificates

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related Prospectus Supplement, Book-Entry Securities may be initially represented by one or more certificates registered in the name of DTC or other securities depository and be available only in the form of book-entries. Any Book-Entry Securities will initially be registered in the name of Cede, the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC accepts securities for deposit from Participants and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to Indirect Participants.



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     Beneficial owners ("Owners") that are not Participants but desire to purchase, sell or otherwise transfer ownership of Book-Entry Offered Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee or any Trustee, as the case may be, through DTC and Participants. Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Offered Certificates, except under the limited circumstances described below.

     Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Securities of any Series will be Cede, as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through Participants and DTC.

     While any Book-Entry Securities of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants with whom Owners have accounts with respect to Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interests.

     Unless and until Definitive Certificates are issued, Owners who are not Participants may transfer ownership of Book-Entry Securities of a Series only through Participants by instructing such Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

     Book-Entry Securities of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Securities being referred to herein as "Definitive Certificates") only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities of such Series and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a

Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Certificates of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Owners is no longer in the best interests of Owners of such Class of Certificates. Upon issuance of Definitive Certificates of a Series to Owners, such Book-Entry Securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Servicer and the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Servicer and the Depositor that DTC will take such action with respect to any Percentage Interests of the Book-Entry Securities of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Securities. DTC may take actions, at the


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direction of the related Participants, with respect to some Book-Entry
Securities which conflict with actions taken with respect to other Book-Entry Securities.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially from one another), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgage Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

     The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. A mortgage conveys legal title to or creates a lien upon the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

     If so specified in the related Prospectus Supplement, a Mortgage Pool may include loans on units in cooperatives ("Cooperative Loans"). Cooperative Loans are evidenced by notes secured by security interests in shares issued by cooperatives, which are corporations entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting rights to occupy specific dwelling units within the cooperative buildings. The security agreement will create a lien upon or grant a title interest in the property which it covers, the priority of which lien will depend on the terms of the agreement and the order of recordation in the appropriate recording office. Ownership of a unit in a cooperative is held through the ownership of stock in the corporation, together with the related proprietary lease or occupancy agreement. Such ownership interest is generally financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the proprietary lease or occupancy agreement and a security interest in the related cooperative shares.

     Each cooperative owns in fee or has a leasehold interest in the real property and improvements, including all separate dwelling units therein. The cooperative is responsible for property management and generally for the payment of real estate taxes, insurance and similar


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charges, the cost of which is shared by the owners. The cooperative building or underlying land may be subject to one or more mortgages (generally incurred in connection with the construction or purchase of the building) for which the cooperative is responsible. The interest of an occupant under proprietary leases or occupancy agreements is generally subordinate to that of the holder of such a mortgage or land lease. If the cooperative is unable to meet the payment obligations under such mortgage or any land lease, the holder of such mortgage or land lease could foreclose the mortgage or terminate the land lease, which may have the effect of terminating all proprietary leases or occupancy agreements. In the event of such foreclosure or termination, the value of any collateral held by a lender which financed the purchase by a tenant/shareholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans could be eliminated or significantly reduced.

Foreclosure in General


     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant.

     Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the sale of the property to a third party upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Generally, state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is often a public sale. Because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property subject to the lien of the mortgage or the deed of trust may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of several court decisions permitting such a sale to be rescinded as a fraudulent conveyance. However, in light of the United States Supreme Court decision in BFP v. Resolution Trust Corporation, as Receiver of Imperial Federal Savings Ass'n., the ability to rescind a sale under fraudulent conveyance theories should be limited to state law. The Supreme Court in BFP held that a non-collusive, regularly-conducted foreclosure sale under applicable state law was not a fraudulent transfer under Section 548 of the current United States Bankruptcy Code and, therefore, could not be rescinded in favor of the bankrupt's estate, even though the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, because the price paid at such a foreclosure sale is conclusively presumed to constitute "reasonably equivalent value" under the United States Bankruptcy Code.

     For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. The lender thereby assumes the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance


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and to make such repairs at its own expense as are necessary to render the property suitable for sale. In some states there is a statutory minimum purchase price which the lender may offer for the property. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Under the Pooling and Servicing Agreement and the REMIC Provisions of the Code, the Servicer may hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Servicer.

     Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

Junior Mortgages

     Some of the Mortgage Loans may be secured by second or more junior mortgages or deeds of trust, which are subordinate to first or more senior mortgages or deeds of trust held by other lenders. The rights of the holders, as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "Foreclosure in General" herein.

     Furthermore, the terms of the second or more junior mortgage or deed of trust are subordinate to the terms of the first or senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage. See "Special Considerations -- Risks of the Mortgages -- Nature of Certificate" for a further discussion of certain risks associated with junior mortgage loans.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.


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Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. As a result of an amendment to the federal bankruptcy laws effective for cases filed after October 22, 1995, a Chapter 11 plan similarly may not modify the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.


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Enforceability of Certain Provisions

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

     Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

     The Mortgage Loans will generally contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers, or conveys the related Mortgaged Property. The enforceability of these clauses has been the subject of legislation or litigation in many states. Some jurisdictions automatically enforce such clauses, while others require a showing of reasonableness and hold, on a case-by-case basis, that a "due on sale" clause may be invoked only where a sale threatens the legitimate security interests of the lender.

     The Garn-St. Germain Depository Institutions Act of 1982 purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses in certain loans made after October 15, 1982. The Servicer may thus be able to accelerate the Mortgage Loans that were originated after that date and contain a "due-on-sale" provision, upon transfer of an interest in the related Mortgaged Property, regardless of its ability to demonstrate that a sale threatens its legitimate security interest. Each Pooling and Servicing Agreement will provide that the Servicer, on behalf of the Trustee, will enforce any right of the Trustee as the mortgagee of record to accelerate a Mortgage Loan in the event of a sale or other transfer of the related Mortgaged Property unless, in the Servicer's reasonable judgment, doing so would materially increase the risk of default or delinquency on, or materially impair the security for, such Mortgage Loan.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March, 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have


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taken action to reimpose interest rate limits and/or to limit discount points or other charges. The Depositors will represent and warrant in each Pooling and Servicing Agreement that each related Mortgage Loan was originated in compliance with applicable state law in all material respects.

Environmental Legislation

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as the related Trust).

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Certificates. This summary does not purport to address all federal income tax matters that may be relevant to purchasers of Certificates, and is directed solely to investors that hold the Certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the "Code") and to investors that do not hold the Certificates as part of a larger transaction such as a hedge, straddle or conversion transaction. It does not address tax consequences that may be relevant to particular holders subject to special treatment under federal income tax law (such as, banks and other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, tax-exempt entities, or investors whose "functional currency" is not the United States dollar). Prospective investors are urged to consult their own tax advisers in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates. The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service ("IRS"). A Trust or any segregated pool of assets therein as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool".

REMIC Elections

     Upon issuance of each series of Certificates, special federal tax counsel to the Trust specified in the related Prospectus Supplement ("Tax Counsel") will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, each related REMIC Pool will qualify as a REMIC, and the related Certificates will be treated either as regular interests in the REMIC ("Regular Certificates") or as residual interests in the REMIC ("Residual Certificates"). Regular Certificates generally will be treated as debt instruments issued by the REMIC. The holder of a Residual Certificate will be subject to the special rules described below under which the holder generally will take into account for Federal income tax purposes its pro rata share of the net income or loss of the REMIC.

     If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the REMIC Pool will not be treated as a REMIC for such year and thereafter. In that event, such REMIC Pool may be taxable as



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a separate corporation under Treasury regulations, and the related Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period in which the requirements for such status are not satisfied. The Agreement will include provisions designed to maintain the REMIC Pool's status as a REMIC. It is not anticipated that the status of any REMIC Pool as a REMIC will be terminated.

Status of Certificates

     It is unclear whether property acquired by foreclosure held pending sale and the amount held in a Spread Account or Reserve Fund (or similar accounts) would be considered to be part of the Mortgage Loans, or whether such assets otherwise would receive the same treatment as the Mortgage Loans, for purposes of sections 593(d)(1), 856(c)(6)(B) and 7701(a)(19)(C) of the Code.

Regular Certificates

     General. In general, stated interest, original issue discount and market discount received or accrued on a Regular Certificate will be ordinary income, and principal payments on a Regular Certificate will be a return of capital to the extent of the Certificateholder's basis in the Regular Certificate allocable to those payments. A holder of a Regular Certificate must use the accrual method of accounting with respect to that Certificate regardless of the method of accounting otherwise used.

     Original Issue Discount. Certain Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code.

     A holder of a Regular Certificate having original issue discount generally must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount regardless of the method of accounting otherwise used. Section 1272(a)(6) of the Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; those regulations have not been issued. The legislative history of the REMIC provisions indicates that the regulations will provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption used by the Company in reporting original issue discount for each series of Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. The Company makes no representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The amount of original issue discount, if any, on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate in a particular class is the first price at which a substantial amount of the Regular Certificates of that class is first sold to the public (excluding bond houses, brokers and underwriters). Unless specified otherwise in the Prospectus Supplement, the Company will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue


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

date and such first Payment Date. The stated redemption price of a Regular Certificate is equal to the total of all payments due on the Regular Certificate other than payments of qualified stated interest. "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Regular Certificate.

     In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Regular Certificates. Generally, original issue discount will accrue on the Certificates at the same rate it would accrue if the Certificates were to bear interest at a fixed rate based on the rate that would be in effect if the index remained constant after the Closing Date (or, possibly, the pricing date).

     Notwithstanding the general definition, under a statutory de minimis rule, original issue discount on a Regular Certificate will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity of such Regular Certificate multiplied by its weighted average life. The weighted average life of a Regular Certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the Regular Certificate, of the amounts determined by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until the date on which each such distribution is scheduled to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Regular Certificate's stated redemption price at maturity.


     The Treasury regulations pertaining to original issue discount (the "OID Regulations") provide a special application of the de minimis rule for certain debt instruments where the interest payable for the first period is at a rate less than that which applies in all other periods. In such cases, the OID Regulations provide that the Regular Certificate would be treated as having de minimis original issue discount if the greater of (i) the excess of its stated principal amount over its issue price or (ii) the amount of the "foregone interest" does not exceed the amount that would otherwise be treated as de minimis original issue discount under the rules described above, but treating as the stated redemption price at maturity for that purpose, the sum of the issue price and the greater of the amounts in clauses (i) or (ii). Foregone interest for this purpose is the amount of additional stated interest that would be required to be payable on the Regular Certificate during the period of the teaser rate, interest holiday or other shortfall so that all stated interest would be qualified stated interest. If original issue discount is treated as zero under these rules, all stated interest payments are treated as qualified stated interest and the actual amount of original issue discount must be allocated to the principal distributions on the Regular Certificate and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     One or more classes of Regular Certificates may entitle the holder to payments of a portion of the interest but not a corresponding portion of the principal of Mortgage Loans held in the REMIC Pool ("Stripped REMIC Certificates") or otherwise provide for interest that is disproportionately high relative to the principal amount. Although the matter is not free from doubt, the Company intends to treat all of the payments on such Certificates as part of their stated redemption price at maturity. If such Certificates are not treated as having original issue discount, it is likely that such Certificates will be treated as having been issued at a premium. See "Regular Certificates -- Premium" below. In addition, the holder of such a Certificate may be entitled to recognize a loss (which may be treated as a capital loss) at such time and in such amount as it is determined that the Certificateholder's adjusted


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

basis exceeds all future payments to be received on such Certificates, assuming no future prepayments occur with respect to the Mortgage Loans.

     A Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions" of the original issue discount that accrue on the Regular Certificate for each day during the Certificateholder's taxable year on which the Regular Certificate is held. A calculation will be made of the portion of the original issue discount that accrues on each Regular Certificate during each "accrual period," which in general is the period corresponding to the period between Payment Dates or other interest compounding periods. Under the OID Regulations, the accrual periods may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day of an accrual period or on the first day of an accrual period. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

     For a Regular Certificate, original issue discount accruing in an accrual period is the excess, if any, of (i) the sum of (a) the present value of the remaining payments to be made on the Regular Certificate as of the end of that accrual period and (b) the payments made on the Regular Certificate during the accrual period that are included in the stated redemption price at maturity of the Regular Certificate, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. For this purpose, the present value of the remaining payments to be made on a Regular Certificate is calculated based on (i) the Prepayment Assumption, (ii) the yield to maturity of the Regular Certificate as of the Closing Date (taking into account the Prepayment Assumption) and (iii) events (including actual prepayments) that have occurred prior to the end of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate increased by the aggregate amount of original issue discount that accrued on that Regular Certificate in all such prior periods and reduced by the amount of payments included in the stated redemption price at maturity of the Regular Certificate in prior accrual periods. In general, the daily portions of original issue discount required to be included in income by the holder of a Regular Certificate (other than a Stripped REMIC Certificate) will increase if prepayments on the Mortgage Loans exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if those prepayments are slower than the Prepayment Assumption.

     A subsequent purchaser of a Regular Certificate at a price greater than the Regular Certificate's "adjusted issue price" but less than its remaining stated redemption price also will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate. With respect to such a purchaser, the daily portion for any day is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the Regular Certificate after the purchase date, other than payments of qualified stated interest, over the Regular Certificate's adjusted issue price. The adjusted issue price of a Regular Certificate on any given day is equal to its issue price, increased by all original issue discount previously includible with respect to such Regular Certificate and reduced by the amount of all previous distributions with respect to such Regular Certificate included in such Regular Certificate's stated redemption price at maturity.

     Market Discount. The holder of a Regular Certificate purchased at a market discount will be subject to the market discount provisions of the Code. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Regular Certificate issued with original issue discount, the revised issue price) of the Regular Certificate exceeds the purchaser's basis in a Regular Certificate. The holder of a Regular Certificate that has market discount generally


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

will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Regular Certificate are received. The purchaser of a Regular Certificate that has market discount also will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount that accrued to the date of disposition and was not previously included in ordinary income. Unless otherwise provided in Treasury regulations that have not yet been issued, it is anticipated that market discount on a Regular Certificate will accrue at the holder's option (i) on the basis of a constant interest rate, (ii) ratably based on the ratio of stated interest payable in the current period to all interest remaining to be paid in the case of a Regular Certificate issued without original issue discount, or
(iii) ratably based on the ratio of the amount of original issue discount accrued in the current period to all remaining original issue discount in the case of a Regular Certificate issued with original issue discount, in each case computed taking into account the Prepayment Assumption.

     A purchaser of a Regular Certificate that has market discount may be required to defer recognition of a portion of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The amount of this deferred interest expense in any taxable year generally would not exceed the accrued market discount for the year, and the deferred expense generally is allowed as a deduction not later than the year in which the related market discount income is recognized. Alternatively, a Certificateholder may elect to include market discount in income currently as it accrues on all market discount obligations that the Certificateholder acquires in that taxable year or thereafter, in which case the rules described above relating to the treatment of market discount, as well as the interest deferral rule will not apply. Notwithstanding the above rules, market discount on a Regular Certificate will be considered to be zero under a de minimis rule that is similar to the de minimis rule applied for purposes of determining whether a Regular Certificate has original issue discount.

     Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity is considered to be purchased at a premium. The holder of such a Regular Certificate may elect under section 171 of the Code to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder owns or subsequently acquires. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. The portion of the premium deductible pursuant to an election under section 171 of the Code and allocable to a particular period will be treated as a reduction in interest payments on the Regular Certificate during that period. A Certificateholder who neither has in place nor makes an election to amortize bond premium could be required to allocate that premium among the principal payments to be received on that instrument and recognize the premium as a loss (which would be a capital loss if the Certificate is held as a capital asset) as those principal payments are received.


     Interest Election. Under the OID Regulations, Regular Certificateholders generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a Certificateholder makes such an election and (i) the Regular Certificate has amortizable bond premium, the Certificateholder is deemed to have made an election to amortize bond premium or
(ii) the Regular Certificate has market discount, the Certificateholder is deemed to have made an election to include market discount in income currently. See "Premium" and "Market Discount" above. A Regular Certificateholder should consult its tax adviser before making this election.


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

     Sale or Exchange of Regular Certificates. If a holder sells or exchanges a Regular Certificate, the Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by the payments previously received on the Regular Certificate, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described above with respect to market discount, and except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Regular Certificate recognized by an investor who holds the Regular Certificate as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for more than one year. Gain from the disposition of a Regular Certificate that otherwise might be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if the yield on the Regular Certificate were 110% of the applicable federal rate under section 1274(d) of the Code as of the date of purchase, over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

     Treatment of Subordinated Certificates. As described above under "Description of the Certificates -- Credit Enhancement -- Subordination," certain series of Certificates may contain one or more classes of Regular Certificates that are subordinate to one or more other classes of Regular Certificates (the "Subordinated Certificates" and "Senior Certificates," respectively), Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method of accounting without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. In addition, holders of Subordinated Certificates will be required to treat amounts transferred to any

Reserve Fund as having been distributed to them. As a result, the amount of income reported by a holder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder generally will be allowed a loss (or will be allowed to report less income) where either principal or previously accrued interest are determined to be uncollectible with respect to the Subordinated Certificate, although the timing and character of such losses (or reductions in income) are uncertain.

Taxation of Residual Certificates

     General. Generally, holders of Residual Certificates ("Residual Certificateholders") will take into account as ordinary income or loss for federal income tax purposes, the "daily portions" of REMIC taxable income or net loss. The daily portions of REMIC taxable income or net loss for a Residual Certificateholder are determined by allocating to each day in any calendar quarter its ratable portion of the REMIC's taxable income or net loss for such calendar quarter, and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates of a series on that day. A Residual Certificateholder also must include in income any distributions from the REMIC in excess of the Residual Certificateholder's adjusted basis in the Residual Certificate. Certain adjustments to the income of a subsequent holder of a Residual Certificate may be required when the Residual Certificate was purchased at a price that is greater or less than the adjusted basis (determined in the manner discussed below) that the Residual Certificate would have if held by an initial holder. Nevertheless, in the absence of Treasury regulations or clarifying legislation, it is uncertain whether any adjustments would be required.


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     Method of Computing REMIC Taxable Income. In general, REMIC taxable income is determined in the same manner as the taxable income of an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain exceptions. For these purposes, REMIC taxable income generally means the excess of (i) the REMIC's gross income (including interest, original issue discount and market discount, if any) on the Mortgage Loans owned by the REMIC, plus income on reinvestment of cash flows and investment of assets in the Reserve Fund and amortization of any premium with respect to the Regular Certificates, over (ii) deductions, including interest and original issue discount on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses, and deduction or amortization of premium, if any, with respect to the Mortgage Loans or the mortgage loans. Under the Treasury regulations pertaining to the REMIC provisions of the Code (the "REMIC Regulations"), section 163(d) of the Code does not apply to limit a REMIC's deductions for any interest expense, and for purposes of determining a REMIC's bad debt deduction, debt owed to the REMIC is not treated as nonbusiness debt under section 166(d) of the Code. In addition, under the REMIC Regulations, any gain or loss from the disposition of any asset, including a qualified mortgage (as defined in section 860G(a)(3) of the Code) or a permitted investment (as defined in section 860G(a)(5) of the Code) is treated as ordinary gain or loss.

For purposes of determining REMIC taxable income or net loss, the REMIC's aggregate basis in the collateral is the fair market value thereof immediately after transfer to the REMIC. Under the REMIC Regulations, that basis is equal to the aggregate of the issue prices of all regular and residual interests in the REMIC.

     Generally, the REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Regular Certificates -- Original Issue Discount," without regard to the de minimis rule described therein. The REMIC will have discount income in respect of a Mortgage Loan if, in general, the basis of the REMIC allocable thereto is exceeded by the unpaid principal balance thereof. In respect of Mortgage Loans that have discount, REMIC taxable income will take into account discount that accrues during the taxable year as it accrues under a constant yield method. Generally, if the REMIC's basis allocable to a Mortgage Loan exceeds the unpaid principal balance thereof, the REMIC will be considered to have acquired the Mortgage Loan at a premium equal to the amount of the excess, which premium may be amortized under a constant interest method as described above under "Regular Certificates -- Premium."

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount and market discount income (or amortization of premium) with respect to Mortgage Loans, and the timing of deductions for interest (including original issue discount) on the Regular Certificates. Where the Mortgage Loans bear interest at a fixed rate, mismatching of that timing may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the Regular Certificates, will increase over time as the earlier classes of Regular Certificates are paid, whereas interest income with respect to any given Mortgage Loan generally will remain constant over time as a percentage of the outstanding principal amount of that loan. When there is more than one class of Regular Certificates that pay principal sequentially, this mismatching of income and deductions is likely to occur in the early years following issuance of the Certificates when principal payments are being made in respect of the earlier classes of Regular Certificates particularly if the Mortgage Loans were acquired at a discount. In those circumstances, Residual Certificateholders may require sufficient other sources of cash to pay any federal, state or local income or franchise taxes due as a result of the mismatching. The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon a Residual Certificateholder's after-tax rate of return.


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

     Losses. The amount of any net loss of the REMIC that may be taken into account by a Residual Certificateholder is limited to the Residual Certificateholder's adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate, if earlier) determined without taking into account the net loss for the quarter. Any loss so disallowed may be carried over indefinitely, and may be used only to offset any income generated by the Residual Certificate. The adjusted basis of a Residual Certificate is equal to the amount paid therefor, increased by the amount of any income allocated to the Residual Certificateholder and decreased (but not below zero) by the amount of cash distributed, the fair market value of property distributed and any loss allocated to the Residual Certificateholder. The ability of a Residual Certificateholder that is an individual or a closely held corporation to take into account losses from the REMIC also may be subject to other limitations under the Code.

     Limitations on Offset or Exemption of REMIC Income. A portion of the REMIC taxable income includible in determining the Federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess, if any, of the Residual Certificateholder's allocable share of REMIC taxable income for a calendar quarter, over the sum of the "daily accruals" with respect to the Residual Certificate for days during the calendar quarter that the Residual Certificateholder held the Residual Certificate. The daily accruals for each day during a calendar quarter generally are determined by allocating to each day in the calendar quarter its ratable portion of the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument issued on the day the REMIC was formed) under section 1274(d) of the Code, and (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. The adjusted issue price of the Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate (generally determined as if the Residual Certificate were a debt instrument), increased by the amount of the daily accruals of REMIC income for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate prior to the beginning of the quarterly period.

     To the extent provided in Treasury regulations that have not yet been issued if the aggregate value of the Residual Certificates is not considered to be "significant," then a Residual Certificateholder's entire share of REMIC taxable income will be treated as excess inclusions. Unless otherwise stated in the Prospectus Supplement with respect to any Residual Certificates offered by such Prospectus Supplement, it is expected that the value of the Residual Certificates will not be significant.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the "excess inclusion" may not be offset by other deductions, including net operating losses or net operating loss carryforwards, on the Residual Certificateholder's federal income tax return. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, the Residual Certificateholder's excess inclusion will be treated as unrelated business taxable income of the Residual Certificateholder. Pursuant to the REMIC Regulations, if a Residual Certificateholder is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests held by the members of the affiliated group. In addition, under Treasury regulations that have not yet been issued, if a real estate investment trust owns a Residual Certificate, a portion of dividends paid by the real estate investment trust would be treated as excess inclusions in the hands of its shareholders with the same consequences as excess inclusions attributed directly to a Residual Certificateholder. Similar rules will apply to Residual Certificates that are held by regulated investment companies, common trust funds or certain cooperative corporations.


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     Prohibited Transactions and Other Taxes on the REMIC. Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, no loss or deduction allocable to a prohibited transaction is taken into account in determining the taxable income or net loss of the REMIC. Prohibited transactions generally include (i) subject to certain limited exceptions (which exceptions include the liquidation of the REMIC, a "clean-up call" of one class of interests and the repurchase of a defective mortgage loan), the disposition of any mortgage loan; (ii) the receipt of income attributable to any asset that is not the type of mortgage loan or other investment that the REMIC is permitted to hold; (iii) the receipt of compensation for services; or (iv) the receipt of gain from disposition of temporary investments between Payment Dates other than pursuant to a qualified liquidation. In addition, a 100% tax is imposed on the amount of any contribution of property made to the REMIC after its initial formation (excluding certain specified contributions such as cash payments in the nature of guarantees). An additional tax may be imposed on income from property acquired by the REMIC upon foreclosure of a Mortgage Loan.

     Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Losses") of the Residual Certificate at the time of the sale or exchange. In addition, a cash distribution to a Residual Certificateholder from the REMIC is treated as gain from the sale or exchange of the Residual Certificate to the extent that the amount of the distribution exceeds such adjusted basis. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, all long-term capital gains are subject to a maximum nominal rate of tax of 28% (although the effective rate may be somewhat higher in certain circumstances). In addition, in certain circumstances, if a Residual Certificate is transferred to a "Disqualified Organization" (as defined below), a tax will be imposed on the transferor. See "Residual Certificates Transferred to or Held by Disqualified Organizations."

     Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person is disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate is treated as constituting a noneconomic residual interest for this purpose unless, at the time of the transfer, (i) the present value of the expected future distributions on the Residual Certificate is no less than the product of the present value of the "anticipated excess inclusions" with respect to the Residual Certificate and the highest rate applicable to domestic corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in an amount sufficient to satisfy the income tax liability on any "excess inclusions" at or after the time the liability accrues. The anticipated excess inclusions are the excess inclusions that are anticipated to accrue to each calendar quarter, or portion thereof, following the transfer of the Residual Certificate, determined as of the date the Residual Certificate is transferred and based on events that have occurred up to the time of the transfer and on the Prepayment Assumption and any required or permitted clean up calls or required liquidation. See "Taxation of REMIC Certificates -- Original Issue Discount" and "Limitations on Offset or Exemption of REMIC Income."

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the


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transferee will not continue to pay its debts as they come due in the future;
and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

     Under the REMIC Regulations, a transfer of a Residual Certificate that has "tax avoidance potential" to a person who is not a U.S. Person is disregarded for all federal tax purposes. For this purpose a Residual Certificate has tax avoidance potential unless at the time of the transfer (i) the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee Residual Certificateholder, an amount that will equal at least thirty percent of the excess inclusion, and that each such amount will be distrusted at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. The REMIC Regulations provide that a transferor has a reasonable expectation if the thirty percent test would be satisfied were the REMIC's qualified mortgages to prepay at each rate within a range of rates from fifty percent to two hundred percent of the rate assumed under section 1272(a)(6) of the Code with respect to the qualified mortgages (or the rate that would have been assumed had the mortgages been issued with original issue discount). A transfer of a Residual Certificate to a person who is not a U.S. Person, however, is not disregarded if income from the Residual Certificate is subject to tax under section 871(b) or section 882 of the Code in the hands of the transferee. Moreover, if a person who is not a U.S. Person transfers a Residual Certificate to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of sections 871(a), 881, 1441 and 1442 of the Code. As used herein, a U.S. Person is a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is includible in gross income for U.S. tax purposes regardless of its source. See "Limitations on Offset or Exemption of REMIC Income" and "Other Matters Relating to REMIC Certificates -- Taxation of Certain Foreign Investors -- Residual Certificates."

     Except as provided in Treasury regulations that have not yet been issued, the wash sale rules of section 1091 of the Code will apply to the disposition of a Residual Certificate where, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, the seller of the Residual Certificate acquires (or enters into any other transaction that results in the application of section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is comparable to a Residual Certificate. Application of these wash sale rules would result in the deferral of recognition of any loss on the sale of the Residual Certificate.

Residual Certificates Transferred to or Held by Disqualified Organizations

     Regardless of whether any gain or loss is recognized on the transfer of a Residual Certificate, a tax is imposed on the transferor of a Residual Certificate where the transfer is to certain specified entities generally including governmental entities or any other entities that are exempt from U.S. tax including the tax on unrelated business income (collectively, "Disqualified Organizations"). If a transfer of a Residual Certificate to a Disqualified Organization is made through an agent for the Disqualified Organization (including a nominee, broker or middleman), then the tax is imposed on the agent. The tax is imposed at the highest rate applicable to domestic corporations based on the present value of expected excess inclusions (see "Limitations on Offset or Exemption of REMIC Income" above). The REMIC Regulations provide that the anticipated excess inclusions must be determined as of the date the Residual Certificate is transferred and must be based on (i) events that have occurred up to the time of the transfer, (ii) the Prepayment Assumption, and (iii) any required or permitted clean up calls, or required qualified liquidation. In addition, the REMIC Regulations provide that the


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present value of the anticipated excess inclusions is determined by discounting the anticipated excess inclusions from the end of each remaining calendar quarter in which those excess inclusions are expected to accrue to the date the disqualified organization acquires the Residual Certificate. The discount rate to be used for this present value computation is the applicable Federal rate as specified in section 1274(d)(1) of the Code that would apply to a debt instrument that was issued on the date the disqualified organization acquired the residual interest and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual

Certificate. The transferor is relieved of the tax liability if it receives in good faith from the transferee (i) an affidavit stating that the transferee is not a Disqualified Organization or (ii) the transferee's social security number and an affidavit stating that the social security number is that of the transferee. Because a requirement for qualification as a REMIC is that reasonable efforts must be made to ensure that Residual Certificates are not held by Disqualified Organizations, the ability of a Residual Certificate to be transferred may be conditioned upon the Trustee's receipt of an affidavit representing that the proposed transferee is not a Disqualified Organization.

     If a Residual Certificate is held by a "pass-through entity" (such as a partnership, trust, real estate investment trust, regulated investment company, or common trust fund), a tax is imposed at the highest rate applicable to domestic corporations on the pass-through entity if a record holder of interest in the entity is a Disqualified Organization. The tax would be imposed on the portion of the excess inclusion income relating to the Residual Certificate allocable to the Disqualified Organization interest holder. If a nominee holds an interest in a pass-through entity for a Disqualified Organization, then the tax is imposed on the nominee. Any tax imposed on a pass-through entity is deductible against the gross amount of ordinary income of the pass-through entity. No tax, however, will be imposed during any period if (i) the record holder of an interest in the pass-through entity furnishes to the pass-through entity an affidavit that the record holder is not a Disqualified Organization,
(ii) the record holder's social security number and an affidavit stating that the social security number is that of the record holder, and (iii) during such period, the pass-through entity does not have actual knowledge that the affidavit is false.

Other Matters Relating to Certificates

     Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation, and sells all of its assets (other than cash) within the 90-day period beginning on the date of the adoption of the plan of liquidation, then the REMIC will not be subject to an entity-level tax on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of all REMIC Certificates within the 90-day period. It is unclear whether that the termination of the REMIC will be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, a Residual Certificateholder would be entitled to recognize a gain (or loss) at that time equal to the amount of the excess (or shortfall) of the cash or fair market value of other property distributed in liquidation over the adjusted basis in the Residual Certificate remaining upon termination of the REMIC. The amount of such gain (or loss) may be treated as a capital loss for certain taxpayers, although not for financial institutions subject to the provisions of section 582(c) of the Code.

     Reporting and Other Administrative Matters. For federal income tax purposes, the REMIC must adopt a calendar year as its taxable year and must file annual federal information and tax returns and other reports with the IRS and furnish reports to Certificateholders as specified in temporary Treasury regulations (the "Temporary Regulations") and Treasury regulations. Pursuant to Treasury regulations, reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accrued on the Regular Certificates, the portion of the Regular Certificates (and income therefrom) that is eligible for each special tax status


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

described above, and certain information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates. Quarterly reports will be made to the holders of Residual Certificates with regard to REMIC taxable income, excess inclusions and allocable investment expenses of the REMIC required to be taken into account by the holder of the Residual Certificate. These quarterly reports will be filed with the IRS on an annual basis. The Temporary Regulations also provide that quarterly reports must be made of the REMIC's investment expenses to holders of Regular Certificates where such allocations are required. The REMIC also is subject to the procedural and administrative rules of the Code applicable to partnerships including the determination of any adjustments to, among other things, items of REMIC income gain, loss, deduction or credit by the IRS in a unified administrative proceeding. In this connection, a holder of a Residual Certificate may be required to act as the "tax matters person" of the REMIC.

     Certain Noncorporate Investors. Under section 67 of the Code, an individual, estate or trust may deduct certain itemized deductions only to the extent that the aggregate of these itemized deductions exceeds two percent of the taxpayer's adjusted gross income. These itemized deductions include expenses paid or incurred for the production or collection of income, or the management, conservation or maintenance of property held for the production of income. In the case of a REMIC, these deductions may include deductions for servicing expenses with respect to the Mortgage Loans, compensation paid to the Servicer of a series of Certificates, or other administrative expenses, if any, of the REMIC. In the case of a REMIC that is similar to a traditional single-class mortgage pass-through arrangement (including a pass-through arrangement with senior and subordinated interests), a pro rata portion of the expenses that are deductible under section 212 of the Code would be allocated among all of the holders of interests in the REMIC and would be taken into account by holders who are individuals, estates or trusts (where interests are held either directly or indirectly through certain pass-through entities) as a "gross-up" to income, against which deductions for those expenses would be available subject to the limitations of section 67 of the Code. Nevertheless, for other REMICs, these deductions would be allocated only to holders of the Residual Certificates.

     Taxation of Certain Foreign Investors -- Regular Certificates. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. tax purposes regardless of its source. A Foreign Holder that is not subject to Federal income tax as a result of any direct or indirect connection with the United States in addition to its ownership of a Regular Certificate will not be subject to federal income tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder does not own actually or constructively a 10% or greater interest in the Residual Certificates. To qualify for this tax exemption, the Foreign Holder will be required to provide a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on an IRS Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years.

     Any gain recognized by a Foreign Holder upon a sale, retirement, or other taxable disposition of a Regular Certificate generally will not be subject to U.S. Federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.


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     It appears a Regular Certificate will not be includible in the estate of a
Foreign Holder and would not be subject to U.S. estate taxes.

     Taxation of Certain Foreign Investors -- Residual Certificates. Amounts paid to Residual Certificateholders who are Foreign Holders are treated as interest for purposes of the 30% U.S. withholding tax. The U.S. Department of the Treasury has promulgated regulations that provide that interest payments to the holder of a Residual Certificate is treated as having been paid with respect to the obligations held by the REMIC for purposes of determining whether the payments are eligible for the portfolio interest exemption. Such regulations do not allow any payments representing the "excess inclusion" portion of the REMIC's income to be eligible for the portfolio interest exemption. In addition, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Certificates -- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts allocable to Residual Certificateholders who are Foreign Holders are effectively connected with the conduct of a trade or business within the United States by such Foreign Holders, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts allocable to such Foreign Holders will be subject to U.S. federal income tax at regular graduated rates. It is possible that the activities of the REMIC could by themselves result in the Residual Certificateholder's being considered to be conducting a trade or business in which case amounts paid to Residual Certificateholders would be so effectively connected. If 30% (or lower treaty rate) withholding is applicable, such amounts will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those that govern withholding upon disposition of debt instruments that have original issue discount. However, the Code grants the U.S. Department of the Treasury authority to issue regulations requiring that the amounts includible be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax. This latter rule may apply where the Residual Certificates do not have significant value.

     Backup Withholding. Under certain circumstances interest (and original issue discount, if any), principal or proceeds of the sale of a Regular Certificate may be subject to "backup withholding" of U.S. Federal income tax at a 31% rate. Backup withholding does not apply to corporations and certain other exempt recipients, which may be required to establish their exempt status. Backup withholding generally applies if, among other circumstances, a non-exempt Regular Certificateholder who is a U.S. person fails to furnish its taxpayer identification number or, when applicable, a Form 4224. Backup withholding generally does not apply to a Foreign Holder if the Foreign Holder provides the statement necessary to establish the exemption from federal income tax on interest on the Regular Certificate. Special backup withholding rules may apply when a payment is made through one or more financial institutions or by a custodian, nominee, broker or other agent of the beneficial owner of a Regular Certificate.

                         CERTAIN STATE TAX CONSEQUENCES

     Each holder of a Certificate may be liable for state and local income taxes payable in the state or locality in which it is a resident or conducts or is deemed to conduct business and where an election is not made to treat the Trust as a REMIC, a holder of a Certificate representing an ownership interest in the related Trust may also be liable for such taxes in any state or locality in which the Trust conducts or is deemed to conduct business. The income tax laws of each state and locality may differ from the above discussion of federal income tax laws so each prospective purchaser of a Certificate should consult its own tax counsel with respect to potential state and local income taxes payable as a result of its purchase of a Certificate.


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

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and/or Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of "plan assets" of such Plans. ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary with respect to such Plan assets.

     ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Any Plan fiduciary or other investor considering whether to purchase any Certificates on behalf of or with "plan assets" of any Plan should consult with its counsel and refer to the applicable Prospectus Supplement for guidance regarding the ERISA considerations applicable to the Certificates offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the applicable Prospectus Supplement, subject to the provisions of other applicable federal and state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, no Class of Certificates of a Series will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the related Mortgage Pool will include Mortgage Loans that are secured by second Mortgages. Investors should consult their own legal advisers in determining whether and to what extent any Class of Certificates of a Series constitutes legal investments for such investors.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from each sale of the Series of Certificates will be received, directly or indirectly, by the Depositor. In the aggregate, the Originators will contribute or otherwise transfer the


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

related Mortgage Loans to the Depositor in return for cash, stock or other property as specified in the related Prospectus Supplement.


                              PLAN OF DISTRIBUTION

     The Certificates of each Series may be sold to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be placed either directly or through agents. The Depositor intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

     The distribution of Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     In connection with the sale of the Certificates, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Certificates to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Depositor or the related Trust and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any such Underwriters or agents will be identified, and any such compensation received from the Depositor or the related Trust will be described, in the related Prospectus Supplement.

     This Prospectus and related Prospectus Supplements may be used by an affiliate of the Depositor in connection with offers and sales relating to market-making transactions in the Certificates. Such affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     Under agreements which may be entered into by the Depositor and, if so specified in the related Prospectus Supplement, by the Originators, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Depositor or the Originators, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933.

     The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                     RATINGS

     Each Class of Certificates of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.


     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans


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

and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to a Certificate upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.


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

                         INDEX OF PRINCIPAL DEFINITIONS

Term                                                                        Page
--------------------------------------------------------------------------------
Accrual Certificates.....................................................      6
Accrual Period ..........................................................      6
Actuarial Mortgage Loan..................................................     22
Adjustable Rate Mortgages................................................     21
Advance .................................................................     11
ARMs ....................................................................     21
Available Payment Amount.................................................     54
Balloon Loans ...........................................................     18
BANC ONE ................................................................  4, 26
Bankruptcy Plan .........................................................     22
Basic Principal Amount...................................................  7, 54
Book-Entry Securities....................................................      8
Cash Collateral Account..................................................     60
Cash Collateral Lender...................................................     60
Cede ....................................................................     8
Certificate Insurance Policy.............................................     58
Certificate Interest Rate................................................      5
Certificates ............................................................      1
Class ...................................................................   2, 5
Closing Date ............................................................      5
Code ....................................................................     73
Collection Account.......................................................     53
Combined Loan-to-Value Ratio.............................................     22
Commission ..............................................................      3
Cooperative Loans .......................................................     68
Credit Provider .........................................................     58
Curtailments ............................................................      7
Custodian ...............................................................     49
Cut-off Date ............................................................      4
Debt-to Income Ratio.....................................................     31
Definitive Certificates..................................................     67
Depositor ...............................................................      4
Determination Date.......................................................      6
Disqualified Organizations...............................................     83
DTC .....................................................................      8
Due Period ..............................................................      6
Eligible Account ........................................................     51
Equity Protection Act....................................................     19
ERISA ...................................................................     12
Event of Nonpayment......................................................     65
Excess Spread ...........................................................     52
Exchange Act ............................................................      3
FHLMC ...................................................................     63
Finance One .............................................................     26
Fitch ...................................................................     11
Fixed monthly debt.......................................................     31
FNMA ....................................................................     63
Gross Margin ............................................................     23

Home Equity Loan Ratio...................................................     22
Index ...................................................................     23
Indirect Participants....................................................      8
Insolvency Laws .........................................................     20


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Insurance Proceeds.......................................................      7
Insurer .................................................................     58
IRS .....................................................................     73
Issuer ..................................................................      4
Letter of Credit ........................................................     59
Letter of Credit Issuer..................................................     59
Liquidated Mortgage Loan.................................................      7
Liquidation Proceeds.....................................................      7
Majority in Aggregate Voting Interest....................................     64
Market discount .........................................................     77
Maximum Mortgage Rate....................................................     23
Minimum Mortgage Rate....................................................     23
Monthly Payments ........................................................      7
Monthly Period ..........................................................     52
Moody's .................................................................     11
Mortgage ................................................................   1, 8
Mortgage File ...........................................................     19
Mortgage Interest Rate...................................................      9
Mortgage Loan ...........................................................      1
Mortgage Loan Losses.....................................................     55
Mortgage Loan Schedule...................................................     47
Mortgage Loans ..........................................................   5, 8
Mortgage Pool ...........................................................   5, 8
Mortgaged Property.......................................................   1, 8
Mortgagor ...............................................................     15
Net Liquidation Proceeds.................................................      7
Nonrecoverable Advances..................................................     53
OID Regulations .........................................................     75
Original Issue Discount..................................................     74
Original Pool Principal Balance..........................................      8
Originator ..............................................................   1, 4
Owners ..................................................................     67
Participants ............................................................      8
Parties in Interest......................................................     86
Payment Cap .............................................................     23
Payment Date ............................................................      5
Percentage Interest......................................................      7
Periodic Cap ............................................................     23
Permitted Instruments....................................................     51
Plans ...................................................................     86
Pool Insurance Policy....................................................     59
Pool Insurer ............................................................     59
Pool Principal Balance...................................................     57
Pooling and Servicing Agreement..........................................     26

Prefunding Account.......................................................     10
Prepayment Assumption....................................................     75
Prepayment Period .......................................................  7, 55
Principal and Interest Account...........................................     51
Principal Prepayments....................................................      7
Qualified Substitute Mortgage Loan.......................................     48
Rating Agency ...........................................................     12
Record Date .............................................................      6
Regular Certificates.....................................................     74
Released Mortgaged Property Proceeds.....................................      7
Relief Act ..............................................................     20
REMIC ...................................................................     12

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REMIC Regulations .......................................................     79
REO Properties ..........................................................      9
Reserve Fund ............................................................     59
Residual Certificateholders..............................................     79
Residual Certificates....................................................     74
Rule of 78s Mortgage Loan................................................     23
Rules ...................................................................     67
S&P .....................................................................     11
Securities Act ..........................................................      3
Senior Certificates......................................................     60
Senior Lien .............................................................     12
Series ..................................................................      1
Servicer ................................................................   1, 4
Servicer Termination Event...............................................     64
Servicing Advances.......................................................     53
Servicing Fee ...........................................................     11
Simple Interest Mortgage Loan............................................     23
SMMEA ...................................................................     87
Special Hazard Policy....................................................     59
Spread Account ..........................................................     59
Standard hazard insurance................................................     62
Stripped REMIC Certificates..............................................     76
Subordinated Certificates................................................     60
Substitution Adjustment..................................................     48
Successor Servicer.......................................................     66
Tax Counsel .............................................................     74
Title V .................................................................     73
Transfer Agreement.......................................................      5
Trust ...................................................................   1, 4
Trustee .................................................................  4, 26
Underwriters ............................................................     87
Underwriting Programs....................................................     29
VNFSC ...................................................................     27
Weighted average life....................................................     26

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================================================================================

No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement.

                                 ______________

                                TABLE OF CONTENTS
                              Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of Terms..........................................................  S-
Risk Factors..............................................................  S-
Description of the Mortgage Pool..........................................  S-
Mortgage Pool Statistics..................................................  S-
Certain Yield and Prepayment Considerations...............................  S-
Origination, Foreclosure and Loss Experience..............................  S-
Description of the Certificates...........................................  S-
The Trustee...............................................................  S-
The Certificate Insurance Policy and
  the Insurer.............................................................  S-
ERISA Considerations......................................................  S-
Legal Investment..........................................................  S-
Use of Proceeds...........................................................  S-
Underwriting..............................................................  S-
Experts...................................................................  S-
Ratings...................................................................  S-
Legal Matters.............................................................  S-
Appendix A................................................................ A-1
Appendix B................................................................ B-1
Annex I................................................................... I-1

                                   Prospectus

Additional Information....................................................
Reports to Holders........................................................
Incorporation of Certain Documents by Reference...........................
Summary of Prospectus.....................................................
Risk Factors..............................................................
Description of the Mortgage Pools.........................................
Certain Yield and Prepayment Considerations...............................

The Trusts................................................................
The Depositor, the Servicer and the
   Originators............................................................
Description of the Certificates...........................................
Certain Legal Aspects of the Mortgage Loans...............................
Certain Federal Income Tax Consequences...................................
Certain State Tax Consequences............................................
ERISA Considerations......................................................
Legal Investment..........................................................
Use of Proceeds...........................................................
Plan of Distribution......................................................
Ratings...................................................................
Legal Matters.............................................................

Until ___ (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus and a Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus and a Prospectus Supplement when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                              Banc One Home Equity

                               Loan Trust 1996_-_

                            Banc One ABS Corporation
                                   Deporsitor

                          Bank One, Indianapolis, N.A.
                                    Servicer

                             Prospectus Supplement

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Set forth below are the expenses expected to be incurred by Banc One ABS Corporation (the "Registrant") in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions and costs represented by the salaries and wages of regular employees and officers of the Registrants. All such expenses, other than the Filing Fee, are estimated expenses.

     Filing Fee for Registration Statement...........................  $  303.03
     Legal Fees and Expenses.........................................  $       *
     Accounting Fees and Expenses....................................  $       *
     Trustees' Fees and Expenses (including counsel fees)............  $       *
     Printing and Engraving Fees.....................................  $       *
     Rating Agency Fees..............................................  $       *
     Blue Sky and legal investment fees and expenses.................  $       *
     Miscellaneous...................................................  $       *
                                                                       ---------
          Total....................................................    $       *
                                                                       =========
----------
*  To be completed by amendment

Item 15. Indemnification of Directors and Officers.

     Neither any Pooling and Servicing Agreement to be entered into among any of the trusts to be formed, the Registrant, Bank One, Indianapolis, N.A. as Servicer and the trustee hereunder (the "Pooling and Servicing Agreement"), relating to the securities being registered, will provide for the indemnification of any director, officer, employee or agents of the Registrant or Bank One Indianapolis, N.A., in its capacity as Servicer thereunder, or in connection with any loss, liability or expense incurred in connection with legal action relating to the Pooling and Servicing Agreement and the securities issued pursuant thereto or related thereto. The Pooling and Servicing Agreement will provide that any director, officer, employee or agent of Bank One, Indianapolis, N.A., in its capacity as Servicer thereunder, may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising thereunder.

     Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent which a corporation may indemnity directors, officers and employees. Those provisions have been adopted by the Registrant in
Article VI of Registrant's Code of Regulations, which provides as follows:

          The Corporation may indemnify any director or officer, any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of any other corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreement) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

     The Registrant's parent, BANC ONE CORPORATION, has entered into indemnification agreements with certain directors and executive officers of the Registrant that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court be knowingly fraudulent, deliberately dishonest or willful misconduct.

Item 16. Financial Statements and Exhibits.

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 17. Undertakings.

     (a) Undertaking pursuant to Rule 415:

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or event arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking in respect of documents subsequently filed that are incorporated by reference:

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking in respect of indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Banc One ABS Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 15th day of October, 1996.

                                         BANC ONE ABS CORPORATION

                                         By: /s/ Steven R. Bluhm
                                            -----------------------
                                         Steven R. Bluhm
                                         President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Bluhm, Richard D. Lodge or Kenneth L. Wagner as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             Name                         Title                       Date
             ----                         -----                       ----
     /s/ Steven R. Bluhm         Director and President         October 15, 1996
     -------------------     (Principal Executive, Financial
       Steven R. Bluhm           and Accounting Officer)


     /s/ Richard D. Lodge               Director                October 15, 1996
     --------------------
       Richard D. Lodge


     ____________________               Director
      Ted R. Schindler

                                INDEX TO EXHIBITS

                                                                   Sequentially
Exhibit Number   Exhibit                                           Numbered Page

1.1*       -     Form of Underwriting Agreement
3.1**      -     Articles of Incorporation of Banc One
                 ABS Corporation
3.2**      -     Code of Regulations of Banc One ABS Corporation
4.1**      -     Form of Pooling and Servicing Agreement
5.1***     -     Opinion of Orrick, Herrington & Sutcliffe LLP With
                   Respect to Legality
8.1***     -     Opinion of Orrick, Herrington & Sutcliffe LLP
                   With Respect to Certain Tax Matters
10.1*      -     Form of Transfer Agreement
23.1***    -     Consent of Orrick, Herrington & Sutcliffe LLP
                   (included as part of Exhibit 5.1)
23.2***    -     Consent of Orrick, Herrington & Sutcliffe LLP
                   (included as part of Exhibit 8.1)
24****     -     Power of Attorney as to Banc One ABS Corporation

----------
*    To be filed by Amendment.
** Incorporated by reference to the identically numbered exhibit in Registration Statement No. 333-3457 filed by the Registrant.
***  Filed herewith.
**** Included on the signature page of such Registrant in this Registration
     Statement.